As filed with the United States Securities and Exchange Commission on August 21, 2026.

Registration No. 333-293843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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UDynamics Limited
(Exact name of registrant as specified in its charter)

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British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18/F, Kinox Centre
9 Hung To Road
Kwun Tong, Kowloon
Hong Kong
+852 2554 7545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________

Copies to:

Harold Tin, Esq. Norton Rose Fulbright Hong Kong 38/F Jardine House 1 Connaught Place, Central Hong Kong +852 3405 2583	Ying Li, Esq. Guillaume de Sampigny. Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

UDYNAMICS LIMITED
5,600,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 5,600,000 Class A ordinary shares of no par value (“Class A Ordinary Shares”) of UDynamics Limited (“UDynamics” or the “Company”), representing approximately 26.5% of the Class A Ordinary Shares following completion of the Offering. We expect the initial public offering price will be between $5.00 and $7.00 per Class A Ordinary Share (the “Offering Price”). We have reserved the symbol “UDUD” for purpose of listing our Class A Ordinary Shares on the Nasdaq Capital Market. Prior to this Offering, there has been no public market for our Class A Ordinary Shares. This Offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq Capital Market, this Offering will not be completed.

UDynamics’ issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. There were 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding immediately prior to this offering. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has thirty votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Due to the disparate voting powers associated with our two classes of ordinary shares, following this Offering, UDiverse Limited (“UDiverse” or the “Controlling Shareholder”), our largest shareholder, will retain controlling voting power in the Company based on having approximately 87.9% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, UDiverse can control the outcome of matters submitted to the shareholders for approval. Additionally, we will be deemed a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Relating to Our Corporate Structure — The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, UDiverse, which will hold in the aggregate approximately 87.9% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.” on page 43 and “Prospectus Summary — Implication of Being a Controlled Company” on page 13 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on page 12 and page 12 for additional information.

UDynamics is a holding company incorporated in the British Virgin Islands (the “BVI”). As a holding company with no material operations, UDynamics conducts all of its operations in Hong Kong through its subsidiary UDomain Web Hosting Company Limited (the “Operating Subsidiary”), incorporated under the laws of Hong Kong. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather are purchasing equity solely in UDynamics, the BVI holding company. This structure involves unique risks to the investors, and the regulatory authorities of the People’s Republic of China (the “PRC”) could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities UDynamics is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Currently, all of our operations are conducted in Hong Kong, and all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all of their assets are located outside of the United States. Shareholders may face difficulties enforcing their legal rights under United States securities laws against us or our directors and officers.

All of our operations are conducted by our Operating Subsidiary in Hong Kong. We and our Operating Subsidiary do not have any operation or maintain office or personnel in the mainland of the PRC (excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only) (“Mainland China”), nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong and having some customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. Additionally, the legal and operational risks associated with operating in Mainland China also apply to the operations of our Operating Subsidiary in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to UDynamics or the Operating Subsidiary, given the substantial operations of our Operating Subsidiary in Hong Kong and the possibility that the PRC government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. New regulatory actions relating to data security or anti-monopoly concerns in Hong Kong may be taken in the future and there can be no assurance as to whether such regulatory actions may have a material impact on our ability to conduct business, accept foreign investments or continue to list on a U.S. or other foreign exchange. If any or all of the foregoing were to occur, it may result in a material change to our operations and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our Operating Subsidiary were to becomes subject to PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our Operating Subsidiary and may intervene or influence its operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of UDynamics’ Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 16; and “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 21.

We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Regulatory Development in the PRC” beginning on page 9.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas

Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, and five supporting guidelines (collectively, the “Trial Administrative Measures”), which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, on the basis that: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our Operating Subsidiary do not have any operations in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong and all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong and we and our Operating Subsidiary have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; (v) although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations, we and our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law of the Hong Kong Special

Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

As advised by our PRC Counsel, China Commercial Law Firm, neither we nor our Operating Subsidiary is subject to the Trial Administrative Measures, and neither we nor our Operating Subsidiary is currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors. Therefore, no application to obtain permission or approval from the PRC authorities is required and no permissions or approvals have been denied as of the date of this prospectus.

However, as further advised by our PRC Counsel, China Commercial Law Firm, since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation and the listing of our Class A Ordinary Shares on the United States or other foreign exchanges. As the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, or if we or our Operating Subsidiary is subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC or the CSRC review in the future.

If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 21.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, upon enactment, would amend the HFCAA and require the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong, and this report identified the specific registered public accounting firms which were subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the

Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by then U.S. President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, FundCertify CPA Professional Corporation, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is headquartered at 5000 Centregreen Way, Suite 500, Cary, North Carolina, 27513, United States and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has not yet been inspected and currently anticipates that its first PCAOB inspection will occur in 2026 or 2027. Our auditor is not affected by and not subject to the Determination Report announced by the PCAOB on December 16, 2021. FundCertify CPA Professional Corporation is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that in the future the PCAOB determines that it is not able to fully conduct inspections of our auditors for two consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCAA and our access to the U.S. capital markets may be limited or restricted. Any delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Any call for additional or more stringent criteria to be applied to U.S.-listed companies with significant operations in China, including Hong Kong could add uncertainties to our offering, business operations, share price and reputation.” on page 45.

UDynamics is a holding company incorporated in the BVI and relies on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to UDynamics. Cash is transferred through our organization in the following manner: (i) funds may be transferred from UDynamics, our holding company incorporated in the BVI, to our Operating Subsidiary, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary to UDynamics.

There are no restrictions or limitations on our ability to distribute earnings from our Operating Subsidiary in Hong Kong to UDynamics and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and UDynamics will be able to pay our debts as they become due. For cash transfers between UDynamics and the Operating Subsidiary, and according to the BVI Act, a BVI company may make dividend distributions to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If UDynamics’ subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to UDynamics. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between UDynamics and its Operating Subsidiary, across borders and to U.S investors, nor are there any restrictions and limitations to distribute earnings from our business and Operating Subsidiary, to UDynamics and U.S. investors and amounts owed. Furthermore, neither the Company, nor its Operating Subsidiary, is subject to Enterprise Income Tax Law of the PRC, nor these laws and regulations have any impact on our business, operations or this Offering, since we conduct our operations solely in Hong Kong through our Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Prospectus Summary — Transfers of Cash to and from Our Operating Subsidiary,” “Risk Factors — Risks Relating to Our Corporate Structure — We rely on dividends and other distributions of equity paid by our Operating Subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the ability of our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless” on pages 5 and 41 and our combined financial statements and unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus.

UDynamics, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our Operating Subsidiary to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between UDynamics and its Operating Subsidiary, or by its Operating Subsidiary to UDynamics. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of UDynamics.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Dividend Policy” for further details.

	Per Class A Ordinary Share	Total(3)
Offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to the company before expenses(2)	$	$

____________

(1)      We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 123.

(2)      Excludes fees and expenses payable to the underwriters.

(3)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 840,000 additional Class A Ordinary Shares from us at the offering price, less underwriting discounts, within 45 days after the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the offering price per share is $6.00, the total underwriting discounts payable will be $2,704,800 and the total proceeds to us, before expenses, will be $35,935,200.

We expect our total cash expenses for this Offering to be approximately $1,580,535, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about           , 2026.

The date of this prospectus is           , 2026

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Through and including           , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our combined financial statements and unaudited interim condensed consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “BCA” or “BVI Act” are to the BVI Business Companies Act, 2020 (as amended);

•        “BVI” are to the British Virgin Islands;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of UDynamics of no par value;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of UDynamics of no par value;

•        “FY2025” and “FY2024” are to fiscal year ended July 31, 2025 and 2024, respectively;

•        “Hong Kong dollar(s),” “HKD,” or “HK$” are to the legal currency of Hong Kong;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Exchange Act” are to the Securities Exchange Act of 1934;

•        “Mainland China” are to the mainland of the PRC; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Memorandum and Articles of Association” are to the amended and restated memorandum and articles of association of the Company adopted on October 2, 2025 and filed with the Registrar of Company Affairs of the BVI on October 17, 2025;

•        “Ordinary Shares” are to Class A and Class B Ordinary Shares;

•        “PRC” are to the People’s Republic of China;

•        “PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “SME” refers to a small- and medium-sized enterprise with under 100 employees;

•        “UDiverse” or “Controlling Shareholder” are to UDiverse Limited, a BVI business company with limited liability incorporated under the laws of the BVI;

•        “UDomain” or “Operating Subsidiary” are to UDomain Web Hosting Company Limited, a company incorporated under the laws of Hong Kong with limited liability and a direct approximately 99.7%-owned subsidiary of UDynamics;

•        “UDynamics” and “Company” are to UDynamics Limited, a BVI business company with limited liability incorporated under the laws of the BVI, and the holding company of our businesses;

•        “US$,” “$,” “dollars” or “U.S. dollars” are to the legal currency of the United States;

•        “U.S.,” or “United States” are to the United States of America;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States;

•        “we,” “us,” “our,” and “Group” are to UDynamics, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its Operating Subsidiary.

UDynamics is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiary, using Hong Kong dollars. The reporting currency of Operating Subsidiary is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. The assets and liabilities are translated into U.S. dollars from Hong Kong dollars at the year-end exchange rate. Its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The period/year-end and period/year-average exchange rates are as follows:

	January 31,
	2026				2025
	Period-end		Period-average		Period-end		Period-average
U.S. dollars: Hong Kong dollars	US$	1 = HK$7.796	US$	1 = HK$7.790	US$	1 = HK$7.785	US$	1 = HK$7.783
	July 31,
	2025		2024
	Year-end	Year-average	Year-end	Year-average
U.S. dollars: Hong Kong dollars	US$1 = HK$7.849	US$1 = HK$7.793	US$1 = HK$7.810	US$1 = HK$7.819

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources regarding our industry and market position. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Industry data, projections and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. Neither we, the underwriters nor any other party involved in this Offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Overview

UDynamics is a holding company incorporated in the BVI. As a holding company with no material operations of our own, we conduct all our operations primarily through UDomain, a subsidiary of UDynamics incorporated under the laws of Hong Kong.

We are a Hong Kong-based technology solutions provider with a technical heritage dating back to 1998. Our mission is to “unBLOCK the future” and “unCHAIN opportunities,” reflecting our commitment to deliver reliable, secure and scalable digital infrastructure and solutions that enable enterprises, government entities, public utilities and SMEs, to accelerate digital transformation and manage mission-critical operations with confidence.

We are recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong government’s Chief Information Officer as a Government Public Cloud Services Provider. We have received multiple industry awards, including the Best Registrar Performance Award in 2023, the Outstanding eCommerce Excellence Award for Managed Security Service and Cloud Solution in 2018, and the Cyber Security Professionals Awards in 2017, underscoring our leadership and reputation for service excellence.

We have evolved from a traditional web hosting company into an integrated provider of a wide spectrum of technology services:

•        Cloud hosting and management services.    Encompassing both shared web hosting and dedicated cloud solutions, including multi-cloud architecture and managed cloud services.

•        Information technology (“IT”) solution services.    Providing technology-driven offerings to support secure, scalable, and innovative digital environments for customers, including:

•        Cybersecurity services.    Providing managed security services, penetration testing, vulnerability assessment, and advanced threat detection.

•        Applications development.    Delivering custom website, mobile, enterprise, and blockchain applications development.

•        Domain registration services.    Offering domain registration services that support a wide range of global and regional domain extensions.

We have served over 20,000 companies since our inception. Our diversified customer base ranges from SMEs and startups to large multinational enterprises across Hong Kong, China, and the broader Asian region. Our ability to serve customers at different scales and across industries reflects our integrated capabilities. Our integrated approach, technical expertise, and customer-centric philosophy have enabled us to build enduring customer relationships and a resilient business model.

Competitive Strengths

We believe that the following competitive strengths differentiate us from our competitors:

•        Strong technical heritage and track record of innovation.

•        Integrated multi-domain expertise enabling seamless digital transformation solutions.

•        Established reputation for customer-centric service and industry recognition.

•        Robust infrastructure and advanced security frameworks ensuring reliability and compliance.

Growth Strategies

We intend to develop our business by implementing the following strategies:

•        Continue to expand blockchain solutions business.

•        Transition to subscription-based cybersecurity services.

•        Expand geographically into high-growth markets.

•        Further pursue education-led marketing and community engagement.

Corporate History and Structure

UDynamics is a holding company with no operations of its own. We conduct our business in Hong Kong through UDomain, our Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of UDynamics.

UDynamics was incorporated as a BVI business company with limited liability on August 14, 2025 under the laws of the BVI. On the date of its incorporation, UDynamics was authorized to issue a maximum of 100,000 ordinary shares in a single class each with a par value of $1.00. UDynamics issued one ordinary share to its sole shareholder, UDiverse, at the consideration of $1.00.

On October 17, 2025, UDynamics effectuated a removal of the par value of each ordinary share such that it was authorized to issue a maximum of 100,000 ordinary shares of a single class with no par value. Immediately after the removal of the par value of each ordinary share on October 17, 2025, UDynamics undertook a share subdivision such that each of the then issued and unissued shares was subdivided in a ratio of 1:10,000, and following such subdivision, UDynamics was authorized to issue a maximum of 1,000,000,000 shares with no par value, with 10,000 shares in issue and held by UDiverse. Immediately after the increase in the maximum number of authorized ordinary shares of UDynamics on October 17, 2025, UDynamics further issued 17,990,000 ordinary shares to its sole shareholder, UDiverse, at the consideration of $1.00. As a result, 18,000,000 ordinary shares were issued to UDiverse post-share allotment. Immediately after the share allotment on October 17, 2025, UDynamics effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 ordinary shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 Class A Ordinary Shares without par value, each having one vote per share; and (ii) 100,000,000 Class B

Ordinary Shares without par value, each having thirty votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 ordinary shares held by UDiverse were redesignated into 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares in aggregate.

On October 24, 2025, UDiverse transferred an aggregate of 6,000,000 Class A Ordinary Shares of the Company to eight shareholders, for an aggregate consideration of $150,000, each holding 750,000 Class A Ordinary Shares or 4.84% of the total issued Class A Ordinary Shares, as of the date of this prospectus.

As of the date of this prospectus, UDynamics is authorized to issue 900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, with 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares being issued and outstanding.

Share Capital and Corporate Structure

UDynamics’ issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has thirty votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

We are offering 5,600,000 Class A Ordinary Shares, representing approximately 26.5% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriters do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, approximately 26.5% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our Operating Subsidiary, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

____________

(1)      UDiverse, a company incorporated in the BVI as a limited liability company, is an investment holding company which is owned as to 29%, 29%, 21% and 21% by Man Yee WONG, To CHEUNG, Ham CHAN and Lai Yung CHUNG (a non-executive director of UDomain), respectively. UDiverse holds 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares as of the date of this prospectus. The principal business address of UDiverse is Sea Meadow House, P.O. Box 116 Road Town, Tortola VG1110, British Virgin Islands.

(2)      There are eight other existing shareholders, each holding 750,000 Class A Ordinary Shares or 4.84% of the total issued Class A Ordinary Shares, as of the date of this prospectus.

Our Subsidiary

UDomain was incorporated on November 20, 1998 under the laws of Hong Kong. UDomain is a direct approximately 99.7%-owned subsidiary of UDynamics and is our operating entity.

Transfers of Cash to and from Our Operating Subsidiary

UDynamics is a holding company with no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiary. UDynamics relies on dividends or payments to be paid by its Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. Cash is transferred through our organization in the following manner: (i) funds may be transferred from UDynamics, our holding company incorporated in the BVI, to our Operating Subsidiary, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary to UDynamics.

There are no restrictions or limitations on our ability to distribute earnings from our Operating Subsidiary to UDynamics and shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed its liabilities and UDynamics will be able to pay its debts as they become due.

For cash transfers between UDynamics and the Operating Subsidiary, and according to the BVI Act, a BVI company may make dividend distributions to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If UDynamics’ subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to UDynamics. As of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions on foreign exchange and there are no limitations on the abilities of UDynamics to transfer cash to or from Operating Subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between UDynamics and its subsidiary, across borders and to U.S investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiary to UDynamics and U.S. investors and amounts owed. Since the only transfer of cash among UDynamics and Operating Subsidiary were in the form of dividends and there are no limitations on the abilities of UDynamics to transfer cash to or from its Operating Subsidiary or to investors under Hong Kong law, UDynamics has not established cash management policies that dictate how funds are transferred.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. The PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

UDynamics, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our Operating Subsidiary to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between UDynamics and its Operating Subsidiary, or by its Operating Subsidiary to UDynamics. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of UDynamics. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks Relating to Our Corporate Structure — We rely on dividends and other distributions of equity paid by our Operating Subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the ability of our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless” on page 41 and our combined financial statements and unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus for more information.

Summary Risk Factors and Challenges

We operate in a highly competitive and rapidly evolving market characterized by frequent technological changes. We face intense competition from global and regional providers of web hosting, cloud infrastructure, cybersecurity, application development, and domain registration services. Many competitors have significantly greater resources, broader customer bases, stronger brand recognition, and more established industry relationships. If we fail to anticipate or respond effectively to these competitive pressures, our market position and business performance could be adversely affected.

We face risks and uncertainties relating to our business and operation, including, but not limited to the following:

Risks Relating to Doing Business in Hong Kong

We are headquartered in Hong Kong and all of our operations and business are conducted through our Operating Subsidiary in Hong Kong, a special administrative region of the PRC. We may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to doing business in the PRC in general. The PRC government may intervene or influence the current and future operations in Hong Kong at any time. See “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 16 for a more detailed discussion of the risks involved. These risks include but are not limited to, the following:

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our Operating Subsidiary and may intervene or influence its operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of UDynamics’ Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiary, which represent substantially all of our business.

•        There are political risks associated with conducting business in Hong Kong.

Risks Relating to our Business and Industry

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        If we are unable to attract new customers, retain existing customers and sell additional services and sell comparable gross margin services to customers, our revenue and results of operations could be adversely affected.

•        A severe or prolonged downturn in the global economy could materially and adversely affect our business and financial condition.

•        We may incur losses or experience disruption of our operations as a result of act of god, unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

•        If we are unable to successfully execute our strategies and continue to develop and sell the services and solutions our customers demand, our business and results of operations may suffer.

•        Our strategies require significant investments that may adversely affect our near-term revenue growth and results of operations.

•        Our results of operations have historically varied and may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below investor or analyst expectations.

•        We may not be able to compete successfully against current and future competitors.

•        Our business is highly dependent on our ability to maintain favorable relationships with our third-party cloud infrastructure platform providers and the ability of those third-party cloud infrastructure platform providers to provide the services and features that our customers desire.

•        If we fail to hire and retain qualified employees and management personnel, our strategies and our business could be harmed.

•        Increases in labor costs in Hong Kong may adversely affect our business and results of operations.

For a detailed description of the risks relating to our business and industry, please refer to pages 24 to 40.

Risks Relating to Our Corporate Structure

•        We rely on dividends and other distributions on equity paid by our Operating Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, UDiverse, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

•        We are incorporated under the law of the BVI and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

•        The laws of the BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S.

•        if the shareholders are dissatisfied with the conduct of our affairs.

For a detailed description of the risks relating to our corporate structure, please refer to pages 41 to 43.

Risks Relating to Our Class A Ordinary Shares and This Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this Offering, including but not limited to the following:

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, UDiverse, which will hold in the aggregate approximately 87.9% of the voting power of our voting shares following the completion of this Offering (assuming no exercise of their over-allotment option by the underwriters), preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

•        As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Any call for additional or more stringent criteria to be applied to U.S.-listed companies with significant operations in China, including Hong Kong could add uncertainties to our offering, business operations, share price and reputation.

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

•        We have broad discretion as to the use of the net proceeds from this Offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

For a detailed description of the risks above, please refer to pages 43 to 53.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operating in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in Mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

UDynamics is a holding company incorporated in the BVI with an operating entity solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with all of our officers and members of the board of directors based in Hong Kong, and all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong. However, we cannot assure you that we will not be subject to PRC law and regulation, or be required to file with the CSRC if the Draft Rules on Overseas Listing were to be fully enacted in the future.

As advised and confirmed by China Commercial Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law and the Trial Administrative Measures will not have an impact on our business, operations or this Offering, nor are we or our Hong Kong Operating Subsidiary covered by permission requirements from the CAC, as our Hong Kong Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong Operating Subsidiary was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong or an offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of approximately less than one million Mainland China individuals and has acquired the clients’ separate consents; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator.

Moreover, as advised by David Fong & Co., pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not currently be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by China Commercial Law Firm, neither we nor our Operating Subsidiary is subject to Trial Administrative Measures, and neither we nor our Operating Subsidiary is currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. Additionally, neither we nor our Operating Subsidiary is required to obtain CSRC or CAC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiary has ever applied for any such permission or approval, and no permissions or approvals have been denied as of the date of this prospectus.

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Draft Overseas Listing Regulations, relevant Mainland China data privacy, cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

If the Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, if our Operating Subsidiary is deemed to be an “Operator,” or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our Company and our business may face potential uncertainty from enactment, interpretation and implementation of regulatory requirements and the actions taken by the PRC government affecting our business, overseas securities offerings and other capital market activities. If we and our Operating Subsidiary (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 21.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring beneficial owners of more than 10% of a class of equity securities registered under the Exchange Act to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “controlled company” with securities listed on the Nasdaq Capital Market must comply with Nasdaq’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share has one vote and each Class B Ordinary Share has thirty votes. Upon the completion of this Offering, our Controlling Shareholder, UDiverse, will own 45.0% of our total issued and outstanding Class A Ordinary Shares and 100.0% of our total issued and outstanding Class B Ordinary Shares, representing approximately 87.9% of our total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The HFCAA was enacted on December 18, 2020, which states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, upon enactment, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. On December 29, 2022, the CAA was signed into law by then U.S. President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, FundCertify CPA Professional Corporation, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is a firm headquartered at 5000 Centregreen Way, Suite 500, Cary, North Carolina, 27513, United States and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has not yet been inspected and currently anticipates that its first PCAOB inspection will occur in 2026 or 2027. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Any call for additional or more stringent criteria to be applied to U.S.-listed companies with significant operations in China, including Hong Kong could add uncertainties to our offering, business operations, share price and reputation.” on page 45.

Corporate Information

Our principal executive office is located at 18/F, Kinox Centre, 9 Hung To Road, Kwun Tong, Kowloon, Hong Kong. Our registered office is at Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. We and our Operating Subsidiary maintain a website at https://www.udomain.hk. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer:	UDynamics Limited
Securities being Offered:	5,600,000 Class A Ordinary Shares of no par value each
Ordinary Shares Outstanding Prior to Completion of this Offering:	15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares
Ordinary Shares Outstanding Immediately after this Offering:	21,100,000 Class A Ordinary Shares, or up to 21,940,000 Class A Ordinary Shares, assuming full exercise of the over-allotment option, and 2,500,000 Class B Ordinary Shares
Assumed Initial Public Offering Price per Class A Ordinary Share:	$6.00 per Class A Ordinary Share, the midpoint of the price range provided on the cover page of this prospectus.
Over-allotment Option:

We have granted the underwriters an option for a period of 45 days after the closing of this Offering to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts.

Lock-up:

We have agreed, subject to certain exceptions, not to sell, transfer or dispose of any Class A Ordinary Shares and Class B Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this Offering.

In addition, each of our directors, executive officers and shareholders holding 5% or more of the issued and outstanding Class A and Class B Ordinary Shares, will enter into a lock-up agreement with the underwriters not to sell, transfer or dispose of any shares starting from the date of this prospectus and for a period of six months from the closing of this Offering, subject to limited exceptions.

See “Shares Eligible for Future Sale” and “Underwriting.”

Listing:	We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market.
Proposed Nasdaq Capital Market Symbol:	UDUD
Transfer Agent:	Transhare Corporation
Risk Factors:	See “Risk Factors” beginning on page 16 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.
Use of Proceeds:

We estimate that the net proceeds to us from this Offering will be approximately $30.2 million or approximately $34.8 million if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full, assuming an offering price of $6.00 per Class A Ordinary Share, after deducting underwriting discounts, the non-accountable expense allowance and other estimated offering expenses payable by us, including cash expenses payable to the underwriters for their reasonable out-of-pocket expenses.

We intend to use the net proceeds of this Offering primarily to (i) enhance marketing efforts and drive brand awareness for the expansion of our blockchain solutions business; (ii) automate security assessments and integrate artificial intelligence (“AI”)-driven monitoring tools for our cybersecurity services to transition to subscription-based services; and (iii) working capital and other general corporate purposes. See “Use of Proceeds” on page 55 for additional information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our combined financial statements and unaudited interim condensed consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our Operating Subsidiary and may intervene or influence its operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of UDynamics’ Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. We face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. There is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (a) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (b) acquiring personal information protection certification from the professional organizations regulated by the CAC; (c) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (d) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures, which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that (i) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, (ii) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (iii) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our Operating Subsidiary’s operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or VIE structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we nor our Operating Subsidiary is a “PRC domestic company” which is subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we and our Operating Subsidiary were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we and our Operating Subsidiary are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we and our Operating Subsidiary may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of providing the service offerings of our Operating Subsidiary, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we and our Operating Subsidiary are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we and our Operating Subsidiary are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (i) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (ii) if the data user holds such data, to be supplied with a copy of such data; and (iii) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we and our Operating Subsidiary have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiary, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Trump signed the Hong Kong Autonomy Act (the “HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of Hong Kong, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong Operating Subsidiary, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our business and operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and U.S. President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted by our Operating Subsidiary in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to $1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to our Business and Operation

If we are unable to attract new customers, retain existing customers and sell additional services and sell comparable gross margin services to customers, our revenue and results of operations could be adversely affected.

Our ability to maintain or increase our revenues and profit may be impacted by a number of factors, including our ability to attract new customers, retain existing customers and sell additional services and comparable gross margin services to our customers. In addition, as we seek to grow our customer base increasingly through outbound sales, we expect to incur higher customer acquisition costs and, to the extent we are unable to retain and sell additional services to existing customers, our revenue and results of operations may decrease.

Growth in the demand for our services may be inhibited and we may be unable to profitably maintain or grow our customer base for a number of reasons, such as:

•        our inability to provide compelling services or effectively market them to new and existing customers;

•        loss of our favorable relationships with our third-party technology partners;

•        the inability of customers to differentiate our services from those of our competitors or our inability to effectively communicate such distinctions;

•        the decision of customers to host internally or in colocation facilities as an alternative to the use of our services;

•        the decision of customers to use internal or other third-party resources to manage their platforms and applications;

•        reductions in IT spending by customers or potential customers;

•        our inability to penetrate international markets;

•        a reduction in the demand for our services due to macroeconomic factors in the markets in which we operate;

•        our inability to strengthen awareness of our brand; and

•        reliability, quality or compatibility problems with our services.

Moreover, we may face difficulty retaining existing customers over the long term. Certain customer contracts, particularly within our cloud hosting services and domain registration businesses, typically have initial terms which may be renewed or automatically extended on a period-to-period basis. Our customers have no obligation to renew their services after their initial contract periods expire. As a result, we may face high rates of customer churn if we are unable to meet our customer needs, requirements and preferences.

Our costs associated with generating revenue from existing customers are generally lower than costs associated with generating revenue from new customers, and depending on the customer and the service offering, there may be substantial variation in the gross margins associated with existing and new customers. Any failure by us in continuing to attract new customers or grow our revenue from existing customers could have a material and adverse effect on our business, financial condition and results of operations.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and financial condition.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and Mainland China generally. Economic conditions in Hong Kong are sensitive to Mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business. Any deterioration in the Hong Kong economy may lead to contraction of consumer discretionary expenditure on technology solutions, which could materially and adversely affect our financial condition and results of operations.

The growth rate of the PRC economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats, and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Any severe or prolonged slowdown in the global economy may materially and adversely affect our business, results of operations and financial condition.

Additionally, the outbreak of war in Ukraine in 2022 has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial conditions, liquidity and business outlook of our business.

We may incur losses or experience disruption of our operations as a result of act of god, unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

Our business could be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or other disasters that are beyond our control. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

A significant natural disaster could have a material adverse impact on our business, operating results and financial condition. Natural disasters could lead to significant power outages and otherwise affect our as well as our infrastructure vendors’ abilities to provide connectivity and perform services on a timely basis. In the event our or our service providers’ IT systems abilities are hindered by any of the events discussed above, we and our customers’ websites could experience downtime, and our products could become unavailable. Any disruption in the business or operations of our data center hosting providers or customers could have a significant adverse effect on our operating results and financial performance in a given period. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be ineffective in the event of such a disaster.

Our operations are located in Hong Kong. Consequently, we and our Operating Subsidiary are highly susceptible to factors adversely affecting Hong Kong. Political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption.

In addition, our results of operations could be adversely affected to the extent that any natural disaster, including the pandemic, harms the PRC or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

If we are unable to successfully execute our strategies and continue to develop and sell the services and solutions our customers demand, our business and results of operations may suffer.

We must adapt to rapidly changing customer demands and preferences in order to successfully execute our strategies. This requires us to anticipate and respond to customer demands and preferences, address business model shifts, optimize our go-to-market execution by improving our cost structure, align sales coverage with strategic goals, improve channel execution and strengthen our services and capabilities in our areas of strategic focus. Any failure to successfully execute our strategies, including any failure to invest in strategic growth areas, could adversely affect our business and results of operations.

Our strategies require significant investments that may adversely affect our near-term revenue growth and results of operations.

We expect the implementation of our strategies to require significant investments, and the investments we must make could result in lower gross margins and raise our operating expenses and capital expenditures. The risks and challenges we face in connection with our strategies include upgrading and integrating our service offerings, expanding our professional services capability, expanding into new geographies, growing in geographies where we currently have a small presence and ensuring that the performance, features and reliability of our service offerings and our customer service remain competitive in a rapidly changing technological environment. These investments may adversely affect our near-term revenue growth and results of operations, and we cannot assure that they will ultimately be successful.

Our results of operations have historically varied and may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below investor or analyst expectations.

Our results of operations may fluctuate due to a variety of factors, including many of the risks described in this section, many of which are outside of our control. Many of these factors outside our control could result in increased costs, decreases in the amount of expected revenue and diversion of management’s time and energy, which could materially and adversely impact our business. Our period-to-period results of operations are not necessarily an indication of our future operating performance. Furthermore, our revenue, gross margins and profitability in any given period are dependent partially on the service, customer and geographic mix reflected in the respective period. Variations in cost structure and gross margins across business units and services may lead to operating profit volatility on an annual and quarterly basis. Fluctuations in our revenue can lead to even greater fluctuations in our results of operations. Our budgeted expense levels depend in part on our expectations of long-term future revenue. Given the fixed nature of certain operating costs related to our personnel and facilities, any substantial adjustment to our expenses to account for lower than expected levels of revenue will be difficult. Consequently, if our revenue does not meet projected levels, our operating expenses would be high relative to our revenue, which would negatively affect our operating performance.

If our revenue or operating results do not meet or exceed the expectations of investors or securities analysts, the price of our common stock may decline.

We may not be able to compete successfully against current and future competitors.

The market for our services is highly competitive, quickly evolving and subject to rapid changes in technology. We expect to continue to face intense competition from our existing competitors as well as additional competition from new market entrants in the future as the market for our services continues to grow.

Our current and potential competitors vary by size, service offerings and geographic region. These competitors may elect to partner with each other or with focused companies to grow their businesses. They include:

•        global and regional providers of web hosting and cloud infrastructure, including both large-scale international platforms and local service providers;

•        providers of cybersecurity solutions and services, ranging from international security technology vendors to local managed security service firms;

•        firms specializing in application development, including those focused on blockchain and Web3 technologies, as well as a variety of local and international software development companies; and

•        domain registration service providers and online marketplaces, including both global platforms and regional registrars.

The primary competitive factors in our industry include product capabilities, security, reliability, customer service, brand reputation, and price.

Many of our current and potential competitors have substantially greater financial, technical and marketing resources; relationships with large vendor partners; larger global presence; larger customer bases; longer operating histories; greater brand recognition; and more established relationships in the industry than we do. As a result, some of these competitors may be able to:

•        develop superior products or services, gain greater market acceptance and expand their service offerings more efficiently or more rapidly;

•        adapt to new or emerging technologies and changes in customer requirements more quickly;

•        bundle their offerings, including hosting services with other services they provide at reduced prices;

•        streamline their operational structure, obtain better pricing or secure more favorable contractual terms, allowing them to deliver services and products at a lower cost;

•        take advantage of acquisition, joint venture and other opportunities more readily;

•        adopt more aggressive pricing policies and devote greater resources to the promotion, marketing and sales of their services, which could cause us to have to lower prices for certain services to remain competitive in the market; and

•        devote greater resources to the research and development of their products and services.

To the extent we face increased price competition, we may have to lower the prices of certain of our services in the future to stay competitive, while simultaneously seeking to maintain or improve our revenue and gross margin.

In addition, consolidation activity through strategic mergers, acquisitions and joint ventures may result in new competitors that can offer a broader range of products and services, may have greater scale or a lower cost structure. To the extent such consolidation results in the ability of vertically-integrated companies to offer more integrated services to customers than we can, customers may prefer the single-source approach and direct more business to such competitors, thereby impairing our competitive position. Furthermore, new entrants not currently considered to be competitors may enter the market through acquisitions, partnerships or strategic relationships. As we look to market and sell our services to potential customers, we must convince their internal stakeholders that our services are superior to their current solutions. If we are unable to anticipate or react to these competitive challenges, our competitive position would weaken, which would adversely affect our business and results of operations.

We may from time to time enter into strategic relationships with one or more of our competitors, including third-party cloud infrastructure platform providers, and cybersecurity solutions and service providers.

Our business is highly dependent on our ability to maintain favorable relationships with our third-party cloud infrastructure platform providers and the ability of those third-party cloud infrastructure platform providers to provide the services and features that our customers desire.

We have non-exclusive relationships with third-party cloud infrastructure platform providers. Some of our customers first select their cloud infrastructure platform provider and then engage us to provide the managed services for the selected platform and, more often than not, we resell the cloud infrastructure to the customer (although some customers may elect to purchase the cloud infrastructure directly from the providers). Our agreements with third-party cloud infrastructure platform providers may be terminated at will by the counterparty. If we are unable to maintain these relationships on favorable terms, or at all, we may not be able to retain our current customers or attract new customers, which could have a material and adverse effect on our business and results of operations. Further, if our cloud infrastructure platform providers are unable to provide the types of services and features that meet customer needs, our customers may migrate to alternative cloud infrastructure providers that we may not have the ability to resell and/or support or may not be able to support on a competitive cost structure, which could have a material and adverse effect on our business and results of operations.

We rely on our relationships with third-party cloud infrastructure platform providers to help drive revenue to our business. Most of these providers offer services that are complementary to our services; however, some may compete with us in one or more of our service offerings. These providers may decide in the future to terminate their agreements with us and/or to market and sell a competitor’s or their own services rather than ours, which could cause our revenue to decline. Also, we derive tangible and intangible benefits from our association with some of these providers, particularly high-profile providers that reach a large number of companies through the Internet. If a substantial number of these providers terminate their relationship with us, our business and results of operations could be adversely affected.

If we fail to hire and retain qualified employees and management personnel, our strategies and our business could be harmed.

Our ability to be successful and to execute on our strategies depends on our ability to identify, hire, train and retain qualified executives, IT professionals, technical engineers, software developers, operations employees and sales and senior management personnel who maintain relationships with our customers and who can provide the technical, strategic and marketing skills required for our company to grow. Our ability to execute on our sales strategy is also dependent on our ability to identify, hire, train and retain a sufficient number of qualified sales personnel. There is a shortage of qualified personnel in these fields. We compete with other companies for this limited pool of potential employees. Furthermore, the implementation of our strategies will result in changes throughout our business, which may create uncertainty for our employees. Such uncertainties may impair our ability to attract, retain and motivate key personnel and could cause customers, suppliers and others who deal with us to seek to change existing business relationships. In addition, the industry in which we operate is generally characterized by significant competition for skilled personnel, and as our industry becomes more competitive, it could become especially difficult to retain personnel with unique in-demand skills and knowledge, whom we would expect to become recruiting targets for our competitors. There is no assurance that we will be able to recruit or retain qualified personnel or successfully transition knowledge from departing employees, and this failure could cause a dilution of our service-oriented culture and our inability to develop and deliver new services, which could cause our business to be negatively impacted.

Increases in labor costs in Hong Kong may adversely affect our business and results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and operating results may be adversely affected.

Security breaches, cyber-attacks and other interruptions to our or our third-party service providers’ infrastructure may disrupt our internal operations and we may be exposed to claims and liability, lose customers, suffer harm to our reputation, lose business-critical compliance certifications and incur additional costs.

We are materially dependent upon our networks, information technology infrastructure and related technology systems to provide services to our customers and to manage our internal operations. Many of our customers require access to our services on a continuous basis and may be materially impaired by interruptions in our or our third-party service providers’ infrastructure. The services we offer also involve the transmission of large amounts of sensitive and proprietary information over public communications networks, as well as the processing and storage of confidential customer information, which may include information subject to stringent data protection laws, including those governing personally identifiable information, protected health information or other types of sensitive data. We also process, store and transmit our own data as part of our business and operations, which may include personally identifiable, confidential or proprietary information.

Cyber-attacks have become more prevalent in our industry, and the techniques used to sabotage or obtain unauthorized access to systems are constantly expanding and evolving and may not be recognized until they are successfully launched against a target. Without the proper tools, software, services and processes in place that are necessary to protect against and mitigate harm, we could be continuously susceptible to unauthorized access, infrastructure attacks, malicious file attacks, ransomware, bugs, worms, malicious software programs, remnant data exposure, computer viruses, denial-of-service attacks, accidents, employee error or malfeasance, intentional misconduct by computer “hackers,” state-sponsored cyber-attacks and attempts by outside parties to fraudulently induce our employees or customers to disclose or grant access to our data or our customers’ data. Our current security measures may fail or be inadequate to defeat or mitigate these attacks, and we may be unable to implement additional security measures in a timely manner. Even if implemented, these measures could be circumvented as a result of accidental or intentional actions by parties within or outside of our organization. Additionally, other disruptions can occur, such as infrastructure gaps, hardware and software vulnerabilities, inadequate or missing security controls, exposed or unprotected customer data and the accidental or intentional disclosure of source code or other confidential information by former or current employees. Any such incidents could (i) interfere with the delivery of services to our customers, (ii) impede our customers’ ability to do business, (iii) compromise the security of infrastructure, systems and data, (iv) lead to the dissemination to third parties of proprietary information or sensitive, personal, or confidential data about us, our employees or our customers, including personally identifiable information of individuals involved with our customers and their end users and (v) impact our ability to do business in the ordinary course. Each of these risks could further intensify as we maintain information in digital form stored on servers connected to the Internet, especially in light of the growing frequency, scope and well-documented sophistication of cyber-attacks and intrusions. If a breach or other security incident were to occur, it could expose us to increased risk of claims and liability, including litigation, regulatory enforcement, notification obligations and indemnity obligations, as well as loss of existing or potential customers, harm to our reputation, increases in our security costs (including spending material resources to investigate or correct the breach or incident and to prevent future security breaches and incidents), disruption of normal business operations, the impairment or loss of industry certifications and government sanctions (including debarment), all of which could have a material and adverse effect on our business, financial condition and results of operations.

The security of our services is important in our customers’ decisions to purchase or use our services. Threats to our infrastructure may not only affect the data that we own but also the data belonging to our customers. When customers use our services, they rely on the security of our infrastructure, including hardware and other elements provided by third parties, to ensure the reliability of our services and the protection of their data. We also offer professional services to our customers where we consult on cloud hosting solutions and assist with implementations. An actual or perceived breach of, or other security incident relating to, our cloud storage systems and networks could result in significant loss. In the event of a claim, we could be liable for substantial damage awards that may significantly exceed our liability insurance coverage by unknown but significant amounts, which could have a material and adverse effect on our financial condition and results of operations. Additionally, we cannot be certain that our insurance coverage will cover any claims against us relating to any such incident, will continue to be available to us on economically reasonable terms, or at all, or that our insurers will not deny coverage as to any such claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations. The costs could be exacerbated by regulatory fines and penalties, notification costs and the loss of revenue due to brand and reputational harm.

Similar security risks exist with respect to our business partners and the third-party vendors that we rely on for aspects of our IT support services and administrative functions, including the systems owned, operated or controlled by other unaffiliated operators to the extent we rely on such other systems to deliver services to our customers. Our ability to monitor our third-party service providers’ data security is limited. As a result, we are subject to the risk that cyber-attacks on, or other security incidents affecting, our business partners and third-party vendors may adversely affect our business even if an attack or breach does not directly impact our systems. It is also possible that security breaches sustained by, or other security incidents affecting, our competitors could result in negative publicity for our entire industry that indirectly harms our reputation and diminishes demand for our services.

Our inability to prevent service disruptions and ensure network uptime could lead to significant costs and could harm our business reputation and have a material and adverse effect on our business and results of operations.

Our value proposition to customers is highly dependent on the ability of our existing and potential customers to access our services and platform capabilities at any time and within an acceptable amount of time. We have experienced interruptions in service in the past and may in the future experience service interruptions due to such things as power outages, power equipment failures, cooling equipment failures, network connectivity downtime, routing problems, security issues, hard drive failures, database corruption, system failures, natural disasters, software failures, human and software errors, denial-of-service attacks and other computer failures. Because our ability to attract and retain customers depends on our ability to provide customers with highly reliable service, even minor interruptions in our service could harm our reputation.

The total destruction or severe impairment of any of the data center facilities we use could result in significant downtime of our services and the loss of customer data. In addition, it may become increasingly difficult to maintain and improve our performance, especially during peak usage times and as our services and platform capabilities become more complex and our user traffic increases. To the extent that the facilities we use fail or experience downtime or we do not effectively upgrade our systems as needed or continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition and results of operations may be adversely affected. Service interruptions continue to be a significant risk for us and could materially and adversely impact our business.

Any future service interruptions could:

•        cause our customers to seek damages for losses incurred;

•        delay payment to us by customers;

•        result in legal claims against us;

•        divert our resources;

•        require us to replace existing equipment or add redundant facilities;

•        affect our reputation as a reliable provider of hosting services;

•        cause existing customers to cancel or elect to not renew their contracts; or

•        make it more difficult for us to attract new customers.

Our customer agreements include certain service level commitments to our customers relating primarily to network uptime, critical infrastructure availability and hardware replacement. If we are unable to meet the stated service level commitments, we may be contractually obligated to provide these customers with service credits for a portion of the service fees paid by our customers. As a result, a failure to deliver services for a relatively short duration could cause us to issue these credits to a large number of affected customers. In addition, we cannot be assured that our customers will accept these credits in lieu of other legal remedies that may be available to them. Our failure to meet our commitments could also result in substantial customer dissatisfaction or loss. Our failure to meet our service level commitments to our customers could lead to future loss of revenues and have a material and adverse effect on our business and results of operations.

Failure to have reliable Internet, telecommunications and fiber optic network connectivity and capacity may adversely affect our results of operations.

Our success depends in part upon the capacity, reliability and performance of our network infrastructure, including our Internet, telecommunications and fiber optic network connectivity providers. We depend on these companies to provide uninterrupted and error-free service through their telecommunications networks. Some of these providers are also our competitors. We exercise little control over these providers, which increases our vulnerability to problems with the services they provide. We have experienced and expect to continue to experience interruptions or delays in network service. Any failure on our part or the part of our third-party suppliers to achieve or maintain high data transmission capacity, reliability or performance could significantly reduce customer demand for our services and have a material and adverse effect on our business and results of operations. We also can provide no assurances that our redundancy planning will be effective.

As our customers’ usage of telecommunications capacity increases, we will be required to make additional investments in our capacity to maintain adequate data transmission speeds, the availability of which may be limited or the cost of which may be on terms unacceptable to us. If adequate capacity is not available to us as our customers’ usage increases, our network may be unable to achieve or maintain sufficiently high data transmission capacity, reliability or performance. In addition, our business and results of operations would suffer if our network suppliers increased the prices for their services and we were unable to successfully pass along the increased costs to our customers.

If we overestimate or underestimate data center capacity requirements, our results of operations could be adversely affected.

We rely on third-party IT infrastructure supplier to provide the data center capacity needed for our services. To manage capacity while minimizing unnecessary excess capacity costs, we continuously evaluate our short- and long-term data center capacity requirements. However, we may overestimate our needs and commit to excess capacity, which could materially reduce our operating margins. Conversely, if we underestimate our requirements, we may be unable to meet the growing needs of existing customers, limit new customer acquisition, or enter into suboptimal agreements at higher costs. Moreover, shifts in technology or customer demand toward public cloud platforms may reduce our data center capacity needs. Any such misalignment between capacity and demand could materially and adversely affect our business and operating results.

Use of AI in our operations poses inherent risks and could adversely affect our results of operations, reputation and brand.

We have built an AI model that analyzes system logs and are continuing to incorporate AI in our operations. These are critical to our current business plan and our future business plan. The use of generative AI, a relatively new and emerging technology in the early stages of commercial use, exposes us to additional risks, such as potential damage to our reputation, competitive position, and business, legal and regulatory risks, and additional costs. For example, generative AI has been known to produce false or “hallucinatory” inferences or output, and certain generative AI uses machine learning and predictive analytics, which can create inaccurate, incomplete, or misleading content, unintended biases, and other discriminatory or unexpected results, errors, or inadequacies, any of which may not be easily detectable by us or any of our related service providers. If the output from these services is deemed to be inaccurate or questionable, we may not be able to rely on the use of AI in our operations. Without the use of AI in our operations, we will lose a number of the competitive advantages that we believe we have as compared to our competitors, which could lead to a loss in revenue. Such inaccurate or questionable information could also lead to a loss in our reputation and brand, which could further affect our results of operations. We may also be subject to litigation in the event that such inaccurate or questionable causes damage to one of our customers.

Use of AI in our operations may present additional legal, regulatory, and social risks, which could lead to additional costs and impact our business.

Legal frameworks for AI governance are in their infancy quickly developing, and unpredictable, as AI is a developing technology in its nascency. The misuse of AI raises new ethical issues and poses a number of risks that cannot be fully mitigated. Using AI while the technology is still developing may expose us to additional liability, reputational harm, and threats of litigation, particularly if the AI we adopt produces errors, intellectual property infringement or misappropriation, data privacy or cybersecurity issues, or otherwise does not function as intended.

The emergence of AI in recent years has also prompted lawmakers to consider regulation of AI. These regulations may impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on our operations or financial condition. For example, the AI regulatory landscape in Hong Kong is still somewhat fragmented. There is currently no overarching legislation regulating the use of AI in Hong Kong. The Hong Kong authorities have relied on existing legislation with sector-specific guidelines from regulators, such as the Hong Kong Monetary Authority and the Securities and Futures Commission of Hong Kong, to address the risks and challenges posed by AI. As AI technology continues to develop, Hong Kong may impose additional rules, regulations and industry standards governing the use of AI in the future.

As of the date of this prospectus, the legislation in the jurisdictions in which we operate does not have a material impact on our operations. However, there can be no assurance that the legislation in the jurisdictions in which we operate will not have a material impact on our operations in the future.

Real or perceived errors, failures or bugs in our customer solutions, software or technology could adversely affect our business, results of operations and financial condition.

Undetected real or perceived errors, failures, bugs or defects may be present or occur in the future in our customer solutions, software or technology or the technology or software we license from third parties, including open source software. Despite testing by us, real or perceived errors, failures, bugs or defects may not be found until our customers use our services. Real or perceived errors, failures, bugs or defects in our customer solutions could result in negative publicity, loss of or delay in market acceptance of our services and harm to our brand, weakening of our competitive position, claims by customers for losses sustained by them or failure to meet the stated service level commitments in our customer agreements. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend significant additional resources in order to help correct the problem. Any real or perceived errors, failures, bugs or defects in our customer solutions could also impair our ability to attract new customers, retain existing customers or expand their use of our services, which would adversely affect our business, results of operations and financial condition.

We rely on third-party software that may be difficult to replace, or which could cause errors or failures of our service that could lead to lost customers or harm to our reputation.

We rely on software licensed from third parties to offer our services. This software may not continue to be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. There can be no assurance that any such transition would be completed on a timely basis or without increased costs or degradation of service. Any errors or defects in third-party software or inadequate or delayed support by our third-party licensors could result in errors or a failure of our service, which could harm our business and results of operations.

If our third-party vendors increase their prices and we are unable to pass those increased costs to our customers, it could have a material and adverse effect on our results of operations.

If third-party vendors increase their prices and we are unable to successfully pass those costs on to our customers, it could have a material and adverse effect on our results of operations. Many of our contracts with our customers give us the flexibility to increase our prices from time to time; however, notwithstanding our contractual right to do so, raising prices may decrease the demand for our services, cause customers to terminate their existing relationships with us or limit our ability to attract new customers.

Our services depend in part on intellectual property and proprietary rights and technology licensed from third parties.

Much of our business and many of our services rely on key technologies developed or licensed by third parties. These third-party software components may become obsolete, defective or incompatible with future versions of our services, or relationships with the third-party licensors may deteriorate, or our agreements with the third-party licensors may expire or be terminated. Additionally, some of these licenses may not be available to us in the future on terms that are acceptable or that allow our service offerings to remain competitive. Our inability to obtain licenses or rights on favorable terms could have a material and adverse effect on our business and results of operations. Furthermore, incorporating intellectual property rights licensed from third parties on a non-exclusive basis in our services could limit our ability to protect the intellectual property and proprietary rights in our services and our ability to restrict third parties from developing, selling or otherwise providing similar or competitive technology using the same third-party intellectual property rights.

Sales to enterprise customers involve risks that may not be present in or that are present to a greater extent than sales to smaller entities.

We continue to focus our sales efforts on enterprise customers. Sales to such customers generally have longer sales cycles, more complex customer requirements, substantial upfront sales costs and contract terms that are less favorable to us, including as it relates to pricing and limitations on liability. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our solutions, the discretionary nature of purchasing and budget cycles and the competitive nature of evaluation and purchasing approval processes. As a result, the length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete.

If we fail to maintain, enhance and protect our brand, our ability to expand our customer base will be impaired and our business, financial condition and results of operations may suffer.

We believe that maintaining, enhancing and protecting our brand is important to support the marketing and sale of our existing and future services to new customers and expand sales of our services to existing customers. We also believe that the importance of brand recognition will increase as competition in our market increases. Successfully maintaining, enhancing and protecting our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide reliable services that continue to meet the needs of our customers at competitive prices, our ability to maintain our customers’ trust, our ability to successfully differentiate our services and platform capabilities from competitive services and our ability to obtain, maintain, protect and enforce trademark and other intellectual property protection for our brand. Our brand promotion activities may not generate customer awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building and maintaining our brand. If we fail to successfully promote, maintain and protect our brand, our business may be harmed.

Our ability to operate and expand our business is susceptible to risks associated with international sales and operations.

We have customers across Hong Kong, China, and the broader Asian regions. A key element of our strategy is to further expand our customer base internationally, where we have limited experience operating. Managing a global organization is difficult, time consuming and expensive. If we are unable to manage the risks of our global operations and geographic expansion strategy, our business, results of operations and ability to grow could be materially and adversely affected. In addition, conducting international operations subjects us to new risks that we have not generally faced. These risks include:

•        localization of our services, including translation into foreign languages and adapting to local practices and regulatory requirements and differing technology standards or customer requirements;

•        lack of familiarity with and unexpected changes in foreign regulatory requirements;

•        longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•        difficulties in managing and staffing international operations;

•        fluctuations in currency exchange rates;

•        restrictions on the ability to move cash;

•        potentially adverse tax consequences, including the complexities of transfer pricing and foreign value added tax systems;

•        challenges associated with repatriating earnings generated or held abroad in a tax-efficient manner and changes in tax laws;

•        dependence on certain third parties, including channel partners with whom we do not have extensive experience;

•        the burdens of complying with a wide variety of foreign laws and legal standards;

•        increased financial accounting and reporting burdens and complexities;

•        trade regulations and procedures and actions affecting production, pricing and marketing of services, including policies adopted by countries that may champion or otherwise favor domestic companies and technologies over foreign competitors;

•        political, social and economic instability and corruption abroad, terrorist attacks, civil unrest and security concerns in general;

•        pandemics and public health emergencies, such as COVID-19; and

•        reduced or varied protection for intellectual property and proprietary rights in some countries.

Operating in international markets also requires significant management attention and financial resources. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability.

Failure to develop and maintain adequate internal systems could cause us to be unable to properly provide service to our customers, causing us to lose customers, suffer harm to our reputation and incur additional costs.

Some of our enterprise systems have been designed to support individual service offerings, resulting in a lack of standardization among various internal systems, tools and processes across products, platforms, services, functions and geographies, making it difficult to serve customers who use multiple service offerings. This lack of standardization causes us to implement manual processes to overcome the fragmentation, which can result in increased expense and manual errors.

We continually seek to drive efficiencies in our infrastructure and business processes. Our inability to manage competing priorities, execute multiple concurrent projects, plan and manage resources effectively and meet deadlines and budgets could result in us not being able to implement the systems needed to speed up implementation of customer solutions and deliver our services in a compelling manner to our customers. If we are unable to drive efficiencies in our infrastructure and business processes, our business and results of operations could be adversely affected.

Our failure to properly register or maintain our customers’ domain names could subject us to additional expenses, claims of loss or negative publicity that could have a material adverse effect on our business.

System and process failures related to our domain name registration product may result in inaccurate and incomplete information in our domain name database. Despite testing, system and process failures may remain undetected or unknown, which could result in compromised customer data, loss of or delay in revenues, failure to achieve market acceptance, injury to our reputation or increased product costs, any of which could harm our business. Furthermore, the requirements for securing and renewing domain names vary from registry to registry and are subject to change. We cannot guarantee that we will be able to readily adopt and comply with the various registry requirements. Our failure or inability to properly register or maintain our customers’ domain names, even if we are not at fault, might result in significant expenses and subject us to claims of loss or to negative publicity, which could harm our business, brand and operating results.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and expectations about market growth included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if the markets in which we compete meet the size estimates and growth expectations included in this prospectus, our business could fail to grow for a variety of reasons, which would adversely affect our results of operations. For more information regarding the estimates of market opportunity and the expectations about market growth included in this prospectus, see “Business — Our Market.”

Evolving technologies and resulting changes in customer behavior or customer practices may impact the value of and demand for domain names.

Historically, Internet users would typically navigate to a website by directly typing its domain name into a web browser or navigation bar. The domain name serves as a branded, unique identifier not unlike a phone number or email address. People now use multiple methods in addition to direct navigation to access websites. For example, people increasingly use search engines to find and access websites as an alternative to typing a website address directly into a web browser navigation bar. People are also using social networking and microblogging sites more frequently to find and access websites. Further, as people continue to access the Internet more frequently through applications on mobile devices, domain names become less prominent and their value may decline. These evolving technologies and changes in customer behavior may have an adverse effect on our business and prospects.

We may not be able to renew the leases on our existing facilities on terms acceptable to us, if at all, which could adversely affect our business and results of operations.

We do not own the facilities occupied by our offices but occupy them pursuant to commercial leasing arrangements. The initial terms of our main existing office lease expires over the next three years. Upon the expiration or termination of our leases, we may not be able to renew these leases on terms acceptable to us, if at all. Even if we are able to renew the leases, we expect that rental rates, which will be determined based on then-prevailing market rates with respect to the renewal option periods and which will be determined by negotiation with the landlord after the renewal option periods, may be higher than rates we currently pay under our existing lease agreements. Migrations to new facilities could also be expensive and present technical challenges that may result in downtime for our affected customers. There can also be no assurances that our plans to mitigate customer downtime for affected customers will be successful. This could damage our reputation and lead us to lose current and potential customers, which could harm our business and results of operations.

We rely on a number of third-party providers for IT infrastructure and related services, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers.

Our ability to deliver services depends on third-party suppliers that provide IT infrastructure, equipment and maintenance. These suppliers must maintain adequate infrastructure and ensure access to sufficient and reliable electric power. While they typically implement measures such as backup generators and redundant systems, these protections may not limit their exposure to power shortages or outages entirely. If a supplier fails to meet its contractual obligations, such as maintaining infrastructure, providing reliable power, or delivering required services, we may be unable to provide services to customers according to our standards or at all. Any prolonged outage or failure could damage equipment, increase vulnerability to security breaches, harm our reputation, and result in the loss of current and potential customers, which would adversely affect our business and operating results.

We are subject to various laws, directives, regulations, contractual obligations and policies regarding the protection of confidentiality and appropriate use of personal information.

We are subject to a variety of laws, directives and regulations, as well as contractual obligations and policies, relating to the collection, use, retention, security, disclosure, transfer and other processing of information, including sensitive, proprietary, healthcare, financial and personal information. The regulatory framework for privacy and security issues worldwide is complex and rapidly evolving and as a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. Any failure by us, our suppliers or other parties with whom we do business to comply with our contractual commitments, policies or with regulations could result in proceedings against us by governmental entities or others. In many jurisdictions, enforcement actions and consequences for noncompliance are rising. In addition, security advocates and industry groups have regularly proposed, and may propose in the future, self-regulatory standards with which we must legally comply or that contractually apply to us. If we fail to follow these security standards even if no personal information is compromised, we may incur significant fines or experience a significant increase in costs.

Internationally, virtually every jurisdiction in which we operate has established its own data security and privacy legal framework with which we or our customers must comply, including but not limited to Hong Kong and the E.U. The E.U.’s data protection landscape recently changed, resulting in possible significant operational costs for internal compliance and risk to our business. The E.U. has adopted the General Data Protection Regulation (the “GDPR”) which went into effect in May 2018, and together with national legislation, regulations and guidelines of the E.U. member states, contains numerous requirements and changes from previously existing E.U. law, including the increased jurisdictional reach of the European Commission, more robust obligations on data processors and additional requirements for data protection compliance programs by companies. E.U. member states are tasked under the GDPR to enact, and have enacted, certain legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to other countries that have not been found to provide adequate protection to such personal data. While we have taken steps to mitigate the impact on us with respect to transfers of data, such as implementing standard contractual clauses, the efficacy and longevity of these transfer mechanisms remains uncertain. The GDPR also introduced numerous privacy-related changes for companies operating in the E.U., including greater control for data subjects (for example, the “right to be forgotten”), increased data portability for E.U. consumers, data breach notification requirements and increased fines. In particular, under the GDPR, fines of up to 20 million euros or 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. Such penalties are in addition to any civil litigation claims by customers and data subjects. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information.

Non-compliance with relevant data privacy laws, directives and regulations, such as the GDPR, could result in proceedings against us by governmental entities, customers, data subjects or others. We may also experience difficulty retaining or obtaining new European or multi-national customers due to the legal requirements, compliance cost, potential risk exposure and uncertainty for these entities, and we may experience significantly increased liability with respect to these customers pursuant to the terms set forth in our engagements with them.

Because the interpretation and application of many privacy and data protection laws along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, imprisonment of company officials and public censure, other claims and penalties, significant costs for remediation and damage to our reputation, we could be required to fundamentally change our business activities and practices or modify our services and platform capabilities, any of which could have an adverse effect on our business.

In addition, we make public statements about our use and disclosure of personal information through information provided on our website, and our privacy policies. Although we endeavor to comply with our policies, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices.

Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, contractual obligations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and have a material and adverse effect on our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, contractual obligations and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our services. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our services, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws, regulations and standards related to the Internet, our business may be harmed.

Customers could potentially expose us to lawsuits for their lost profits or damages, which could impair our results of operations.

Our services are critical to many of our customers’ businesses. As such, any significant disruption in our services could result in lost profits or other indirect or consequential damages to our customers. Although we generally require our customers to sign agreements that contain provisions attempting to limit our liability for service outages, we cannot be assured that a court would enforce any contractual limitations on our liability in the event that one of our customers brings a lawsuit against us as the result of a service interruption or other Internet site or application problems that they may ascribe to us. The outcome of any such lawsuit would depend on the specific facts of the case and any legal and policy considerations that we may not be able to mitigate. In such cases, we could be liable for substantial damage awards that may exceed our liability insurance coverage by unknown but significant amounts, which could materially and adversely impair our financial condition and results of operations.

We may face liability or become involved in disputes over registration and transfer of domain names and control over websites.

As a provider of web-based and cloud-based products, including as a registrar of domain names and related products, we from time to time become aware of disputes over ownership or control of customer accounts, websites or domain names. We could face potential claims of tort law liability for our failure to renew a customer’s domain. We could also face potential tort law liability for our role in the wrongful transfer of control or ownership of accounts, websites or domain names. The safeguards and procedures we have adopted may not be successful in insulating us against liability from such claims in the future. In addition, we face potential liability for other forms of account, website or domain name “hijacking,” including misappropriation by third parties of our network of customer accounts, websites or domain names and attempts by third parties to operate accounts, websites or domain names or to extort the customer whose accounts, websites or domain names were misappropriated. Furthermore, we are exposed to potential liability as a result of our domain privacy product, wherein the identity and contact details for the domain name registrant are masked. Although our terms of service reserve our right to take certain steps when domain name disputes arise related to our privacy product, including the removal of our privacy service, the safeguards we have in place may not be sufficient to avoid liability, which could increase our costs of doing business.

Occasionally one of our customers may register a domain name that is identical or similar to a third party’s trademark or the name of a living person. These occurrences may lead to our involvement in disputes over such domain names. Disputes involving registration or control of domain names are often resolved through, among others, the Uniform Domain Name Dispute Resolution Policy (the “UDRP”) or the Internet Corporation for Assigned Names and Numbers’ (the “ICANN”) administrative process for domain name dispute resolution, or under general theories of trademark infringement or dilution. The UDRP generally does not impose liability on registrars. However, we may face liability if we act in bad faith or fail to comply in a timely manner with procedural requirements under these rules. In addition, domain name registration disputes and compliance with the procedures under the URDP typically require at least limited involvement by us and, therefore, increase our cost of doing business. The volume of domain name registration disputes may increase in the future as the overall number of registered domain names increases.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in Hong Kong, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in Hong Kong. These laws and regulations impose added costs on our business. Non-compliance with applicable regulations or requirements could subject us to:

•        investigations, enforcement actions, and sanctions

•        mandatory changes to our network and solutions;

•        disgorgement of profits, fines, and damages;

•        civil and criminal penalties or injunctions;

•        claims for damages by our customers or partners;

•        termination of contracts;

•        failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

•        temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties with whom we collaborate, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Government regulation is continuously evolving and, depending on its evolution, may adversely affect our business and results of operations.

We are subject to varying degrees of regulation in each of the jurisdictions in which we provide services. Local laws and regulations, and their interpretation and enforcement, differ significantly among those jurisdictions. These regulations and laws may cover taxation, privacy, data protection, pricing, content, intellectual property and proprietary rights, distribution, mobile communications, electronic device certification, electronic waste, electronic contracts and other communications, consumer protection, web services, the provision of online payment services, unencumbered Internet access to our services, the design and operation of websites and the characteristics and quality of services. These laws can be costly to comply with, can be a significant diversion to management’s time and effort and can subject us to claims or other remedies, as well as negative publicity. Many of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues that the Internet and related technologies currently produce. Some of the laws that do reference the Internet and related technologies have been and continue to be interpreted by the courts, but their applicability and scope remain largely uncertain.

Any failure by us to identify, manage, complete and integrate acquisitions and other significant transactions, including dispositions, successfully could harm our business, financial condition and results of operations.

We may acquire companies or businesses, enter into strategic alliances and joint ventures and make investments to further our business (“Strategic Transactions”). Risks associated with these Strategic Transactions include the following, any of which could adversely affect our business, financial condition and results of operations:

•        If we fail to identify and successfully complete and integrate Strategic Transactions that further our strategic objectives, we may be required to expend resources to develop services and technology internally, which may put us at a competitive disadvantage.

•        Due to the inherent limitations in the due diligence process, we may not identify all events and circumstances that could impact the valuation or performance of a Strategic Transaction and cause us to incur various expenses in identifying, investigating and pursuing suitable opportunities, whether or not the transactions are completed.

•        Managing Strategic Transactions requires varying levels of management resources, which may divert our attention from other business operations.

•        We may not fully realize all or any of the anticipated benefits of any particular Strategic Transaction.

•        We may be adversely impacted by liabilities that we assume from a company we acquire or in which we invest, whether known or unknown.

•        Our organizational structure could make it difficult for us to efficiently integrate the Strategic Transactions into our on-going operations and retain and assimilate employees of our organization or those of the acquired business. If key employees depart because of integration issues, or if customers, suppliers or others seek to change their dealings with us because of these changes, our business could be negatively impacted.

•        Any such Strategic Transactions by us may result, in significant costs and expenses, including those related to severance pay, early retirement costs, employee benefit costs, charges from the elimination of duplicative facilities, other liabilities, legal, accounting and financial advisory fees and required payments to executive officers and key employees under retention plans.

•        We may issue equity or equity-linked securities or borrow to finance Strategic Transactions, and the amount and terms of any potential future acquisition-related or other dilutive issuance of equity or borrowings, as well as other factors, could negatively affect our financial condition and results of operations.

In addition, we may divest assets or businesses that are no longer a part of our strategy. These divestitures similarly require significant investment of time and resources, may disrupt our business and distract management from other responsibilities and may result in losses on disposition or continued financial involvement in the divested business, including through indemnification or other financial arrangements, for a period following the transaction, which could adversely affect our financial condition and results of operations.

We utilize open source software in providing certain services. Our use of open source software, and our contributions to open source projects, could impose limitations on our ability to provide our services, expose us to litigation, cause us to impair our assets and allow third parties to access and use software and technology that we use in our business, all of which could adversely affect our business and results of operations.

We utilize open source software in providing certain services and we expect to continue to incorporate open source software in a substantial portion of our services in the future. The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to offer our services. Moreover, we cannot ensure that we have not incorporated additional open source software in a manner that is inconsistent with the terms of the applicable license. If we fail to comply with these licenses, or if we combine our proprietary software with open source software in a certain manner, we may be subject to certain requirements, including requirements that we offer our solutions that incorporate the open source software for no cost, that we make available the source code for modifications or derivative works we create based upon, incorporating or using the open source software, and that we license such modifications or derivative works under the terms of applicable open source licenses.

Additionally, the use and distribution of open source software can lead to greater risks than the use of third-party commercial software, as some open source projects have known vulnerabilities and open source software does not come with warranties or other contractual protections regarding infringement claims or the quality of the code. From time to time parties have asserted claims against companies that distribute or use open source software in their products and services, asserting that open source software infringes their intellectual property rights. We have been subject to suits, and could be subject to suits in the future, by parties claiming infringement of intellectual property rights with respect to what we believe to be open source software. Litigation could be costly for us to defend, and in such an event, we could be required to seek licenses from third parties to continue using such software or offering certain of our services or to discontinue the use of such software or the sale of our affected services in the event we could not obtain such licenses.

We also participate in open source projects, including contributing portions of our proprietary software code to such open source projects. Our participation in open source projects, and our use of open source solutions in certain services, could result in an impairment of design and development assets, any of which could adversely affect our business and results of operations.

Our business is dependent on our ability to continue to obtain, maintain, protect and enforce the intellectual property rights on which our business relies. If we are not successful in obtaining, maintaining, protecting and enforcing our intellectual property rights, our business and results of operations could be materially and adversely affected.

In addition to our use of open source software, we rely on copyright, trademark, service mark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property and proprietary rights, all of which provide only limited protection. For example, we do not have any patent rights related to our tools, technology, processes and systems, and rely on confidentiality agreements to protect such proprietary rights. We cannot assure you that any future patent, copyright, trademark or service mark registrations will be issued for future applications or that any registered or unregistered copyrights, trademarks or service marks will be enforceable or provide adequate protection of our intellectual property rights. Furthermore, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain.

We regard our trademarks, trade names and service marks as having significant value, and our brand is an important factor in the marketing of our services. We intend to rely on both registration and common law protection for our trademarks. However, we may be unable to prevent competitors from acquiring trademarks or service marks and other intellectual property rights that are similar to, infringe upon, misappropriate, violate or diminish the value of our trademarks and service marks and our other intellectual property rights. The value of our intellectual property rights could diminish if others assert rights in or ownership of our intellectual property rights, or in trademarks that are similar to our trademarks. We also endeavor to enter into agreements with our employees, contractors and parties with whom we do business to limit access to and disclosure of our proprietary information. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our proprietary information, including our know-how and trade secrets.

Third parties may independently develop technologies that are substantially equivalent, superior to, or otherwise competitive to the technologies we employ in our services or that infringe, misappropriate or otherwise violate our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our proprietary technology and develop and commercialize substantially identical services or technologies, and the steps we have taken may not prevent unauthorized use, access, distribution, misappropriation, reverse engineering or disclosure of our intellectual property and proprietary information, including our know-how and trade secrets. Enforcement of our intellectual property rights also depends on successful legal actions against infringers and parties who misappropriate or otherwise violate our intellectual property rights, including our proprietary information and trade secrets, but these actions may not be successful, even when our rights have been infringed, misappropriated or otherwise violated. In addition, patent, trademark, copyright and trade secret protection may not be available to us in every country in which our services are available.

Despite the measures taken by us, it may be possible for a third party to copy or otherwise obtain and use our intellectual property rights, including our technology and information, without authorization. Policing unauthorized use of our technologies and other intellectual property and our services is difficult, time-consuming and costly, and litigation could become necessary in the future to protect or enforce our intellectual property and proprietary rights. Any such litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources and harm our business and results of operations. Furthermore, any such litigation may ultimately be unsuccessful and could result in the impairment or loss of portions of our intellectual property and proprietary rights. Additionally, our efforts to enforce our intellectual property and proprietary rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property and proprietary rights, and if such defenses, counterclaims or countersuits are successful, we could lose valuable intellectual property rights.

Third-party claims of intellectual property right infringement, misappropriation or other violation may be costly to defend and may limit or disrupt our ability to sell our services.

Third-party claims of intellectual property right infringement, misappropriation or other violation are commonplace in technology-related industries. Companies in the technology industry, holding companies, non-practicing entities and other adverse intellectual property owners who may or may not have relevant service revenue, but are seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks, service marks and trade secrets and frequently make claims of allegations of infringement, misappropriation or other violations of intellectual property and proprietary rights and may pursue litigation against us. These or other parties could claim in the future that we have misappropriated, violated, infringed or misused intellectual property proprietary rights. We could incur substantial costs in defending any such litigation, and any such litigation, regardless of merit or outcome, could be time consuming and expensive to settle or litigate and could divert the attention of our technical and management personnel and could harm our business, results of operations and reputation. An adverse determination in any such litigation could prevent us from offering our services to our customers and may require that we procure or develop substitute services that do not infringe, misappropriate or otherwise violate, which could be costly, time-consuming or impossible, or require us to obtain a costly or unfavorable license. For any intellectual property right claim against us or our customers or such other third parties, we may have to pay damages (including treble damages and attorneys’ fees if we are found to have willfully infringed a party’s rights), indemnify our customers or such other third parties against damages or stop using technology or intellectual property found to be in violation of a third party’s rights, which could harm our business. We may be unable to replace or obtain a license for those technologies with technologies that have the same features or functionality and that are of equal quality and performance standards on commercially reasonable terms or at all. Licensing replacement technologies and intellectual property may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. We may also be required to develop alternative technology and intellectual property that is non-infringing, misappropriating or violating, which could require significant effort, time and expense and ultimately may not be an alternative that functions as well as the original or is accepted in the marketplace.

Risks Relating to our Corporate Structure

We rely on dividends and other distributions of equity paid by our Operating Subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the ability of our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

UDynamics is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between UDynamics and its Operating Subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the Operating Subsidiary, to UDynamics and U.S. investors and amounts owed. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the BVI.

We are a business company incorporated under the laws of the BVI. We conduct our operations in Hong Kong, outside the United States and all of our assets are located outside the United States. In addition, all our directors, officers and senior management are located in Hong Kong, and all of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers. For further information regarding the relevant laws of the BVI and Hong Kong, please refer to the section titled “Regulations.”

We have been advised by our BVI legal counsel, Ogier, that there is uncertainty as to whether the courts of the BVI would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the BVI against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

The U.S. and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought in the BVI against us or other persons predicated upon the Securities Act.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us, our Operating Subsidiary, or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us, our Operating Subsidiary or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our Operating Subsidiary, or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities.”

The laws of the BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Memorandum and Articles of Association, and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI law and the constitutional documents of the company, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares.”

Risks Relating to Our Class A Ordinary Shares and This Offering

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, UDiverse, which will hold in the aggregate approximately 87.9% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, UDynamics is authorized to issue 900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, with 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one vote and each Class B Ordinary Share has thirty votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one Class A Ordinary Share for each Class B Ordinary Share. The holder of Class B Ordinary Shares would have, upon conversion of its Class B Ordinary Shares into Class A Ordinary Shares, one vote per Class A Ordinary Share held on all matters submitted to a vote of our shareholders. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Our Controlling Shareholder holds 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, representing 93.4% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this Offering, UDiverse, will hold approximately 87.9% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. Because of the one-to-thirty voting ratio between our Class A and Class B Ordinary Shares, UDiverse will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A

Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class A Ordinary Shares in the future, the one-to-thirty voting ratio between the two classes of our Ordinary Shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as UDiverse owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if UDiverse were to dispose of certain of its shares of our Class B Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of UDiverse’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

UDiverse may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class B Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

UDiverse owns the majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Any call for additional or more stringent criteria to be applied to U.S.-listed companies with significant operations in China, including Hong Kong could add uncertainties to our offering, business operations, share price and reputation.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. On December 29, 2022, the CAA was signed into law by then U.S. President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, FundCertify CPA Professional Corporation, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is headquartered at 5000 Centregreen Way, Suite 500, Cary, North Carolina, 27513, United States and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has not yet been inspected and currently anticipates that its first PCAOB inspection will occur in 2026 or 2027. Our auditor is not affected by and not subject to the Determination Report announced by the PCAOB on December 16, 2021. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditors headquartered in mainland China and Hong Kong because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Furthermore, Nasdaq has introduced rule amendments or proposals in response to increasing regulatory concerns. On September 3, 2025, Nasdaq filed two proposals with the SEC to introduce heightened requirements for minimum public float and capital raised during initial public offerings — particularly for companies based in Mainland China and Hong Kong — alongside stricter suspension and delisting procedures for issuers that fail to meet Nasdaq’s continued listing criteria. If adopted, these changes could raise the entry and retention thresholds for smaller issuers, especially those from Mainland China and Hong Kong.

The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. In addition, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the as adjusted net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 21,100,000 Class A Ordinary Shares outstanding immediately after this Offering, or 21,940,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline. In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A and Class B Ordinary Shares have agreed not to sell any of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for six months after the closing date without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

We have broad discretion as to the use of the net proceeds from this Offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

We intend to use the net proceeds of this Offering for several purposes, including (i) enhancing marketing efforts and driving brand awareness to support the expansion of our blockchain solutions business; (ii) automating security assessments and integrate AI-driven monitoring tools for our cybersecurity services to facilitate the transition to subscription-based services; and (iii) funding working capital and other general corporate purposes. Accordingly, our management will have substantial discretion in applying the net proceeds to be received by us. However, based on unforeseen technical, commercial or regulatory issues, we could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will utilize the net proceeds in a manner that enhances our value. If we fail to spend the proceeds effectively, our business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors may, by resolution of directors, authorize a distribution (including dividend and interim dividend) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as and when they fall due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our Operating Subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our principal shareholders are exempt from the reporting provisions, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions, of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our principal shareholders will become subject to the reporting provisions, and our officers, directors and principal shareholders will become subject to the short-swing profit recovery provisions, of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than $1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of $1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon the assumed initial public offering price of $6.00 per Class A Ordinary Share (the mid-point of the range set forth on the cover page of this prospectus), we estimate that UDynamics will receive net proceeds from this Offering, after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, of approximately $30.2 million, assuming the underwriters do not exercise their over-allotment option.

We intend to use the net proceeds we will receive from this Offering as follows:

•        Approximately $9.1 million or 30% for the development of our blockchain-focused media tool, including CFTime, and our AI-enabled content and customer service tool, InfiniAI, to enhance marketing efforts and drive brand awareness to support the expansion of our blockchain solutions business;

•        Approximately $9.1 million or 30% for the automation of security assessments and the integration of AI-driven monitoring tools for our cybersecurity services, facilitating the transition from project-based to subscription-based services for more predictable revenue streams; and

•        The balance of $12.1 million or 40% for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — We have broad discretion as to the use of the net proceeds from this Offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.”

To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

UDynamics, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor has any dividend or distribution been made by our Operating Subsidiary to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between UDynamics and its Operating Subsidiary, or by its Operating Subsidiary to UDynamics. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of UDynamics.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant.

Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to UDynamics’ shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (i) the value of UDynamics’ assets exceeds its liabilities; and (ii) UDynamics will be able to pay its debts as they fall due.

Our holding company relies on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of January 31, 2026 on (i) an actual basis, and (ii) an as adjusted basis giving effect to the sale of 5,600,000 Class A Ordinary Shares in this Offering at an assumed initial public offering price of $6.00 per Class A Ordinary Share and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

UDynamics’ issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. UDynamics currently has 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one vote and each Class B Ordinary Share shall entitle its holder to thirty votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Shares.”

	As of January 31, 2026
	Actual	As adjusted(1)
Cash and cash equivalents	$2,901,340	$33,071,574

Class A Ordinary Shares of no par value, 900,000,000 Class A Ordinary Shares authorized; 15,500,000 Class A Ordinary Shares issued and outstanding as of January 31, 2026 on an actual basis; 21,100,000 Class A Ordinary Shares issued and outstanding on an as adjusted basis	2	29,667,467
Class B Ordinary Shares of no par value, 100,000,000 Class B Ordinary Shares authorized; 2,500,000 Class B Ordinary Shares issued and outstanding as of January 31, 2026 on an actual basis; 2,500,000 Class B Ordinary Shares issued and outstanding on an as adjusted basis	—	—
Additional paid-in capital	1,352,585	1,352,585
Subscription receivables	(2)	(2)
Accumulated other comprehensive loss	(1,791)	(1,791)
Accumulated deficit	(268,481)	(268,481)
Equity attributable to equity holders of the Company	1,082,313	30,749,778
Non-controlling interests	4,564	4,564
Total shareholders’ equity	1,086,877	30,754,342

Indebtedness
Amounts due to related parties	10,118	10,118
Total Indebtedness	10,118	10,118
Total capitalization	$1,096,995	$30,764,460

____________

(1)      Gives effect to the sale of 5,600,000 Class A Ordinary Shares (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) in this Offering at an assumed Offering Price of $6.00 per Class A Ordinary Share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses.

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per Class A Ordinary Share would increase (decrease) the as adjusted amount of total capitalization by $5,152,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. An increase (decrease) of 1,000,000 in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of total capitalization by $5,520,000, assuming no change in the assumed initial public offering price per Class A Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A Ordinary Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this Offering and the net tangible book value per Class A Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share.

As of January 31, 2026, we had a historical net tangible book value of approximately $264,589, or $0.015 per Ordinary Share (both Class A and Class B Ordinary Share). Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Class A Ordinary Shares outstanding on January 31, 2026.

The calculation in this section assumes that 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares were issued and outstanding as of January 31, 2026. After giving effect to the sale of Class A Ordinary Shares in this Offering at the assumed initial public offering price of $6.00 per Class A Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, our as adjusted net tangible book value at January 31, 2026 would have been $30,434,823, or $1.290 per Ordinary Share. This represents an immediate increase in our as adjusted net tangible book value of $1.275 per Ordinary Share to existing investors and immediate dilution of $4.710 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Share in this Offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per Class A Ordinary Share	$6.00	$6.00
Net tangible book value per Ordinary Share as of January 31, 2026	0.015	0.015
Increase in as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	1.275	1.420
As adjusted net tangible book value per Ordinary Share after this Offering	1.290	1.435
Dilution per Ordinary Share to new investors in this Offering	4.710	4.565

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per Class A Ordinary Share would increase (decrease) our as adjusted net tangible book value as of January 31, 2026, after this Offering by approximately $0.22 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.78 per Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

An increase (decrease) of 1,000,000 in the number of Class A Ordinary Shares we are offering would increase (decrease) our as adjusted net tangible book value as of January 31, 2026 after this Offering by approximately $0.17 ($0.19) per Ordinary Share, and would (decrease) increase dilution to new investors by approximately ($0.17) $0.19 per Ordinary Share, assuming the assumed initial public offering price per Class A Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per Ordinary Share after the Offering would be $1.435, the increase in net tangible book value per Ordinary Share to existing shareholders would be $1.420, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this Offering would be $4.565.

The following table summarizes, on an as adjusted basis as of January 31, 2026, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts to the underwriters, non-accountable expense allowance and other estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	%	$	%	$
Existing shareholders	18,000,000	76.3	2	0.0	0.00
New investors(1)	5,600,000	23.7	33,600,000	100.0	6.00
Total	23,600,000	100.0	33,600,002	100.0	1.42

____________

(1)      Not including over-allotment shares

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this Offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

UDynamics is a holding company with no material operation of its own, and it conducts operations through its approximately 99.7%-owned Operating Subsidiary, namely UDomain.

UDynamics was incorporated as a BVI business company with limited liability on August 14, 2025 under the laws of the BVI. On the date of its incorporation, UDynamics was authorized to issue a maximum of 100,000 ordinary shares in a single class each with a par value of $1.00. UDynamics issued one ordinary share to its sole shareholder, UDiverse, at the consideration of $1.00.

On October 17, 2025, UDynamics effectuated a removal of the par value of each ordinary share such that it was authorized to issue a maximum of 100,000 ordinary shares of a single class with no par value. Immediately after the removal of the par value of each ordinary share on October 17, 2025, UDynamics undertook a share subdivision such that each of the then issued and unissued shares was subdivided in a ratio of 1:10,000, and following such subdivision, UDynamics was authorized to issue a maximum of 1,000,000,000 shares with no par value, with 10,000 shares in issue and held by UDiverse. Immediately after the increase in the maximum number of authorized ordinary shares of UDynamics on October 17, 2025, UDynamics further issued 17,990,000 ordinary shares to its sole shareholder, UDiverse, at the consideration of $1.00. As a result, 18,000,000 ordinary shares issued and outstanding were issued to UDiverse post-share allotment. Immediately after the share allotment on October 17, 2025, UDynamics effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 ordinary shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 Class A Ordinary Shares without par value, each having one vote per share; and (ii) 100,000,000 Class B Ordinary Shares without par value, each having thirty votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 ordinary shares held by UDiverse were redesignated into 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares in aggregate.

On October 24, 2025, UDiverse transferred an aggregate of 6,000,000 Class A Ordinary Shares of the Company to eight shareholders, for an aggregate consideration of $150,000, each holding 750,000 Class A Ordinary Shares or 4.84% of the total issued Class A Ordinary Shares, as of the date of this prospectus.

As of the date of this prospectus, UDynamics is authorized to issue 900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, with 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares being issued and outstanding.

On October 17, 2025, UDynamics acquired 996,647 outstanding ordinary shares of UDomain, representing approximately 99.7% of its total issued shares, from its shareholders, at a consideration of $126,978. The remaining 2,893 voting shares and 460 non-voting shares of UDomain are held by multiple individual shareholders and represent in aggregate 0.3% of the voting power and 0.3% of the total issued shares of UDomain. As a result, UDynamics acquired approximately 99.7% of the voting power and approximately 99.7% of the economic interest in UDomain. Both UDynamics and UDomain have been under the common control of the same beneficial owners before and after the acquisition.

Share Capital and Corporate Structure

UDynamics’ issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has thirty votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

We are offering 5,600,000 Class A Ordinary Shares, representing approximately 26.5% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriters do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, approximately 26.5% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our Operating Subsidiary, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

____________

(1)      UDiverse, a company incorporated in the BVI as a limited liability company, is an investment holding company which is owned as to 29%, 29%, 21% and 21% by Man Yee WONG, To CHEUNG, Ham CHAN and Lai Yung CHUNG (a non-executive director of UDomain), respectively. UDiverse holds 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares as of the date of this prospectus. The principal business address of UDiverse is Sea Meadow House, P.O. Box 116 Road Town, Tortola VG1110, British Virgin Islands.

(2)      There are eight other existing shareholders, each holding 750,000 Class A Ordinary Shares or 4.84% of the total issued Class A Ordinary Shares, as of the date of this prospectus.

Our Subsidiary

UDomain was incorporated on November 20, 1998, under the laws of Hong Kong. UDomain is a direct approximately 99.7%-owned subsidiary of UDynamics and is our operating entity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our combined financial statements and unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a Hong Kong-based technology solutions provider with a technical heritage dating back to 1998. Our mission is to “unBLOCK the future” and “unCHAIN opportunities,” reflecting our commitment to deliver reliable, secure and scalable digital infrastructure and solutions that enable enterprises, government entities, public utilities and SMEs, to accelerate digital transformation and manage mission-critical operations with confidence.

We are recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong government’s Chief Information Officer as a Government Public Cloud Services Provider. We have received multiple industry awards, including the Best Registrar Performance Award in 2023, the Outstanding eCommerce Excellence Award for Managed Security Service and Cloud Solution in 2018, and the Cyber Security Professionals Awards in 2017, underscoring our leadership and reputation for service excellence.

We have evolved from a traditional web hosting company into an integrated provider of a wide spectrum of technology services:

•        Cloud hosting and management services.    Encompassing both shared web hosting and dedicated cloud solutions, including multi-cloud architecture and managed cloud services.

•        IT solution services.    Providing technology-driven offerings to support secure, scalable, and innovative digital environments for customers, including:

•        Cybersecurity services.    Providing managed security services, penetration testing, vulnerability assessment, and advanced threat detection.

•        Applications development.    Delivering custom website, mobile, enterprise, and blockchain applications development.

•        Domain registration services.    Offering domain registration services that support a wide range of global and regional domain extensions.

For the six months ended January 31, 2026 and 2025, our total revenue was $3,414,333 and $3,272,375, respectively. We reported net income of $425,236 and $448,866, respectively, for the six months ended January 31, 2026 and 2025.

For the years ended July 31, 2025 and 2024, our total revenue was $6,747,036 and $6,024,766, respectively. We reported net income of $1,095,697 and $168,650, respectively, for the years ended July 31, 2025 and 2024.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Ability to attract new customers, retain existing customers and sell additional services and sell comparable gross margin services to customers

Our ability to maintain or increase our revenues and profit may be impacted by a number of factors, including our ability to attract new customers, retain existing customers and sell additional services and comparable gross margin services to our customers. In addition, as we seek to grow our customer base increasingly through outbound sales, we expect to incur higher customer acquisition costs and, to the extent we are unable to retain and sell additional services to existing customers, our revenue and results of operations may decrease.

We monitor the number of “recurring customers” as a key metric to assess the health and stability of our revenue base. We define a “recurring customer” as a customer with an active contract or subscription for our services as of the last day of the reporting period, who has completed a billing cycle and is on an automatic renewal term or has a future billing date scheduled.

We believe this metric provides useful information to investors because the size of our recurring customer base is a primary driver of our future revenue visibility and a key indicator of customer satisfaction and loyalty. A growing base of recurring customers typically signals that our services are meeting market needs and that our revenue stream is becoming more predictable and durable. Conversely, a decline in this metric could indicate competitive pressures, market saturation, or issues with customer retention that may negatively impact future financial performance.

Our management uses the recurring customer count to inform a variety of business decisions, including forecasting revenue, allocating resources toward customer support and success initiatives and evaluating the effectiveness of our retention strategies.

For the six months ended January 31, 2026 and the years ended July 31, 2025 and 2024, we had 17,662, 42,025 and 31,336 recurring customers, respectively. These recurring customers represented approximately 97.3%, 97.5% and 93.9% of the total number of the customers, respectively, for the corresponding periods. For the six months ended January 31, 2026 and the years ended July 31, 2025 and 2024, approximately $3,012,024, $6,379,146 and $5,466,292 of our revenues were generated from our recurring customers, representing 88.2%, 94.5% and 90.7% of our total revenue, respectively.

Growth in the demand for our services may be inhibited and we may be unable to profitably maintain or grow our customer base for a number of reasons, such as:

•        our inability to provide compelling services or effectively market them to new and existing customers;

•        loss of our favorable relationships with our third-party technology partners;

•        the inability of customers to differentiate our services from those of our competitors or our inability to effectively communicate such distinctions;

•        the decision of customers to host internally or in colocation facilities as an alternative to the use of our services;

•        the decision of customers to use internal or other third-party resources to manage their platforms and applications;

•        reductions in IT spending by customers or potential customers;

•        our inability to penetrate international markets;

•        a reduction in the demand for our services due to macroeconomic factors in the markets in which we operate;

•        our inability to strengthen awareness of our brand; and

•        reliability, quality or compatibility problems with our services.

Moreover, we may face difficulty retaining existing customers over the long term. Certain customer contracts, particularly within our cloud hosting services and domain registration businesses, typically have initial terms which may be renewed or automatically extended on a period-to-period basis. Our customers have no obligation to renew their services after their initial contract periods expire. As a result, we may face high rates of customer churn if we are unable to meet our customer needs, requirements and preferences.

Our costs associated with generating revenue from existing customers are generally lower than costs associated with generating revenue from new customers, and depending on the customer and the service offering, there may be substantial variation in the gross margins associated with existing and new customers. Any failure by us in continuing to attract new customers or grow our revenue from existing customers could have a material and adverse effect on our business, financial condition and results of operations.

Market competitions

The market for our services is highly competitive, quickly evolving and subject to rapid changes in technology. We expect to continue to face intense competition from our existing competitors as well as additional competition from new market entrants in the future as the market for our services continues to grow.

Our current and potential competitors vary by size, service offerings and geographic region. These competitors may elect to partner with each other or with focused companies to grow their businesses. They include:

•        global and regional providers of web hosting and cloud infrastructure, including both large-scale international platforms and local service providers;

•        providers of cybersecurity solutions and services, ranging from international security technology vendors to local managed security service firms;

•        firms specializing in application development, including those focused on blockchain and Web3 technologies, as well as a variety of local and international software development companies; and

•        domain registration service providers and online marketplaces, including both global platforms and regional registrars.

The primary competitive factors in our industry include product capabilities, security, reliability, customer service, brand reputation, and price.

Many of our current and potential competitors have substantially greater financial, technical and marketing resources; relationships with large vendor partners; larger global presence; larger customer bases; longer operating histories; greater brand recognition; and more established relationships in the industry than we do. As a result, some of these competitors may be able to:

•        develop superior products or services, gain greater market acceptance and expand their service offerings more efficiently or more rapidly;

•        adapt to new or emerging technologies and changes in customer requirements more quickly;

•        bundle their offerings, including hosting services with other services they provide at reduced prices;

•        streamline their operational structure, obtain better pricing or secure more favorable contractual terms, allowing them to deliver services and products at a lower cost;

•        take advantage of acquisition, joint venture and other opportunities more readily;

•        adopt more aggressive pricing policies and devote greater resources to the promotion, marketing and sales of their services, which could cause us to have to lower prices for certain services to remain competitive in the market; and

•        devote greater resources to the research and development of their products and services.

To the extent we face increased price competition, we may have to lower the prices of certain of our services in the future to stay competitive, while simultaneously seeking to maintain or improve our revenue and gross margin.

In addition, consolidation activity through strategic mergers, acquisitions and joint ventures may result in new competitors that can offer a broader range of products and services, may have greater scale or a lower cost structure. To the extent such consolidation results in the ability of vertically-integrated companies to offer more integrated services to customers than we can, customers may prefer the single-source approach and direct more business to such competitors, thereby impairing our competitive position. Furthermore, new entrants not currently considered to be competitors may enter the market through acquisitions, partnerships or strategic relationships. As we look to market and sell our services to potential customers, we must convince their internal stakeholders that our services are superior to their current solutions. If we are unable to anticipate or react to these competitive challenges, our competitive position would weaken, which would adversely affect our business and results of operations.

We may from time to time enter into strategic relationships with one or more of our competitors, including third-party cloud infrastructure platform providers, and cybersecurity solutions and service providers.

Increases in labor costs in Hong Kong

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and operating results may be adversely affected.

Basis of Presentation

Our accompanying combined financial statements and unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Our combined financial statements and unaudited interim condensed consolidated financial statements include the financial statements of the Company and its Operating Subsidiary. All intercompany transactions and balances among the Company and its Operating Subsidiary have been eliminated upon combination.

Key Components of Results of Operations

Comparison of Six Months Ended January 31, 2026 and 2025

	For the six months ended January 31,		Variance
	2026 (Unaudited)	2025 (Unaudited)	Amount	Percentage
				%
Revenue	$3,414,333	$3,272,375	$141,958	4.3%
Cost of revenue	(1,919,460)	(2,045,945)	126,485	(6.2)%
Gross profit	1,494,873	1,226,430	268,443	21.9%

Operating expenses
Advertising and marketing expenses	(38,268)	(95,797)	57,529	(60.1)%
General and administrative expenses	(1,081,703)	(819,408)	(262,295)	32.0%
Total operating expenses	(1,119,971)	(915,205)	(204,766)	22.4%

Income from operations	374,902	311,225	63,677	20.5%

Other income (expenses):
Interest income	2,241	3,460	(1,219)	(35.2)%
Other income	186,131	224,444	(38,313)	(17.1)%
Gain/(loss) on disposal of property and equipment	13	(2,248)	2,261	(100.6)%
Total other income, net	188,385	225,656	(37,271)	(16.5)%

Income before income tax expense	563,287	536,881	26,406	4.9%
Income tax expense	(138,051)	(88,015)	(50,036)	56.8%
Net income	$425,236	$448,866	$(23,630)	(5.3)%

Revenue

Our revenue is generated from providing cloud hosting and management services, IT solution services and domain registration services. The following table sets forth the breakdown of our revenue by service line for the six months ended January 31, 2026 and 2025, respectively:

	For the six months ended January 31,		Variance
	2026 (Unaudited)	2025 (Unaudited)	Amount	Percentage
				%
Revenue
Cloud hosting and management services	$2,515,353	$2,433,638	$81,715	3.4%
IT solution services	759,011	699,943	59,068	8.4%
Domain registration services	139,969	138,794	1,175	0.8%
Total revenue	$3,414,333	$3,272,375	$141,958	4.3%

Our total revenue remained relatively stable at $3,414,333 and $3,272,375 for the six months ended January 31, 2026 and 2025, respectively.

Cloud hosting and management services

Our revenue from providing cloud hosting and management services remained relatively stable at $2,515,353 and $2,433,638 for the six months ended January 31, 2026 and 2025, respectively.

IT solution services

Our revenue from providing IT solution services increased by $59,068 or 8.4%, from $699,943 for the six months ended January 31, 2025 to $759,011 for the six months ended January 31, 2026, which was mainly attributable to the increase in such revenue generated from our new customers by $140,265 or 156.5%, from $89,637 for the six months ended January 31, 2025 to $229,902 for the six months ended January 31, 2026 as a result of the increase in number of our new customers during the six months ended January 31, 2026, as compared with the six months ended January 31, 2025.

Domain registration services

Our revenue from providing domain registration services remained relatively stable at $139,969 and $138,794 for the six months ended January 31, 2026 and 2025, respectively.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended January 31, 2026 and 2025, respectively:

	For the six months ended January 31,		Variance
	2026 (Unaudited)	2025 (Unaudited)	Amount	Percentage
				%
Cost of revenue
Business service fees	$729,648	$685,076	$44,572	6.5%
Hardware material cost	17,108	9,645	7,463	77.4%
Rental of rack, bandwidth and related equipment	166,928	249,291	(82,363)	(33.0)%
Domain registration cost	108,530	110,248	(1,718)	(1.6)%
Employee compensation and benefits expenses	896,892	991,638	(94,746)	(9.6)%
Other	354	47	307	653.2%
Total cost of revenue	$1,919,460	$2,045,945	$(126,485)	(6.2)%

Our total cost of revenue was $1,919,460 and $2,045,945 for the six months ended January 31, 2026 and 2025, respectively.

Business service fees

Our business service fees mainly represented the service fees we paid to whom we engaged for the provision of technical solutions and support services in respect of cloud hosting and management services and IT solution services to us.

Our business service fees increased by $44,572 or 6.5%, from $685,076 for the six months ended January 31, 2025 to $729,648 for the six months ended January 31, 2026. This increase was mainly attributable to the increased engagement with service providers for certain business services during the six months ended January 31, 2026 to perform these functions in-house.

Hardware material cost

Our hardware material cost mainly represented the purchase of hardware material for some specific projects for our customers.

We recorded the hardware material cost of $17,108 and $9,645 for the six months ended January 31, 2026 and 2025, respectively.

Rental of rack, bandwidth and related equipment

Our rental of rack, bandwidth and related equipment mainly represented the rental expenses of rack, bandwidth and related equipment we paid to provide the cloud hosting and management services and IT solution services to our customers.

Our rental of rack, bandwidth and related equipment decreased by $82,363 or 33.0%, from $249,291 for the six months ended January 31, 2025 to $166,928 for the six months ended January 31, 2026, which was mainly attributable to the decrease in rental of rack, bandwidth and related equipment we needed to provide our services during the six months ended January 31, 2026, as compared with the six months ended January 31, 2025.

Domain registration cost

Our domain registration cost mainly represented the registration cost of the domain we paid to the domain suppliers in respect of domain registration services.

Our domain registration cost remained related stable at $108,530 and $110,248 for the six months ended January 31, 2026 and 2025, respectively.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses under cost of revenue mainly consisted of salaries and other allowances and retirement benefit scheme contribution to our operational staff.

Our employee compensation and benefits expenses under cost of revenue decreased by $94,746 or 9.6%, from $991,638 for the six months ended January 31, 2025 to $896,892 for the six months ended January 31, 2026, which was mainly attributable to the decrease in number of our operational staff during the six months ended January 31, 2026, as compared with the six months ended January 31, 2025.

Gross Profit and Gross Profit Margin

The following table sets forth the breakdown of our gross profit and gross profit margin for the six months ended January 31, 2026 and 2025, respectively:

	For the six months ended January 31,		Variance
	2026 (Unaudited)	2025 (Unaudited)	Amount	Percentage
	$	$	$	%
Overall gross profit	$1,494,873	$1,226,430	$268,443	21.9%
Overall gross profit margin	43.8%	37.5%	6.3%

Our gross profit increased by $268,443 or 21.9%, from $1,226,430 for the six months ended January 31, 2025 to $1,494,873 for the six months ended January 31, 2026. Such increase was mainly due to the increase in our revenue and the decrease in our cost of revenue as stated above. Our gross profit margin increased from 37.5% for the six months ended January 31, 2025 to 43.8% for the six months ended January 31, 2026, which was mainly attributable to our successful sourcing of suppliers which provided more competitive pricing for the same services provided to us during the six months ended January 31, 2026.

Operating Expenses

Advertising and marketing expenses

Our advertising and marketing expenses mainly represented the advertising and promotion expenses incurred to promote our brand image and awareness.

Our advertising and marketing expenses decreased by $57,529 or 60.1%, from $95,797 for the six months ended January 31, 2025 to $38,268 for the six months ended January 31, 2026. This decrease was mainly attributable to the decrease in engagements with the third-party service provider to promote our brand image and awareness during the six months ended January 31, 2026, as compared to the six months ended January 31, 2025.

General and administrative expenses

Our general and administrative expenses mainly consisted of depreciation expenses of our property and equipment, operating lease expenses, bank charges, employee compensation and benefits expenses for our management and administrative personnel, office expenses, legal and professional fee and travelling expenses, etc.

Our general and administrative expenses increased by $262,295 or 32.0%, from $819,408 for the six months ended January 31, 2025 to $1,081,703 for the six months ended January 31, 2026. This increase was mainly attributable to the increase in our legal and professional fee incurred for our initial public offering during the six months ended January 31, 2026, as compared to the six months ended January 31, 2025. We expect our operating expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other Income, Net

Our other income, net, included interest income, other income and gain/(loss) on disposal of property and equipment. Our other income, net, decreased by $37,271 or 16.5%, from $225,656 for the six months ended January 31, 2025 to $188,385 for the six months ended January 31, 2026, which was mainly attributable to the decrease in our other income as stated below.

Other income

The following table sets forth the breakdown of our other income for the six months ended January 31, 2026 and 2025, respectively:

	For the six months ended January 31,		Variance
	2026 (Unaudited)	2025 (Unaudited)	Amount	Percentage
				%
Other income
Management fee income received from our related parties	$174,069	$191,186	$(17,117)	(9.0)%
Foreign currency exchange (loss)/gain	(356)	8,735	(9,091)	(104.1)%
Others	12,418	24,523	(12,105)	(49.4)%
Total other income	$186,131	$224,444	$(38,313)	(17.1)%

Our other income decreased by $38,313 or 17.1%, from $224,444 for the six months ended January 31, 2025 to $186,131 for the six months ended January 31, 2026, which was mainly attributable to the decrease in our other income from our non-ordinary workshops events we received during the six months ended January 31, 2026, as compared to the six months ended January 31, 2025.

Management fee income received from our related parties

Management fee income received from our related parties represented the income received from the provision of manpower, shared administrative expenses and office supplies to our related parties.

Our management fee income received from our related parties remained relatively stable at $174,069 and $191,186 for the six months ended January 31, 2026 and 2025, respectively.

Foreign currency exchange (loss) gain

Foreign currency exchange (loss) gain mainly represented the remeasurement of transactions and monetary assets and liabilities denominated in currencies other than the functional currency at the end of the period.

We recorded the foreign currency exchange loss of $356 for the six months ended January 31, 2026 while we recorded the foreign currency exchange gain of $8,735 for the six months ended January 31, 2025.

Others

Others mainly represented the rental income of our car parks, marketing sponsorship income and miscellaneous income.

Income Tax Expense

Under the current laws of the BVI, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no BVI withholding tax will be imposed.

UDomain is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,542 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,542 (HK$2,000,000). We recorded the income tax expense of $138,051 and $88,015 for the six months ended January 31, 2026 and 2025, respectively.

Net Income

As a result of the foregoing, we reported net income of $425,236 and $448,866, for the six months ended January 31, 2026 and 2025, respectively.

Comparison of Years Ended July 31, 2025 and 2024

	For the years ended July 31,		Variance
	2025	2024	Amount	Percentage
				%
Revenue	$6,747,036	$6,024,766	$722,270	12.0%
Cost of revenue	(4,156,713)	(4,330,283)	173,570	(4.0)%
Gross profit	2,590,323	1,694,483	895,840	52.9%

Operating expenses
Advertising and marketing expenses	(203,397)	(199,143)	(4,254)	2.1%
General and administrative expenses	(1,569,579)	(1,664,757)	95,178	(5.7)%
Total operating expenses	(1,772,976)	(1,863,900)	90,924	(4.9)%

Income (loss) from operations	817,347	(169,417)	986,764	(582.4)%

Other income (expenses):
Interest income	4,152	14,477	(10,325)	(71.3)%
Other income	483,017	352,716	130,301	36.9%
Loss on disposal of property and equipment	(2,246)	—	(2,246)	N/A %
Total other income, net	484,923	367,193	117,730	32.1%

Income before income tax expense	1,302,270	197,776	1,104,494	558.5%
Income tax expense	(206,573)	(29,126)	(177,447)	609.2%
Net income	$1,095,697	$168,650	$927,047	549.7%

Revenue

Our revenue is generated from providing cloud hosting and management services, IT solution services and domain registration services. The following table sets forth the breakdown of our revenue by service line for the years ended July 31, 2025 and 2024, respectively:

	For the years ended July 31,		Variance
	2025	2024	Amount	Percentage
				%
Revenue
Cloud hosting and management services	$5,145,251	$4,748,404	$396,847	8.4%
IT solution services	1,303,949	972,970	330,979	34.0%
Domain registration services	297,836	303,392	(5,556)	(1.8)%
Total revenue	$6,747,036	$6,024,766	$722,270	12.0%

Our total revenue increased by $722,270 or 12.0%, from $6,024,766 for the year ended July 31, 2024 to $6,747,036 for the year ended July 31, 2025. Such increase was mainly due to (i) the increase in revenue from providing cloud hosting and management services by $396,847 or 8.4%, from $4,748,404 for the year ended July 31, 2024 to $5,145,251 for the year ended July 31, 2025; and (ii) the increase in revenue from providing IT solution services by $330,979 or 34.0%, from $972,970 for the year ended July 31, 2024 to $1,303,949 for the year ended July 31, 2025.

Cloud hosting and management services

Our revenue from providing cloud hosting and management services increased by $396,847 or 8.4%, from $4,748,404 for the year ended July 31, 2024 to $5,145,251 for the year ended July 31, 2025, which was mainly attributable to (i) the increase in such revenue generated from our recuring customers by $565,028 or 12.7%, from $4,463,049 for the year ended July 31, 2024 to $5,028,077 for the year ended July 31, 2025 as a result of the increase in number of our recurring customers by 10,744 during the year ended July 31, 2025, as compared with the year ended July 31, 2024; and (ii) and the upward adjustments in our selling price of our services we provided to our new customers by approximately 10% during the year ended July 31, 2025, which was partially offset by the decrease in such revenue generated from our new customers by $168,181 or 58.9%, from $285,355 for the year ended July 31, 2024 to $117,174 for the year ended July 31, 2025 as a result of the decrease in number of our new customers by 889 for the year ended July 31, 2025, as compared with the year ended July 31, 2024.

IT solution services

Our revenue from providing IT solution services increased by $330,979 or 34.0%, from $972,970 for the year ended July 31, 2024 to $1,303,949 for the year ended July 31, 2025, which was mainly attributable to the increase in such revenue generated from our recurring customers by $337,553 or 45.7%, from $738,775 for the year ended July 31, 2024 to $1,076,328 for the year ended July 31, 2025 as a result of the increase in number of our recurring customers by 115 during the year ended July 31, 2025, as compared with the year ended July 31, 2024.

Domain registration services

Our revenue from providing domain registration services remained relatively stable at $297,836 and $303,392 for the years ended July 31, 2025 and 2024, respectively.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the years ended July 31, 2025 and 2024, respectively:

	For the years ended July 31,		Variance
	2025	2024	Amount	Percentage
				%
Cost of revenue
Business service fees	$1,476,971	$1,550,141	$(73,170)	(4.7)%
Hardware material cost	18,652	28,809	(10,157)	(35.3)%
Rental of rack, bandwidth and related equipment	464,893	618,476	(153,583)	(24.8)%
Domain registration cost	236,485	246,070	(9,585)	(3.9)%
Employee compensation and benefits expenses	1,959,516	1,884,939	74,577	4.0%
Other	196	1,848	(1,652)	(89.4)%
Total cost of revenue	$4,156,713	$4,330,283	$(173,570)	(4.0)%

Our total cost of revenue was $4,156,713 and $4,330,283 for the years ended July 31, 2025 and 2024, respectively.

Business service fees

Our business service fees mainly represented the service fees we paid to whom we engaged for the provision of technical solutions and support services in respect of cloud hosting and management services and IT solution services to us.

Our business service fees decreased by $73,170 or 4.7%, from $1,550,141 for the year ended July 31, 2024 to $1,476,971 for the year ended July 31, 2025. This decrease was mainly attributable to the reduced engagement with service providers for certain business services as we hired additional operational staff during the year ended July 31, 2025 to perform these functions in-house.

Hardware material cost

Our hardware material cost mainly represented the purchase of hardware material for some specific projects for our customers.

We recorded the hardware material cost of $18,652 and $28,809 for the years ended July 31, 2025 and 2024, respectively.

Rental of rack, bandwidth and related equipment

Our rental of rack, bandwidth and related equipment mainly represented the rental expenses of rack, bandwidth and related equipment we paid to provide the cloud hosting and management services and IT solution services to our customers.

Our rental of rack, bandwidth and related equipment decreased by $153,583 or 24.8%, from $618,476 for the year ended July 31, 2024 to $464,893 for the year ended July 31, 2025, which was mainly attributable to the decrease in rental of rack, bandwidth and related equipment we needed to provide our services during the year ended July 31, 2025, as compared with the year ended July 31, 2024.

Domain registration cost

Our domain registration cost mainly represented the registration cost of the domain we paid to the domain suppliers in respect of domain registration services.

Our domain registration cost remained related stable at $236,485 and $246,070 for the years ended July 31, 2025 and 2024, respectively.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses under cost of revenue mainly consisted of salaries and other allowances and retirement benefit scheme contribution to our operational staff.

Our employee compensation and benefits expenses under cost of revenue increased by $74,577 or 4.0%, from $1,884,939 for the year ended July 31, 2024 to $1,959,516 for the year ended July 31, 2025, which was mainly attributable to the increase in number of our operational staff during the year ended July 31, 2025, as compared with the year ended July 31, 2024.

Gross Profit and Gross Profit Margin

The following table sets forth the breakdown of our gross profit and gross profit margin for the years ended July 31, 2025 and 2024, respectively:

	For the years ended July 31,		Variance
	2025	2024	Amount	Percentage
	$	$	$	%
Overall gross profit	$2,590,323	$1,694,483	$895,840	52.9%
Overall gross profit margin	38.4%	28.1%	10.3%

Our gross profit increased by $895,840 or 52.9%, from $1,694,483 for the year ended July 31, 2024 to $2,590,323 for the year ended July 31, 2025. Such increase was mainly due to the increase in our revenue as stated above. Our gross profit margin increased from 28.1% for the year ended July 31, 2024 to 38.4% for the year ended July 31, 2025, which was mainly attributable to the upward adjustments in our selling price of our services we provided to our customers during the year ended July 31, 2025.

Operating Expenses

Advertising and marketing expenses

Our advertising and marketing expenses mainly represented the advertising and promotion expenses incurred to promote our brand image and awareness.

Our advertising and marketing expenses remained relatively stable at $203,397 and $199,143, respectively, for the years ended July 31, 2025 and 2024.

General and administrative expenses

Our general and administrative expenses mainly consisted of depreciation expenses of our property and equipment, operating lease expenses, bank charges, employee compensation and benefits expenses for our management and administrative personnel, office expenses, legal and professional fee and travelling expenses, etc.

Our general and administrative expenses decreased by $95,178 or 5.7%, from $1,664,757 for the year ended July 31, 2024 to $1,569,579 for the year ended July 31, 2025, which was mainly attributable to the decrease in depreciation expenses of our property and equipment as most of our property and equipment were fully depreciated.

We expect our operating expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other Income, Net

Our other income, net, included interest income, other income and loss on disposal of property and equipment. Our other income, net, increased by $117,730 or 32.1%, from $367,193 for the year ended July 31, 2024 to $484,923 for the year ended July 31, 2025, which was mainly attributable to the increase in our other income as stated below.

Other income

The following table sets forth the breakdown of our other income for the years ended July 31, 2025 and 2024, respectively:

	For the years ended July 31,		Variance
	2025	2024	Amount	Percentage
				%
Other income
Government subsidies	$46,162	$6,775	$39,387	581.4%
Management fee income received from our related parties	381,881	314,618	67,263	21.4%
Training income	25,805	—	25,805	N/A %
Foreign currency exchange gain	10,653	15,873	(5,220)	(32.9)%
Others	18,516	15,450	3,066	19.8%
Total other income	$483,017	$352,716	$130,301	36.9%

Our other income increased by $130,301 or 36.9%, from $352,716 for the year ended July 31, 2024 to $483,017 for the year ended July 31, 2025, which was mainly attributable to the increase in government subsidies by $39,387 and the increase in management fee income received from our related parties by $67,263 for the year ended July 31, 2025, as compared to the year ended July 31, 2024.

Government subsidies

Government subsidies primarily related to non-recurring entitlements granted by the Hong Kong government under the SME export marketing fund to provide financial support to non-listed companies for export-related promotion activities, such as trade exhibitions, online marketing and website development.

Our government subsidies increased by $39,387 or 581.4%, from $6,775 for the year ended July 31, 2024 to $46,162 for the year ended July 31, 2025, which was mainly attributable to more export-related website development we performed, which entitled us to receive more government subsidies, during the year ended July 31, 2025, as compared to the year ended July 31, 2024. These government subsidies were recognized as other income when they were received because they were not subject to any past or future conditions.

Management fee income received from our related parties

Management fee income received from our related parties represented the income received from the provision of manpower, shared administrative expenses and office supplies to our related parties.

Our management fee income received from our related parties increased by $67,263 or 21.4%, from $314,618 for the year ended July 31, 2024 to $381,881 for the year ended July 31, 2025, which was mainly attributable to the increase in manpower, shared administrative services and office supplies used by our related parties due to their business needs during the year ended July 31, 2025.

Training income

Training income represented the income received from the provision of blockchain related training and workshop.

We recorded training income of $25,805 and nil for the years ended July 31, 2025 and 2024, respectively, as we have organized one and nil blockchain related training and workshop during the years ended July 31, 2025 and 2024, respectively.

Foreign currency exchange gain

Foreign currency exchange gain (loss) mainly represented the remeasurement of transactions and monetary assets and liabilities denominated in currencies other than the functional currency at the end of the period.

We recorded the foreign currency exchange gain of $10,653 and $15,873 for the years ended July 31, 2025 and 2024, respectively.

Others

Others mainly represented the rental income of our car parks, marketing sponsorship income and miscellaneous income.

We recoded others of $18,516 and $15,450 for the years ended July 31, 2025 and 2024, respectively.

Income Tax Expense

Under the current laws of the BVI, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no BVI withholding tax will be imposed.

UDomain is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $254,810 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $254,810 (HK$2,000,000). We recorded the income tax expense of $206,573 and $29,126 for the years ended July 31, 2025 and 2024, respectively.

Net Income

As a result of the foregoing, we reported net income of $1,095,697 and $168,650, for the years ended July 31, 2025 and 2024, respectively.

Liquidity and Capital Resources

We are a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds may be transferred from us, our holding company incorporated in the BVI, to our Operating Subsidiary, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary to us. There are no restrictions or limitations on our ability to distribute earnings from our Operating Subsidiary in Hong Kong to us and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. As of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiary by the PRC government to transfer cash. Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between us and our Operating Subsidiary, across borders and to U.S investors, nor are there any restrictions and limitations to distribute earnings from our business and Operating Subsidiary, to us and U.S. investors and amounts owed. Furthermore, neither the Company, nor our Operating Subsidiary, are subject to Enterprise Income Tax Law of the PRC, nor these laws and regulations have any impact on our business, operations or this Offering, since we conduct our operations solely in Hong Kong through our Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of Cash to and from Our Operating Subsidiary,” “Risk Factors — Risks Relating to Our Corporate Structure — We rely on dividends and other distributions of equity paid by our Operating Subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the ability of our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless” on page 5 and 41 and our combined financial statements and unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus.

Our liquidity and working capital requirements mainly represent the payments for employee compensation and benefits expenses, property rentals, business service fees and other operating expenses incurred for our business operations. Our current business plan is to maximize the profitability of our current business by exercising any cost-effective measures to reduce our redundant cost and increasing our marketing budget to approximately $300,000 to promote our brand and attract more customers. To date, we have financed our operations primarily through cash flows from operations and advances from related parties. As of January 31, 2026, we had cash and cash equivalents of $2,901,340 compared to $3,807,347 as of July 31, 2025. We had net income of $425,236, $448,866, $1,095,697 and $168,650, respectively, for the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024. We had positive working capital of $511,404 and $430,359 as of January 31, 2026 and July 31, 2025. We generated a positive cash flow from operating activities of $915,090 and $604,775 for the six months ended January 31, 2026 and 2025, respectively. We generated a positive cash flow from operating activities of $1,236,078 for the year ended July 31, 2025 while we generated a negative cash flow from operating activities of $197,397 for the year ended July 31, 2024. Our working capital requirements are influenced by the size of our operations and the timing for collecting accounts receivable and payment of payable. As of January 31, 2026, July 31, 2025 and

2024, we had amounts due from related parties of nil, nil and $1,907,981, respectively, and amounts due to related parties of $10,118, $1,315,726 and $1,792,083, respectively. The amounts due from related parties and amounts due to related parties as of January 31, 2026, July 31, 2025 and 2024 were unsecured, non-interest bearing and repayable on demand. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, we did not have any amounts committed to be provided by our related parties. For the six months ended January 31, 2026, we repaid to related parties of $1,305,608 as our related parties paid some operating expenses on behalf of us. For the six months ended January 31, 2025, we received the advances from related parties of $26,963 as we required funding for the payment of our operating expenses and repaid to related parties of $671,702 as our related parties paid some operating expenses on behalf of us. For the year ended July 31, 2025, we received the repayments from related parties of $1,717,070 as we requested our related parties for repayment for our operational use, and received the advances from related parties of $902,949 as our related parties paid some operating expenses on behalf of us and then we repaid to related parties of $905,440 during the same year. For the year ended July 31, 2024, we received the advances from related parties of $1,035,980 as we required funding for the payment of our operating expenses and advanced to related parties of $437,681 for their operational purpose. We believe such related party transactions did not have any material impact on our liquidity and working capital for the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024 primarily because we were able to generate a positive cash flow from our operating activities during the six months ended January 31, 2026 and 2025 and the year ended July 31, 2025, and the related parties have sufficient financial resources to provide funding to us when needed during the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024. We believe that our current cash and cash equivalents and cash flows provided by operating activities will be sufficient to meet our working capital needs in the next 12 months from the date the unaudited interim condensed consolidated financial statements are issued.

As discussed under the section titled “Business — Our Growth Strategies” in this prospectus, we intend to develop our business by continuing to expand blockchain solutions business, transitioning to subscription-based cybersecurity services, expanding geographically into high-growth markets and further pursuing education-led marketing and community engagement. We estimate we would require approximately $5 million for the development of our blockchain-focused media tool, including CFTime, and our AI-enabled content and customer service tool, InfiniAI, to enhance marketing efforts and drive brand awareness to support the expansion of our blockchain solutions business and approximately $5 million for automation of security assessments and the integration of AI-driven monitoring tools for our cybersecurity services, facilitating the transition from project-based to subscription-based services for more predictable revenue streams. We plan to support our future operations and business development primarily from cash generated from our operations, the proceeds from this Offering and additional financing, if necessary. Our ability to continue to meet these requirements and obligations will depend on, among other things, our ability to achieve anticipated levels of revenue and cash flows from operations, and our ability to manage costs and working capital successfully. Additionally, our cash flow generation ability is subject to general economic, financial, competitive, legislative, and regulatory factors, and other factors that are beyond our control. We cannot assure you that our business will generate cash flows from operations in an amount sufficient to enable us to fund our liquidity needs. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. Our ability to obtain additional funding will be subject to various factors, including general market conditions, our operating performance, the market’s perception of our growth potential and lender sentiment. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

We do not plan to pay any further dividends out of our retained earnings.

The following table summarizes our cash flows for the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024.

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Net cash provided by operating activities	$915,090	$604,775
Net cash used in investing activities	(11,995)	(68,721)
Net cash used in financing activities	(1,808,377)	(644,739)
Effect of exchange rate changes on cash and cash equivalent	(725)	(4,523)
Net change in cash and cash equivalents	(906,007)	(113,208)
Cash and cash equivalents at the beginning of the period	3,807,347	950,081
Cash and cash equivalents at the end of the period	$2,901,340	$836,873
	For the years ended July 31,
	2025	2024
Net cash provided by (used in) operating activities	$1,236,078	$(197,397)
Net cash provided by (used in) investing activities	1,639,881	(458,960)
Net cash (used in) provided by financing activities	(2,491)	1,160,164
Effect of exchange rate changes on cash and cash equivalent	(16,202)	1,563
Net change in cash and cash equivalents	2,857,266	505,370
Cash and cash equivalents at the beginning of the year	950,081	444,711
Cash and cash equivalents at the end of the year	$3,807,347	$950,081

Operating Activities

Our net cash provided by operating activities amounted to $915,090 for the six months ended January 31, 2026, mainly derived from (i) the net income for the period of $425,236; (ii) various non-cash items of $300,341, such as depreciation of property and equipment, operating lease expenses, gain on disposal of property and equipment, provision for current expected credit losses on accounts receivables, reversal of provision for current expected credit losses on contract assets and deferred income tax expense; and (iii) the increase in contract liabilities of $209,994 as a result of the increase in billings in advance of performance obligations under contracts closer to the end of the six months ended January 31, 2026, as compared to that of the year ended July 31, 2025, which was partially offset by the payment of our lease for our office of $90,886 for the six months ended January 31, 2026.

Our net cash provided by operating activities amounted to $604,775 for the six months ended January 31, 2025, mainly derived from (i) the net income for the period of $448,866; and (ii) various non-cash items of $251,690, such as depreciation of property and equipment, operating lease expenses, loss on disposal of property and equipment, interest accretion on provision for asset retirement obligations, provision for current expected credit losses on accounts receivables, provision for current expected credit losses on contract assets and deferred income tax expense, which was partially offset by the payment of our lease for our office of $87,174 for the six months ended January 31, 2025.

Our net cash provided by operating activities amounted to $1,236,078 for the year ended July 31, 2025, mainly derived from (i) the net income for the year of $1,095,697; and (ii) various non-cash items of $514,456, such as depreciation of property and equipment, operating lease expenses, loss on disposal of property and equipment, interest accretion on provision for asset retirement obligations, reversal of provision for current expected credit losses on accounts receivables, reversal of provision for current expected credit losses on contract assets and deferred income tax expense, which was partially offset by (i) the decrease in amounts due to related parties of $279,105 as a result of the repayments to related parties of our operating expenses paid on behalf of us in the prior years; and (ii) the payment of our lease for our office of $177,913 for the year ended July 31, 2025.

Our net cash used in operating activities amounted to $197,397 for the year ended July 31, 2024, mainly derived from (i) the decrease in amounts due to related parties of $1,129,838 as a result of the repayments to related parties of our operating expenses paid on behalf of us in the prior years; and (ii) the payment of our lease for our office of $155,622 for the year ended July 31, 2024, which was partially offset by (i) the net income for the year of $168,650; (ii) various non-cash items of $525,068, such as depreciation of property and equipment, operating lease expenses, loss on disposal of property and equipment, interest accretion on provision for asset retirement obligations, reversal of provision for current expected credit losses on accounts receivables, provision for current expected credit losses on contract assets and deferred income tax expense; (iii) the increase in contract liabilities of $222,184 as a result of the increase in billings in advance of performance obligations under contracts closer to the end of the year ended July 31, 2024, as compared to that of the year ended July 31, 2023; and (iv) the decrease in accounts receivable, net, of $134,836 as a result of more settlements by the customers closer to the end of the year ended July 31, 2024, as compared to that of the year ended July 31, 2023.

Investing Activities

Our net cash used in investing activities was $11,995 for the six months ended January 31, 2026, mainly attributable to the purchase of property and equipment of $12,008 for the six months ended January 31, 2026.

Our net cash used in investing activities was $68,721 for the six months ended January 31, 2025, mainly attributable to the purchase of property and equipment of $68,721 for the six months ended January 31, 2025.

Our net cash provided by investing activities was $1,639,881 for the year ended July 31, 2025, mainly attributable to the repayments from related parties of $1,717,070 for the year ended July 31, 2025, which was partially offset by the purchase of property and equipment of $77,189 for the year ended July 31, 2025.

Our net cash used in investing activities was $458,960 for the year ended July 31, 2024, mainly attributable to the advances to related parties of $437,681 and the purchase of property and equipment of $21,279 for the year ended July 31, 2024.

Financing Activities

Our net cash used in financing activities was $1,808,377 for the six months ended January 31, 2026, mainly attributable to repayments to related parties of $1,305,608 and payment of deferred offering cost of $502,769 for the six months ended January 31, 2026.

Our net cash used in financing activities was $644,739 for the six months ended January 31, 2025, mainly attributable to the repayments to related parties of $671,702, which was partially offset by the advance from related parties of $26,963 for the six months ended January 31, 2025.

Our net cash used in financing activities was $2,491 for the year ended July 31, 2025, mainly attributable to advances to related parties of $905,440, which was partially offset by advances from related parties of $902,949 for the year ended July 31, 2025.

Our net cash provided by financing activities was $1,160,164 for the year ended July 31, 2024, mainly attributable to the capital contributions from our shareholders of $124,184 and advances from related parties of $1,035,980 for the year ended July 31, 2024.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenue, net income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with entities which are not combined or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No.450-20, “Loss Contingencies,” we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of January 31, 2026:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	More than 3 years
Future lease payments	$332,992	$181,632	$151,360	$—
	$332,992	$181,632	$151,360	$—

Capital Expenditures

For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, we purchased $12,008, $68,721, $77,189 and $21,279 of property and equipment, respectively, mainly for use in our operations.

Subsequent to January 31, 2026 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of January 31, 2026 or as of the date of this prospectus.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our combined financial statements and unaudited interim condensed consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical Accounting Policies

When reading our combined financial statements and unaudited interim condensed consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in those financial statements.

Critical Accounting Estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for Current Expected Credit Losses

We have adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies and contract assets. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We have also adopted a current lifetime expected credit losses methodology to measure impairments of other financial assets, which results in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. For the six months ended January 31, 2026 and 2025, the provision for current expected credit losses on accounts receivable of $16,925 and $299, respectively, were recorded. For the years ended July 31, 2025 and 2024, the reversal of provision for current expected credit losses on accounts receivable of $492 and $1,783, respectively, were recorded.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to our combined financial statements and unaudited interim condensed consolidated financial statements, “Summary of Significant Accounting Policies.”

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, accounts receivable and contract assets.

We believe that there is no significant credit risk associated with cash at banks in Hong Kong, which were held by reputable financial institutions in the jurisdiction where our Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at each bank for a maximum amount of $64,135 (HK$500,000) and has been raised to approximately $102,617 (HK$800,000) from October 1, 2024, including both principal and interest. Otherwise, these balances are not covered by insurance. As of January 31, 2026, July 31, 2025 and 2024, we had bank balance of $2,901,340, $3,807,347 and $950,081 which was maintained at Deposit Protection Scheme banks in Hong Kong, and of $2,663,264, $3,587,504 and $790,505 which was subject to credit risk, respectively. We believe that no significant credit risk exists as these financial institutions have high credit quality and we have not incurred any losses related to such deposits.

For the credit risk related to accounts receivable and contract assets, we adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. We have adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies and contract assets. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We seek to maintain strict control over our outstanding receivables. Overdue balances are reviewed regularly. We believe that no significant credit risk exists as the risk is mitigated by our assessment of our customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Interest Rate Risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank balances. We currently do not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates is not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign Exchange Risk

Our operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. We consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Market and Geographic Risk

Our major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence our business, financial condition, and results of operations.

BUSINESS

Overview

We are a Hong Kong-based technology solutions provider with a technical heritage dating back to 1998. Our mission is to “unBLOCK the future” and “unCHAIN opportunities,” reflecting our commitment to deliver reliable, secure and scalable digital infrastructure and solutions that enable enterprises, government entities, public utilities and SMEs, to accelerate digital transformation and manage mission-critical operations with confidence.

We are recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong government’s Chief Information Officer as a Government Public Cloud Services Provider. We have received multiple industry awards, including the Best Registrar Performance Award in 2023, the Outstanding eCommerce Excellence Award for Managed Security Service and Cloud Solution in 2018, and the Cyber Security Professionals Awards in 2017, underscoring our leadership and reputation for service excellence.

We have evolved from a traditional web hosting company into an integrated provider of a wide spectrum of technology services:

•        Cloud hosting and management services.    Encompassing both shared web hosting and dedicated cloud solutions, including multi-cloud architecture and managed cloud services.

•        IT solution services.    Providing technology-driven offerings to support secure, scalable, and innovative digital environments for customers, including:

•        Cybersecurity services.    Providing managed security services, penetration testing, vulnerability assessment, and advanced threat detection.

•        Applications development.    Delivering custom website, mobile, enterprise, and blockchain applications development.

•        Domain registration services.    Offering domain registration services that support a wide range of global and regional domain extensions.

We have served over 20,000 companies since our inception. Our diversified customer base ranges from SMEs and startups to large multinational enterprises across Hong Kong, China, and the broader Asian region. Our ability to serve customers at different scales and across industries reflects our integrated capabilities. Our integrated approach, technical expertise, and customer-centric philosophy have enabled us to build enduring customer relationships and a resilient business model.

Our Market

Overview of the Technology Solutions Provider in Hong Kong

We believe that the technology services industry, particularly for integrated providers, is positioned for robust growth. The rapid digital transformation across all sectors, accelerated by the adoption of AI and cloud technologies, has created a fertile ground for companies that offer a comprehensive suite of services. As businesses evolve from using basic web hosting to leveraging complex, data-driven applications, their needs have expanded to require seamless integration between cloud infrastructure, security, and custom software development. This trend is pushing the market away from fragmented, single-service vendors and towards unified providers like us, who can act as a one-stop shop for a company’s entire technological ecosystem. The future of the industry lies in this bundled, synergistic approach to service delivery.

Demand for Technology Solutions Provider in Hong Kong

Demand is being powerfully driven by two key factors: the critical need for cybersecurity and the shift to sophisticated cloud architectures. In 2024, Hong Kong Productivity Council Cyber Security (the “HKPC Cyber Security”), commissioned by the Office of the Privacy Commissioner for Personal Data (the “PCPD”), conducted the seventh round of the survey named “Artificial Intelligence and Information Security Survey 2024” (the “PCPD Survey”); accordingly, as organizations handle ever-increasing volumes of personal and sensitive data, they are becoming more vulnerable to cyber threats. This directly fuels demand for managed security services, penetration testing, and advanced threat detection. Furthermore, the report highlights that the complexity of AI and multi-cloud environments necessitates professional management, creating strong demand for managed cloud services. Concurrently, the need to build a unique digital presence and automate operations continues to drive demand for custom application development, from enterprise-grade platforms to emerging blockchain solutions, making application development a core pillar of industry demand.

According to the PCPD Survey, compared with 2023, surveyed enterprises are more willing to invest in cyber security. The average cyber security budget is around HK$268,600 in 2024, which is 20% more than the average budget of HK$224,500 in 2023. Looking at the results by company size, SMEs have increased their cyber security spending by 7% with an average budget of HK$121,000, and nearly all corporates (98%) have invested in cyber security in 2024. Their cyber security budget has increased significantly by 19%, raising the average spending from HK$897,300 in 2023 to around HK$1,065,800 in 2024.

According to the PCPD Survey, approximately half of the surveyed enterprises (47%) plan to enhance their cyber security in 2025, with about half of them intending to increase the use of AI technologies for this purpose as well as for data security (22%), representing around one-fifth of all enterprises. The results are encouraging as 87% of corporates plan to strengthen their cyber security in 2025, with almost half of them (46%) intending to implement that and enhance data security with an increase in the use of AI.

Furthermore, the surveyed enterprises have limited experience with AI technologies. Among those enterprises which use AI, over half of them (54%) have less than a year of experience. Only 7% of surveyed enterprises have more than three years of experience with using the technology in operations. This suggests a great potential for technology solutions provider which focus on cyber security and AI applications development in Hong Kong to expand its businesses.

Support from the Government on AI in Hong Kong

To promote the development of the local AI ecosystem, the Hong Kong government has allocated HK$3 billion for the launch of a three-year AI Subsidy Scheme to support local institutions, research and development (“R&D”) centers, government departments and other enterprises in leveraging the computing power of Cyberport’s AI Supercomputing Centre (the “AISC”) to achieve scientific breakthroughs. The AI Subsidy Scheme has been open for application since October 2024. Under the scheme, eligible users may generally be subsidized up to 70% of the service list price of the AISC. The subsidy will also be used to strengthen the cyber security and data protection of the AISC, and organize promotional and educational activities to attract non-local AI experts, enterprises and R&D projects to come to Hong Kong. Governments and regulatory bodies in many regions, including Hong Kong, are actively promoting digital resilience. This regulatory focus indirectly supports technology service providers by raising awareness among businesses about the importance of data security and robust IT infrastructure.

Our Competitive Strengths

We believe that the following competitive strengths are essential for our success and differentiate us from our competitors:

Strong technical heritage and track record of innovation

We are recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong Government Chief Information Officer as a Government Public Cloud Services Provider. With a strong technical heritage dating back to our founding in 1998, we have evolved from a traditional domain registrar into a comprehensive technology solutions provider, consistently demonstrating our ability to innovate and adapt to emerging technologies. Our longstanding presence in the market reflects our deep technical expertise and our commitment to staying at the forefront of industry trends, including the adoption and integration of cloud computing and IT solutions into our service portfolio.

Integrated multi-domain expertise enabling seamless digital transformation solutions

Our unique integration of core technology domains, namely cloud hosting and management, IT solutions including cybersecurity and applications development, and domain registration, enables us to deliver comprehensive digital transformation solutions from a single trusted provider. This integrated approach eliminates the complexity and risk associated with managing multiple vendors, while ensuring optimal compatibility, security, and performance across all technology components. Customers benefit from a seamless experience and a unified technology strategy that supports their evolving business needs.

Established reputation for customer-centric service and industry recognition

We serve a broad and loyal customer base that spans government agencies, public utilities, multinational corporations, and SMEs across Hong Kong, China and the broader Asian region. Our ability to retain and grow relationships with such a diverse clientele is a testament not only to our service quality and technical excellence, but also to our consultative approach to customer service. By providing personalized technology advisory, digital solution design, and security readiness assessments at both pre- and post-sale stages, we foster long-term partnerships and drive strong customer retention. This customer-centric philosophy is further validated by a portfolio of industry awards and recognitions, including accolades for managed security services, cloud solutions, and customer service, underscoring our position as a trusted and respected technology partner.

Robust infrastructure and advanced security frameworks ensuring reliability and compliance

Our robust infrastructure is underpinned by direct connectivity to major network exchanges, high-availability architecture, and advanced security frameworks. We have invested in redundant network paths, and enterprise-grade hardware to ensure optimal performance and minimal downtime for mission-critical applications. Our security protocols incorporate multi-layered defenses, continuous monitoring, and compliance with industry standards, enabling us to deliver reliable, secure, and compliant solutions to customers with stringent operational and regulatory requirements. This infrastructure foundation supports our ability to provide uninterrupted service, rapid disaster recovery, and the highest levels of data protection, reinforcing our reputation as a dependable technology partner.

Our Growth Strategies

We intend to develop our business by implementing the following strategies:

Continue to expand blockchain solutions business

We intend to continue to expand our blockchain solutions business by leveraging our technical expertise to help long-term customers explore and adopt blockchain technology. Through education-led outreach and consultative engagement, we guide customers in identifying practical blockchain applications that drive business value, positioning us as a trusted partner in their digital transformation journey.

We plan to execute this expansion strategy throughout 2026 and beyond, through (i) R&D for blockchain-as-a-service enhancements; (ii) the addition of a dedicated team for client onboarding and monitoring; (iii) participation in approximately six to eight Web3, AI, and blockchain-related events in Hong Kong and the Asia-Pacific region, respectively in the forthcoming two years; and (iv) digital lead generation campaigns targeting mainly SMEs. We estimate the total investment for this blockchain expansion to be approximately $5 million. We intend to fund these activities through a combination of cash flow from existing operations and a portion of the net proceeds from the Offering. If we are unable to generate sufficient operating cash flow or if the available net proceeds are lower than anticipated, we may need to scale back our expansion timeline, reduce headcount additions, or limit our participation in industry events.

Transition to subscription-based cybersecurity services

We intend to accelerate the adoption of subscription-based cybersecurity services by automating security assessments and integrating AI driven monitoring tools. By transitioning from project-based engagements to recurring, subscription-based models, we aim to generate more predictable revenue streams and provide continuous value to our customers. Our investment in automation and AI will enable us to deliver scalable, proactive security solutions that address the evolving threat environment faced by enterprises and SMEs.

We plan to implement these initiatives through (i) R&D for the integration of AI driven monitoring tools; (ii) the addition of a dedicated team for deployment and support; (iii) hosting workshops to provide hands-on training and demonstrations, and facilitate scaling of SME adoption; and (iv) participation in cybersecurity conferences focused on AI-driven monitoring tools. We estimate the total investment for AI tool development and integration to be approximately $5 million through the end of 2028. We intend to fund this investment through a combination of cash flow from existing operations and a portion of the net proceeds of the Offering. If we are unable to generate sufficient operating cash flow or if the available net proceeds are lower than anticipated, we may pursue alternative, lower-cost marketing channels such as webinars and virtual demonstrations.

Expand geographically into high-growth markets

We aim to expand into high-growth markets in Southeast Asia, replicating our proven business model and capitalizing on the digital transformation of SMEs in the region. We expect to leverage our existing customer base to drive cross-border solution adoption and referrals. Our strategy includes establishing local teams, building strong relationships with suppliers, and tailoring our service offerings to meet the unique needs of emerging markets. This geographic expansion is expected to diversify our revenue base and enhance our long-term growth prospects.

Further pursue education-led marketing and community engagement

We will continue to invest in education-led marketing and community engagement to drive brand awareness, generate qualified leads, and foster long-term customer relationships. Utilizing platforms such as CFTime, our blockchain-focused media tool, and InfiniAI, our AI-enabled content and customer service tool, we are able to reach targeted audiences, deliver thought leadership, and streamline customer engagement. These initiatives support efficient customer acquisition and reinforce our position as a trusted advisor in the technology sector.

Our Business

We are a Hong Kong-based technology solutions provider. We have grown from a traditional web hosting company into a multi-faceted technology enterprise specializing in cloud hosting and management services, IT solution services, and domain registration services:

Cloud Hosting and Management Services

Our cloud hosting and management services form the cornerstone of our offerings, providing scalable, secure, and high-performance infrastructure solutions tailored to a wide range of customer needs.

•        Web hosting services.    We offer shared server infrastructure optimized for SMEs and organizations establishing their digital presence in Hong Kong. Our web hosting services operate on a shared server model, where multiple websites utilize the same physical infrastructure to deliver cost-effective solutions for basic hosting needs. The platform features direct connectivity to the Hong Kong Internet eXchange (“HKIX”) with over 100Gb+ local bandwidth, ensuring high-speed access for Hong Kong-based users. Service packages are tiered to accommodate varying storage, email accounts, and data transfer requirements, with monthly pricing options from startups to enterprise-level solutions. Both Linux and Windows environments are supported, and include comprehensive email hosting, anti-spam protection, shared SSL, and regular file backups. Our web hosting services provide SMEs with a reliable, secure, and scalable platform for their online operations.

•        Cloud solutions.    Our premium cloud offerings provide dedicated virtual or physical resources with full customization capabilities, distinguishing them from shared hosting by providing resources tailored to each customer’s specific business needs. The OpenCloud service, built on OpenStack technology, enables instant deployment and flexible scaling, with configurations ranging from basic to high-performance options with varying RAM and CPU cores. Managed cloud server solutions are designed for enterprise-grade reliability, comprehensive monitoring, and optimization for high-traffic and e-commerce applications.

•        Multi-cloud solutions.    This solution allows customers to enjoy the possession of private cloud, the scalability of public cloud, and the benefits from leading global cloud providers, including AWS, Microsoft Azure, Google Cloud Platform, and Alibaba Cloud. The multi-cloud strategy provides flexible usage patterns that optimize costs across providers, enables borderless service delivery for regional performance gains, and enhances data governance and security through geographic distribution. Centralized management further reduces IT investment costs and streamlines operations.

•        Management and value-added services.    We offer a comprehensive suite of managed services and value-added solutions that enhance the performance, reliability, and scalability of our cloud hosting platforms. These include consultation-driven cloud architecture design, centralized multi-cloud management tools that streamline operations across leading platforms, and 24/7 managed services with proactive server monitoring and trilingual technical support. Additional services such as custom IT solutions and live streaming capabilities further empower businesses to meet evolving digital demands with agility and confidence.

IT Solution Services

Our IT solution services encompass a comprehensive range of technology-driven offerings designed to support enterprise digital transformation, enhance operational resilience, and safeguard critical infrastructure. Through our cybersecurity services and applications development capabilities, we deliver tailored solutions that address the evolving needs of modern organizations, enabling secure, scalable, and innovative digital environments across industries.

Cybersecurity services

As a managed security service provider (“MSSP”), we deliver a comprehensive suite of cybersecurity solutions for enterprises of all scales and disciplines, ensuring that their networks, IT infrastructure, cloud resources and applications perform at their best in a secure environment. By leveraging our expertise and advanced technologies, we position ourselves as a trusted partner for organizations seeking to minimize cyber risk, protect critical assets, and maintain business continuity in a dynamic digital environment.

•        Core security services.    We deliver tailored services including incident response, DDoS mitigation, penetration testing, web application firewalls, cloud firewalls, next-generation firewalls, secure cloud servers, phishing awareness training and simulated phishing email tests, SSL certificate management, and content delivery network (“CDN”) solutions.

•        24x7 managed security.    Our offerings are underpinned by continuous 24x7 monitoring, proactive risk assessment, regular security updates, and comprehensive vulnerability management to ensure the confidentiality, integrity, and availability of customer data and IT infrastructure. We provide customized security solutions to address the unique needs of each enterprise, including real-time intrusion prevention, firewall management, patch management, and incident response advisory.

•        Security risk assessment and audit.    We provide cybersecurity assessment and audit services tailored for government departments, government-funded organizations, and non-governmental organizations. Our services include security risk assessment and security audit, utilizing both automated vulnerability scanning and manual penetration testing by certified professionals to identify and address security risks. Our approach features customer consultation, information gathering, technical and physical security evaluations, and actionable remediation recommendations, with follow-up retesting to confirm risk reduction. We are distinguished by our third-party independence, experience with public sector customers, and commitment to long-term security partnerships.

•        Specialized security solutions.    UDetective services provide advanced threat detection capabilities using AI and machine learning technologies. The service analyzes network traffic patterns, user behavior, and system activities to identify potential security threats before they materialize into actual breaches. Vulnerability scanning services provide regular automated assessment of customer systems, identifying security weaknesses and providing prioritized remediation recommendations. The scanning includes both network-level and application-level vulnerability assessment, ensuring comprehensive security coverage.

Applications development

We offer end-to-end software solutions, integrating modern technologies with business requirements for scalable, maintainable, and secure applications.

•        Website and mobile applications development.    We offer a comprehensive suite of web and mobile application development services designed to enhance business efficiency, security, and customer engagement for corporate customers across diverse industries. Leveraging extensive experience in custom website creation, we deliver uniquely tailored digital solutions that integrate advanced technologies such as blockchain and enterprise resource planning (“ERP”) systems, supporting seamless online booking, membership management, and secure payment processing. The platform’s robust e-commerce capabilities include shopping cart functionality, inventory and order management, bonus and e-voucher systems, and flexible content management through content management system (“CMS”), enabling customers to efficiently update and control their digital presence.

We also offer InfiniAI business software suite, a modular platform designed to integrate AI into enterprise workflows. InfiniAI features tools that allow businesses to deploy large language models on private infrastructure to ensure data security and privacy, automated big-data marketing, chatbot for customer service based on internal knowledge bases, and productivity tools for email and content generation. InfiniAI was initially utilized internally to streamline customer engagement and automate knowledge delivery as discussed under the section titled “— Sales and Marketing” below, and has since been developed into a product offering integrated into our overall website and mobile application development solutions. As it is not offered as a standalone product and no customer currently subscribes solely to an AI chatbot plan, InifiniAI has not generated a material amount of revenue to date.

•        Blockchain-based solutions.    Our blockchain-based solution offering delivers a comprehensive, institutional-grade platform that enables enterprises to build, deploy, and manage blockchain ecosystems tailored to their specific business requirements. We specialize in blockchain infrastructure, smart contract development, DeFi solutions, NFT and GameFi platforms, and blockchain business consulting. We support private, public, and hybrid blockchain architectures, providing flexible options for network configuration, node hosting, and validator management. Our customers benefit from streamlined deployment processes, professional engineering support, and the ability to integrate blockchain technology into existing workflows without operational complexity.

Domain Registration Services

Domain registration is a foundational business for us, and we are recognized as one of Hong Kong’s leading domain registrars. We offer registration across a wide range of top-level domains (“TLDs”), including .com, .net, .org, .us, .hk, and .com.hk, with competitive pricing and multi-year discounts. We support both local and international domain requirements, enabling customers to establish and protect their digital presence.

Customer Success Stories

Our extensive portfolio of customer success stories exemplifies the breadth and depth of our experience serving a diverse array of customers across multiple industries and operational scales. From multinational corporations and public sector institutions to innovative startups and regional enterprises, our customers present a wide spectrum of business challenges and technology requirements. The following examples underscore the value we provide through our consultative approach, technical expertise, and commitment to supporting our customers’ digital transformation and operational resilience, reflecting the impact and trust we have established across the market.

Success story 1: AI-driven blockchain trading bot platform for a financial technology customer

A notable example of our capabilities is our engagement with a financial technology customer seeking to leverage blockchain and AI for automated trading. The customer required the development of a sophisticated trading bot platform capable of generating and deploying thousands of algorithmic trading strategies, each optimized by AI based on user-defined parameters. Our team designed and implemented a scalable, secure infrastructure that enabled the customer to rapidly test, deploy, and manage multiple trading bots in real time, with integrated performance analytics and automated strategy selection. This solution not only enhanced the customer’s operational efficiency and trading performance but also demonstrated our ability to deliver advanced, high-availability systems at the intersection of AI and blockchain technologies.

Success story 2: Zero-downtime cloud migration for a leading retail group

In another instance, we supported a major retail group in Hong Kong with the seamless migration of its mission-critical financial data systems to a secure cloud environment. The customer required a zero-downtime transition to ensure uninterrupted business operations across multiple retail locations. Leveraging our expertise in cloud architecture and migration planning, we orchestrated a phased migration process, including the creation of a parallel environment for testing and validation, followed by a carefully managed cutover with minimal service interruption. Our technical team provided end-to-end support, from initial consultation and system design to post-migration optimization and ongoing security monitoring. The successful execution of this project reinforced our reputation for reliability, technical excellence, and customer-centric service, and further strengthened our position as a trusted partner for organizations with complex IT requirements.

Sales and Marketing

We market and sell our services through a hybrid model that combines self-service online channels with a relationship-driven direct sales force. Customers may subscribe to shared web hosting and domain registration services through our websites with online order placement and payment, after which our support team provisions services and delivers credentials electronically. Tailored offerings, such as cloud hosting and IT solutions, are primarily sourced through our sales staff, who provide quotations and consultative pre-sales engagement. Our business is supported by a significant base of renewal customers, with hosting-related revenues predominantly recurring, and we complement online acquisition with account management, technical consultation and after-sales support.

Our marketing strategy emphasizes education-led outreach, content and community engagement to drive qualified leads, particularly among SMEs seeking to adopt cloud, cybersecurity, AI and blockchain technologies.

•        CFTime.    We leverage CFTime, our blockchain-focused media platform, as a marketing tool to expand brand awareness and cultivate relationships within the Web3 ecosystem through original reporting and industry coverage, which in turn supports lead generation for cybersecurity and application development projects. CFTime is utilized as a marketing tool that supports customer acquisition and brand positioning of our service offerings and is not in itself a revenue-generating product.

•        InfiniAI.    We also employ InfiniAI, an AI-enabled content and customer service tool, to augment campaign execution and customer engagement, including use cases such as AI-powered chat support and knowledge delivery that streamline lead qualification and improve conversion across our online and direct channels.

These technology-enabled touchpoints, together with word-of-mouth referrals and periodic participation in industry events and workshops, underpin a cost-efficient marketing funnel.

We differentiate our sales and marketing approach through high-touch technical support, rapid service activation and value-added advisory. Our teams provide practical IT consultation at the pre-sale and post-sale stages, assisting customers with solution design, and security readiness, which enhances retention and cross-sell into cloud and IT solution services. We further utilize automation and AI (including InfiniAI) in campaign analytics and customer workflows to scale outreach while preserving personalized service. This integrated model of self-service for standard products, consultative sales for complex solutions, and technology-enabled marketing via CFTime and InfiniAI, supports efficient customer acquisition, strong renewal dynamics and upselling across our service portfolio.

Our Pricing Models

•        Cloud hosting and management services.    Pricing is based on resource allocation, performance requirements, and subscription duration, with discounts for longer-term commitments.

•        IT solution services.    Fees are determined by project scope, complexity, and required technical resources, with milestone and final payments structured according to contract terms.

•        Domain registration.    Subscription-based annual and multi-year pricing is offered.

Customer Care

We prioritize service quality. We offer end-to-end solutions and 24x7 trilingual technical support to ensure customers receive personalized assistance from technical experts rather than automated chatbots. We take a consultative approach to our customers, acting as a trusted partner to guide them through the process with technical solutions that support them at each phase of their lifecycle and offer real-time product suggestions that are best suited to the customers’ immediate needs. The effectiveness of our model is reflected in strong customer referrals. We were also accredited with the 2018 Hong Kong Awards of Industries — Customer Service Award, outperforming nearly 100 companies.

Backing this exceptional customer service foundation, we provide service guarantees that demonstrate confidence in our hosting infrastructure and commitment to customer satisfaction. We offer a robust 99.99% uptime guarantee, ensuring maximum website availability and minimal disruption to business operations, while also providing a comprehensive 30-day money-back guarantee that allows new customers to experience our services risk-free. These guarantees, combined with our 24x7 monitoring services and dedicated technical support team, allow our customers’ businesses to operate with complete confidence, knowing that both their websites and their investment are fully protected.

Customers

Our customers primarily consist of SMEs, public sector entities, public utilities, and multinational corporations across transportation, retail, education, media, insurance and financial technology sectors in Hong Kong, China, and the broader Asian region. We have served over 20,000 companies since our inception.

For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, our top five customers represented 22.5%, 17.6%, 17.1% and 14.5% of our total revenue, respectively. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, none of our customers represented over 10.0% of our total revenue.

We typically provide services to customers pursuant to our standard service agreements, which govern the provision of our cloud hosting and management services, IT solution services, and domain registration services. Customers typically access services by executing order forms specifying the applicable service term and pricing in accordance with our published price schedule. Customers may request service extensions upon advance written notice, subject to additional charges. Charges once paid are generally non-refundable. We generally retain the right to modify pricing and agreement terms at our discretion, with changes typically effective upon posting to our website. We may suspend or terminate services upon customer breach, insolvency, force majeure, or other specified events, and terminate for convenience with prior written notice. Our aggregate liability to customers is typically limited to charges paid during a specified period preceding the relevant claim, and neither party is liable for indirect or consequential damages.

Suppliers

We have established strong relationships with reputable businesses across the technology solutions industry value chain and related sectors to deliver, optimize operational efficiency, and expand the technical capabilities and geographical reach of our service offerings to support long-term sustainable growth.

•        Cloud infrastructure platform partners.    We work closely with a range of prominent cloud infrastructure platform providers, which enables us to deliver enterprise-grade multi-cloud solutions tailored to the specific requirements of our customers. These collaborations allow us to leverage advanced cloud technologies and provide comprehensive services that extend beyond traditional hosting, supporting our customers’ digital transformation initiatives.

•        Telecommunications and cybersecurity partners.    We have established strategic alliances with major telecommunications and cybersecurity providers to further strengthen our comprehensive service offerings. Through these alliances, we gain exclusive access to premium network infrastructure, including next-generation enterprise-class routing with exceptionally low latency, which ensures optimal connectivity and 99.99% server availability even during cyber-attacks. These partnerships also enable us to deliver integrated cybersecurity solutions that combine DDoS protection, advanced threat detection, and a full suite of security services. As a result, we are positioned not only as a cloud service provider, but also as a MSSP.

•        Specialized technology partners.    We engage with a diverse group of specialized technology companies with expertise in areas such as AI and data analytics. Through these partnerships, we gain access to valuable technical resources, and integrate best-in-class products and services into our solutions. This approach enables us to offer customized, integrated solutions that address a broad spectrum of customer needs, enhance security and performance, and support innovation.

Our supply chain approach balances cost, resiliency, and performance, and includes multi-vendor frameworks to mitigate single-supplier risk. For the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024, purchases from our five largest suppliers in aggregate accounted for 37.5%, 35.5%, 43.9% and 41.6% of our total purchases, respectively, and purchases from our largest supplier accounted for 12.1%, 9.0%, 18.7% and 14.4%, respectively.

Our supplier agreements generally provide for pricing based on direct costs or negotiated rates, with periodic reconciliation and settlement of amounts owed. These agreements typically have multi-year initial terms with automatic renewal for successive periods unless either party provides advance written notice of non-renewal. Either party may terminate for material uncured breach or insolvency of the other party. Our supplier agreements typically include limitations on liability, excluding indirect and consequential damages and capping aggregate liability based on fees paid during a specified period preceding any claim.

Our Technologies

We leverage a disciplined, security-first stack to deliver reliable, scalable, high-performance solutions in cloud hosting, cybersecurity, and application development. The technologies below reflect platforms we use or have developed in-house to enhance service quality and efficiency.

•        Cloud monitoring platforms.    Our platforms provide real-time visibility across global infrastructure for proactive detection, capacity management, and optimized resource allocation to meet service-level objectives.

•        AI and machine learning models.    Our models enable predictive scaling and intelligent threat detection, automating adaptive defenses and improving resilience and cost efficiency across networks and applications.

To validate the algorithms in use and mitigate risks of potential algorithmic hallucinations, we employ a combination of testing and human oversight. Our machine learning platform evaluates trained models against benchmark and customer data prior to deployment and monitors ongoing predictions. The matching algorithm is validated against historical data and user feedback to enhance accuracy. We also integrate human feedback loops into our processes and conduct random manual checks on algorithm-generated content to detect inaccurate or unsupported outputs and improve the model.

•        Data collection and log analytics tools.    Centralized tools aggregate logs for comprehensive auditing and real-time performance insights, supporting diagnostics, incident response, and compliance.

•        Container orchestration and security frameworks.    Our frameworks facilitate scalable and secure deployments with zero-trust principles and automated vulnerability testing.

•        Edge and CDN technologies.    Edge and CDN technologies reduce latency and improve global performance through caching and routing optimization.

Competition

We operate in highly competitive and rapidly evolving technology solutions market. The market for these solutions is fragmented, with numerous providers offering partial or specialized services, and by intense competition from both established companies and new entrants. Technological innovation and evolving customer needs continue to drive rapid change in the industry, creating opportunities for emerging competitors to introduce point solutions or target specific market segments. Due to the breadth of our product offerings, we face competition from both narrowly focused providers of point solutions and companies offering broader, integrated platforms. Some of our technology suppliers also offer competing services. Our competitors include providers of:

•        Global and regional providers of web hosting and cloud infrastructure, including both large-scale international platforms and local service providers;

•        Providers of cybersecurity solutions and services, ranging from international security technology vendors to local managed security service firms;

•        Firms specializing in application development, including those focused on blockchain and Web3 technologies, as well as a variety of local and international software development companies; and

•        Domain registration service providers and online marketplaces, including both global platforms and regional registrars.

We believe the principal competitive factors in our industry include product capabilities, security, reliability, customer service, brand reputation, and price. We believe we compete effectively across these dimensions. However, we face risks from price competition, vendor overlap, rapid technology change, and customer shifts toward self-service solutions. For further information, see “Risk Factors.”

Research and Development

We are committed to continuous innovation through targeted R&D initiatives that enhance our service offerings and support our long-term growth strategy. Our R&D activities are focused on the application of emerging technologies, including AI, blockchain, and advanced cybersecurity solutions, to address evolving customer needs and industry trends. We allocate resources to the development of tools and the integration of third-party technologies, enabling us to deliver scalable, secure, and high-performance solutions across our cloud hosting and management and IT solutions businesses. Our technical team, comprised of experienced engineers and developers, collaborates closely with customers to identify new use cases and implement customized solutions that drive operational efficiency and business value.

Recent R&D projects have included the development of AI-powered customer service tools, such as InfiniAI, which streamlines customer engagement and automates knowledge delivery, as well as the enhancement of our blockchain infrastructure to support validator services and decentralized applications. We are also investing in the automation of cybersecurity processes, with the goal of transitioning project-based security assessments to recurring, subscription-based services. These initiatives are designed to strengthen our competitive position, expand our addressable market, and support the delivery of differentiated, value-added services to our customers. We intend to continue investing in R&D to maintain our technological leadership and respond proactively to the rapidly changing digital landscape.

Intellectual Property

We rely on a combination of trademarks, service marks, trade secrets and contractual restrictions to protect our brand name, logos and core technologies.

As of the date of this prospectus, we have the following domain name:

Domain Name	Owner	Date of Expiry
UDomain.com.hk	UDomain	October 8, 2030
UD.hk	UDomain	November 1, 2029
UD.com.hk	UDomain	January 8, 2026
UDomain.net	UDomain	February 9, 2030
UDomain.hk	UDomain	February 14, 2030

We have the right to renew the domain upon expiration and plan to do so as part of our regular business operations.

As of the date of this prospectus, we have registered the following trademark:

Trademark No.	Description	Class	Owner	Issuing Authority	Date of Registration
2002B10124		42, 45	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	October 12, 2000
300624528		42	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	April 22, 2006
301187613		42	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	August 25, 2008
303057642		42	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	July 7, 2014
306584013		42	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	June 17, 2024
306584022		42	UDomain	Hong Kong — Trademarks Registry, Intellectual Property Department	June 17, 2024

Data Security and Protection

We have a data privacy policy in place that outlines our practices regarding the collection, use and protection of personal data in accordance with applicable data protection laws. Through our data privacy policy, our customers can learn how their data is collected, used and shared and give consent or decline for data collection when necessary. In particular, we only collect information that is necessary to provide our services, and we only process such information for specific purposes, including service delivery, communications, security and compliance, performance improvement, and marketing and sales. We retain personal data only for as long as necessary to fulfill the purposes for which we collected it, including to comply with any legal, accounting or reporting requirements.

We have implemented appropriate technical and organizational measures to protect our customers’ personal data from unauthorized access, use or disclosure, including data encryption, firewalls and other secure software development practices. We are registered with the Asia Pacific Network Information Centre (“APNIC”), under Autonomous System Number 23881 and are licensed by the Hong Kong Office of the Communications Authority as an Internet Service Provider (“ISP”), and Internet Virtual Access Network Services (“IVANS”), operator under license number 1117, reflecting our compliance with industry standards and regulatory requirements.

Employees

As of January 31, 2026, July 31, 2025 and 2024, we had 37, 41 and 41 employees based in Hong Kong, respectively. The following table sets forth a breakdown of our employees categorized by function as of January 31, 2026:

Function	Number of employees
Technology and product development	16
General and administration	9
Sales and marketing	7
Customer service	5
Total	37

We believe our current workforce is sufficient to support our operations and growth plans. We continue to invest in talent acquisition and development to strengthen our technical capabilities and customer engagement.

Insurance

We maintain insurance that we believe is consistent with industry standards in Hong Kong for businesses of our nature and scale. Our policies include, without limitation, property insurance, business interruption insurance, public liability insurance, and employees’ compensation insurance. We regularly review our insurance portfolio and will make adjustments as necessary to ensure continued coverage in line with our operational risks and expansion plans.

Properties

The following table sets forth the location, approximate size, primary use and lease term of our major leased facilities:

Location	Approximate size in square feet	Primary use	Lease term
Hong Kong	5,400	Office	November 8, 2024 to November 7, 2027
Hong Kong	200	Equipment storage	July 9, 2026 to July 8, 2028

We believe these facilities are sufficient to meet our needs for the foreseeable future and that additional space, if required, will be available on commercially reasonable terms.

Seasonality

Our services historically have not been subject to seasonal variations.

Legal Proceedings

From time to time, we may be a party to legal proceedings or subject to claims arising in the ordinary course of business. As of the date of this document, we are not a party to any material legal proceedings, nor are we aware of any pending or threatened claims that would have a material adverse effect on our business, financial condition or results of operations.

REGULATIONS

This section sets forth a summary of the material laws and regulations applicable to our business operations in Hong Kong. As our Operating Subsidiary is incorporated and operates in Hong Kong, our business is subject to Hong Kong laws and regulations. Information contained in this section should not be construed as a comprehensive summary of all present nor detailed analysis of law and regulations applicable to our business.

Data Protection and Cybersecurity

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), enforced by the Privacy Commissioner for Personal Data (“PCPD”), aims to protect the privacy of individuals of their personal data. The PDPO governs operations involving the collection, processing, and storage of personal data. The PDPO also imposes a statutory duty on data users to comply with the six data protection principles:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Data users must obtain consent for data collection, implement security measures, and notify individuals of data breaches where required. Security risk assessments and audits align with the Hong Kong government’s IT Security Guidelines.

Non-compliance with a data protection principle may lead to a complaint to the PCPD, who may issue an enforcement notice directing the data user to remedy the contravention. Contravening an enforcement notice constitutes an offence, resulting in fines and imprisonment.

The PDPO also grants data subjects certain rights, inter alia:

•        the right to be informed of whether it is obligatory or voluntary for the individual to supply the data and the purpose for which the data is to be used;

•        if such data is held by the data user, the right to be supplied with a copy; and

•        the right to request correction of the individual personal data.

Additionally, the PDPO criminalizes the acts, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, failure to comply with data access requests, and the unauthorized disclosure of personal data obtained without the data user’s consent.

Domain Name Registration

Domain name registration services in Hong Kong are regulated by the Hong Kong Internet Registration Corporation Limited (the “HKIRC”), a non-profit organization appointed by the Hong Kong government to administer the .hk country code top-level domain. HKIRC operates through its wholly-owned subsidiary, Hong Kong Domain Name Registration Company Limited (the “HKDNRS”), which accredits registrars.

Accredited registrars must comply with HKIRC’s Registrar Agreement, including requirements for accurate registrant data, dispute resolution under the Hong Kong Domain Name Dispute Resolution Policy (modeled after ICANN’s Uniform Domain Name Dispute Resolution Policy), and measures against abusive registrations. For international domains, compliance with ICANN’s Registrar Accreditation Agreement is required through partnerships with accredited registries. Non-compliance may lead to accreditation revocation, legal disputes, or fines imposed by HKIRC or courts.

Telecommunications and Internet Services

The Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong), administered by the Hong Kong Office of the Communications Authority (“OFCA”), regulates telecommunications services, including but not limited to, cloud hosting, management services, and related IT solutions. Providers of internet access and related services are required to hold appropriate licenses. Such licenses require compliance with conditions such as fair competition, non-discrimination in service provision, and cooperation with law enforcement for lawful interception.

Providers must also adhere to OFCA’s guidelines on network security, service quality, consumer protection, and codes of practice on interconnection and peering. Non-compliance may result in license suspension, fines, or imprisonment, depending on the severity of the breach.

Intellectual Property

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (the “TMO”) establishes the framework for trademark registration in Hong Kong and defines the rights associated with registered trademarks. It prohibits the unauthorized use of a sign identical or similar to a registered mark for identical or similar goods or services, where such use is likely to cause public confusion. The TMO also criminalizes fraudulent activities, such as using a forged trademark, selling or importing goods with forged marks, or possessing equipment for forging trademarks. Infringement or non-compliance may result in civil remedies, such as injunctions, damages, or an account of profits, as well as criminal penalties, including fines and imprisonment.

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) provides comprehensive protection for recognized categories of works, including artistic works. The restricted acts such as copying or issuing/making available copies of a copyright work to the public without the owner’s authorization may constitute primary infringement. The Copyright Ordinance also imposes liability for secondary infringement, such as possessing, selling, distributing, or dealing with infringing copies of a work for trade or business purposes, where the person knows or has reason to believe the copies are infringing and lacks the copyright owner’s consent.

Competition

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) prohibits and deters undertakings in all sectors from engaging in anti-competitive conduct that has the object or effect of preventing, restricting, or distorting competition in Hong Kong. Key prohibitions include: (i) agreements between businesses that have the object or effect of preventing, restricting, or distorting competition in Hong Kong; and (ii) abuse of substantial market power by companies through conduct that has the object or effect of preventing, restricting, or distorting competition in Hong Kong. Non-compliance may result in penalties including, but not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years, as well as injunctions or disqualification of director(s).

Employment

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) governs employment matters, including but not limited to, minimum wages, rest days, annual leave, and termination procedures. Non-compliance can result in fines and imprisonment.

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) requires employers to provide compensation for work-related injuries or deaths arising out of and in the course of employment, and to maintain compulsory insurance against the liabilities under the ECO. Failure to comply can lead to fines, imprisonment, or civil claims.

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) requires employers to take all practical measures to enroll employees in a Mandatory Provident Fund (MPF) scheme. Employers must contribute from their own funds to the relevant MPF scheme for each contribution period, in amounts specified under the MPFSO. Failure to comply may result in fines and imprisonment.

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”) establishes a statutory minimum wage, currently set at HK$42.1 per hour effective from May 1, 2025. Employers must ensure compliance with this rate for applicable employees, subject to periodic reviews and adjustments. Non-compliance would constitute an offence under the EO, which may result in fines and imprisonment.

Supply of Services

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (the “SSITO”) implies certain terms into contracts for the supply of services where the supplier acts in the course of a business. Specifically, the SSITO includes an implied term that the supplier will carry out the service with reasonable care and skill. Additionally, if the time for performing the service is not fixed by the contract, not left to be determined in an agreed manner, or not established by the parties’ course of dealing, the SSITO implies a term that the supplier will complete the service within a reasonable time. Furthermore, where the consideration for the service is not specified in the contract, not left to be determined in an agreed manner, or not set by the parties’ course of dealing, there is an implied term that the contracting party will pay a reasonable charge. These implied terms apply to both business-to-business and business-to-consumer arrangements, providing a baseline level of quality and fairness in service delivery. Non-compliance could lead to claims for breach of contract, damages, or other remedies.

Exemption Clauses

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”) seeks to restrict the extent to which parties can limit or exclude liability through contract terms. Specifically, the CECO provides that, unless the relevant terms meet the test of reasonableness, a person dealing as a consumer cannot be required by any contract term to indemnify another person (whether a party to the contract or not) for liability arising from negligence or breach of contract. This applies particularly to standard form contracts or consumer arrangements. Clauses attempting to exclude liability for death or personal injury due to negligence are void. Unreasonable exemption clauses may be deemed unenforceable by the courts, potentially exposing parties to full liability for breaches, damages, or losses.

Trade Descriptions

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (the “TDO”) prohibits false or misleading trade descriptions and statements applied by traders to goods and services provided to consumers during or after commercial transactions. Under the TDO, it is an offence for any person, in the course of trade or business, to apply a false trade description to any goods or services, or to supply or offer to supply them. It is also an offence to possess, for sale or any trade or manufacturing purpose, goods bearing a false description. The TDO also criminalizes commercial practices involving misleading omissions of material information about goods, aggressive commercial practices, bait advertising, bait-and-switch tactics, or wrongful acceptance of payment. Non-compliance may result in fines and imprisonment as well as civil remedies such as injunctions or compensation.

Compliance with the Relevant Requirements

We confirmed that we and our Operating Subsidiary have obtained all relevant licenses and certificates for our existing operations in Hong Kong. As advised by David Fong & Co., our counsel with respect to Hong Kong law, we are not aware of any non-compliance with all applicable laws, regulations, rules, codes and guidelines in Hong Kong that would have affected our business and operations during the six months ended January 31, 2026 and 2025 and the years ended July 31, 2025 and 2024.

MANAGEMENT

Directors and Executive officers	Age	Position
Man Yee WONG	38	Chair of the Board and Chief Executive Officer
Ham CHAN	53	Director and Chief Technology Officer
To CHEUNG	52	Chief Financial Officer
Wai Kong POON	55	Independent Director Nominee(1)
Chun Kit YU	36	Independent Director Nominee(1)
Sabrina FONG	32	Independent Director Nominee(1)

____________

(1)      The appointment of the independent director nominees will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Man Yee WONG is our chair of the Board and chief executive officer. Ms. Wong has extensive experience in cybersecurity, Web3 technologies, blockchain applications, and cloud solutions. She has served as chief executive officer and director of our Operating Subsidiary since 2023 and previously served as its deputy general manager from 2017 to 2023. In these roles, she has been responsible for overseeing daily operations, leading growth initiatives in cloud computing and digital transformation, and enhancing information security measures in alignment with global standards. She also directs strategic blockchain initiatives, leads business development activities in blockchain and cybersecurity, and focuses on delivering secure and scalable enterprise solutions. Ms. Wong holds a Bachelor of Business Administration degree from Beijing Institute of Technology and professional certifications as a Certified Blockchain and Finance Professional, a Certified Blockchain and KYC Professional, and a Certified Cryptocurrency Auditor, each awarded by the Blockchain Council.

Ham CHAN is our director and chief technology officer. Mr. Chan has served as director of our Operating Subsidiary since 2000, where he oversees corporate strategy, operational execution, and staff leadership to drive organizational goals. Mr. Chan has over 20 years of leadership experience in strategy, operations, and digital business management. His expertise spans project management, business analysis, business development, marketing, and emerging technologies, including cryptocurrency, with a focus on sustainable growth and innovation. In addition, he has served as general manager of Commercial Radio Interactive since 2007 where he was responsible for managing daily operations, setting strategic objectives, and overseeing budgets to ensure the business unit met its performance targets. Mr. Chan holds a Bachelor of Business Administration degree in management information systems from Baylor University.

To CHEUNG is our chief financial officer. Mr. Cheung is a serial entrepreneur with extensive experience in fintech, blockchain, cloud services, and cybersecurity. He founded our Operating Subsidiary in 1998 and has served as a director since its inception. In addition, he founded Commercial Radio Interactive and served as general manager from 2007 to 2012, where he launched the HongKong Toolbar, an innovative web tool for multimedia streaming and instant messaging that achieved over one million downloads. He served as chairman of the Hong Kong Wireless Technology Industry Association from 2012 to 2016 and has been honorary chairman since 2016, and was a director of Hong Kong Domain Name Registration Company Limited from 2004 to 2006. He also operates a YouTube channel with over 30,000 subscribers and is a well-known technology and blockchain influencer in Hong Kong. Mr. Cheung’s industry recognitions include the Hong Kong Web 3.0 Leader Award. He holds a Bachelor of Commerce degree, majoring in finance, from the University of British Columbia.

Wai Kong POON will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part, and will serve as chair of the audit committee and as a member of the compensation committee and the nominating committee. Mr. Poon has over 30 years of experience in accounting and senior financial management and has served as non-executive director and independent non-executive director of several Hong Kong listed companies across a range of industries. He currently serves as company secretary of China Sandi Holdings Limited (a listed company on the Hong Kong Stock Exchange with stock code: 910). He was deputy chief financial officer of Hong Kong King Wai Group Company Limited from 2019 to 2020, overseeing all aspects of accounting and financial operations. From 2005 to 2019, Mr. Poon served as executive director, chief financial officer, and company secretary of Wing Shing International Holdings Limited (a listed company on the Hong Kong Stock Exchange with stock code: 0850), and subsequently acted as non-executive director from 2019 to 2020. Prior to these roles, he held positions as financial controller and in other accounting capacities at various companies. Mr. Poon holds a diploma in economics and a Bachelor of Science degree in economics from the University of London, a master’s degree in practicing accounting from Monash University Australia, and a Master of Business Administration and a master’s degree in professional accounting and corporate governance from City University of Hong Kong. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and of CPA Australia, and a qualified member of The Chartered Governance Institute in the United Kingdom and Ireland.

Chun Kit YU will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part, and will serve as chair of the nominating committee and as a member of the audit committee and the compensation committee. Mr. Yu has over 15 years of financial and accounting related experience. Mr. Yu has been a vice president of business development of SuperX AI Technology Limited (NASDAQ: SUPX) since May 2026, where he previously served as executive director and interim chief financial officer from August 2024 to May 2026. Since August 2025, Mr. Yu has also served as board secretary of BUUU Group Limited (NASDAQ: BUUU). Mr. Yu has been an independent director of Skyline Builders Group Holding Ltd (NASDAQ: KAZR) since February 2025 and previously served as independent director of QMMM Holdings Limited (NASDAQ: QMMM) from July 2025 to July 2026. Since 2018, Mr. Yu has also been serving for a number of public companies in Hong Kong, including as independent non-executive director of WK Group (Holdings) Limited (HKEX: 2535) since March 2024, independent non-executive director of Sinohope Technology Holdings Limited (HKEX: 1611) since April 2022, financial controller and company secretary of Boltek Holdings Limited (HKEX: 8601) since September 2018, and company secretary of Global Uin Intelligence Holdings Limited (HKEX: 8496) from May 2020 to June 2025. From 2016 to 2018, Mr. Yu held the position of assistant manager at Kingston Corporate Finance Limited. Prior to that, Mr. Yu was an assistant manager at KPMG from 2014 to 2015 and a senior associate at BDO from 2011 to 2014. Mr. Yu has been a member of the Hong Kong Institute of Certified Public Accountants since 2015. Mr. Yu holds a Bachelor of Business Administration (Honors) degree in accounting and finance from The Hong Kong Polytechnic University.

Sabrina FONG will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part, and will serve as chair of the compensation committee and as a member of the audit committee and the nominating committee. Ms. Fong has served as legal and compliance manager at Credit One Finance Limited since 2016, where she leads regulatory compliance, risk assessment, policy development, and liaison with regulatory authorities. She holds a Master of Science degree in business management (leadership and innovation) from Edinburgh Napier University (University of Hong Kong School of Professional and Continuing Education), a postgraduate diploma in finance and law from the University of Hong Kong School of Professional and Continuing Education, a bachelor’s degree in business management from the University of Sunderland (Hong Kong campus).

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board or the board of our combined foreign operating entity is an official of the Chinese Communist Party (“CCP”). None of the members of our board or the board of our combined foreign operating entity is or was a member of, or affiliated, with the CCP.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Terms of Directors

Pursuant to our Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We will establish three committees under the board of directors immediately upon effectiveness: an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Wai Kong Poon, Chun Kit Yu, and Sabrina Fong, upon the effectiveness of their appointments. Wai Kong Poon will be the chair of our audit committee. Our board of directors has determined that each such member satisfies the “independence” requirements of Nasdaq Rule 5605 and meets the independence standards under Rule 10A-3 under the Exchange Act. Our board has also determined that Wai Kong Poon qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of ethics and business conduct, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Wai Kong Poon, Chun Kit Yu, and Sabrina Fong, upon the effectiveness of their appointments. Sabrina Fong will be the chair of our compensation committee. Our board of directors has determined that each such member satisfies the “independence” requirements under Nasdaq Rule 5605. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Wai Kong Poon, Chun Kit Yu, and Sabrina Fong, upon the effectiveness of their appointments. Chun Kit Yu will be the chair of our nominating committee. We have determined that each such member satisfies the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regard to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regard to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under BVI law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Memorandum and Articles of Association or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. A shareholder may in certain limited exceptional circumstances have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than three calendar days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 reporting rules regarding sales of Ordinary Shares by beneficial owners of more than 10% of our Class A Ordinary Shares, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of ethics and business conduct to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our directors and officers are not subject to short-swing profit recovery obligations under section 16 of the Exchange Act. They will, however, be subject to the reporting obligations under section 16 of the Exchange Act and related SEC rules.

Code of Ethics and Business Conduct, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of ethics and business conduct; (ii) Insider Trading Policy that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Agreements with Executive Officers and Directors

We have entered into employment agreements with each of our executive officers. Each of our executive officers is employed for a specified time period, which can be renewed upon both parties’ agreement before the end of the current employment term. We may terminate an executive officer’s employment by giving a prior written notice or by paying certain compensation. An executive officer may terminate his or her employment at any time by giving a prior written notice.

Each executive officer has agreed to hold, unless expressly consented to by us, at all times during and after the termination of his or her employment agreement, in strict confidence and not to use, any of our confidential information or the confidential information of our consumers and suppliers. In addition, each executive officer has agreed to be bound by certain non-competition and non-solicitation restrictions for a period of one year following the last date of employment.

We have also entered into an agreement with each of our independent directors for the director appointment, under which we agree to indemnify our independent directors against any expenses incurred in connection with any proceeding arising out of, or related to, their performance of duties, other than any such losses incurred as a result of their gross negligence or willful misconduct.

Compensation of Executive Officers and Directors

For the year ended July 31, 2026, we paid an aggregate of $231,065 in cash to our executive officers, and we did not have any independent directors whose appointments will only become effective upon the effectiveness of the registration statement of which this prospectus forms a part. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers, except for contributions made by our Operating Subsidiary to the mandatory provident fund scheme under Hong Kong law.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, since August 1, 2022 to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Agreements with Executive Officers and Directors” on page 102.

Other Transactions with Related Parties

The table below sets forth the related parties and the nature of their relationships with us:

Name	Nature
To CHEUNG	Director of UDomain and shareholder of UDiverse
Ham CHAN	Director of the Company and UDomain and shareholder of UDiverse
Man Yee WONG	Director of the Company and UDomain and shareholder of UDiverse
Lai Yung CHUNG	Director of UDomain and shareholder of UDiverse
New Sky Internet Limited	Controlled by To CHEUNG
Web Host Limited	Controlled by To CHEUNG
UD Growth Limited	Controlled by To CHEUNG
UDomain Internet Company Limited	Controlled by To CHEUNG

Related Party Balances

Amounts due from related parties

	As of January 31, 2026	As of July 31,
		2025	2024	2023
Man Yee WONG	$—	$—	$19,318	$—
Lai Yung CHUNG	—	—	58,484	136,435
Ham CHAN	—	—	—	22,409
UD Growth Limited	—	—	190,911	2,505
UDomain Internet Company Limited	—	—	1,639,268	1,120,545
	$—	$—	$1,907,981	$1,281,894

The amounts due from Man Yee WONG, Lai Yung CHUNG, Ham CHAN, and UD Growth Limited represented the fund advances to them for the payment of the Group’s operating expenses on behalf of the Group. The amount due from UDomain Internet Company Limited represented the fund advances to it for its operational purpose. The amounts due from related parties were unsecured, non-interest bearing and repayable on demand.

As of the date of this prospectus, the amounts due from related parties were nil.

Amounts due to related parties

	As of January 31, 2026	As of July 31,
		2025	2024	2023
To CHEUNG	$—	$371,193	$1,135,600	$114,879
Ham CHAN	—	44,093	15,259	—
Man Yee WONG	—	870,265	—	—
New Sky Internet Limited	7,676	19,813	160,846	150,965
Web Host Limited	2,442	10,142	480,378	1,212,274
UD Growth Limited	—	220	—	—
	$10,118	$1,315,726	$1,792,083	$1,478,118

The amounts due to related parties represented the payable for the Group’s operating expenses paid on behalf of the Group. The amounts due to related parties were unsecured, non-interest bearing and repayable on demand. The amounts due to related parties of $10,118 were settled in February 2026.

Related Party Transactions

The related party transactions for the six months ended January 31, 2026 and 2025 the years ended July 31, 2025, 2024 and 2023 were:

		For the six months ended January 31,
Name	Nature	2026	2025
		(Unaudited)	(Unaudited)
Ham CHAN	Proceeds on disposal of property and equipment	$—	$3,855
	Employee compensation and benefits expenses	(46,213)	(38,546)
Man Yee WONG	Employee compensation and benefits expenses	(77,022)	(77,091)
New Sky Internet Limited	Revenue from provision of cloud hosting and management services	1,770	308
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	36,970	53,964
	Purchase of property and equipment	—	(1,299)
	Business service fees paid#	(29,923)	(12,907)
	Rental of rack#	(72,287)	(83,059)
Web Host Limited	Revenue from provision of cloud hosting and management services	$108,008	$104,250
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	137,099	137,222
	Purchase of hardware material#	—	(385)
	Business service fees paid#	(205,648)	(205,833)

Name	Nature	For the years ended July 31,
		2025	2024	2023
Ham CHAN	Proceeds from disposal of property and equipment	$3,850	$—	$—
	Employee compensation and benefits expenses	(81,868)	(79,038)	(78,877)
To CHEUNG	Proceeds from disposal of property and equipment	—	99,302	—
	Employee compensation and benefits expenses	—	—	(170,581)
Man Yee WONG	Employee compensation and benefits expenses	(156,294)	(155,774)	(155,456)
New Sky Internet Limited	Revenue from provision of cloud hosting and management services	892	889	621
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	107,789	130,451	130,185
	Purchase of property and equipment	(1,297)	(3,489)	(100,482)
	Business service fees paid#	(52,126)	(45,961)	(24,082)
	Rental of rack#	(165,071)	(209,704)	(171,882)
Web Host Limited	Revenue from provision of cloud hosting and management services	$211,632	$209,033	$210,770
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	274,092	184,167	183,791
	Purchase of hardware material#	(385)	—	—
	Business service fees paid#	(411,138)	(352,986)	(842,757)
UD Growth Limited	Business service fees paid#	$(38,496)	$(30,694)	$—
	Revenue from provision of cloud hosting and management services	—	—	236,078

____________

*        Such management fee income was included in “other income” in the combined or unaudited interim condensed consolidated statements of operations.

#        Such rental of rack, purchase of hardware material and business service fees were included in “cost of revenue” in the combined or unaudited interim condensed consolidated statements of operations.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own 5% or more of our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our directors and executive officers; and

•        All directors and executive officers as a group.

The percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering is based on 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. The percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned after the Offering is based on 21,100,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding immediately after completion of the Offering, including 5,600,000 Class A Ordinary Shares to be sold by us in the Offering, assuming that the underwriters do not exercise their over-allotment option.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

As of the date of this prospectus, there are nine shareholders of record.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering(2)		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	%
Directors and Executive Officers:
Man Yee WONG(1)	—	—	—	—	—	—	—	—	—
Ham CHAN(1)	—	—	—	—	—	—	—	—	—
To CHEUNG(1)	—	—	—	—	—	—	—	—	—
Wai Kong POON	—	—	—	—	—	—	—	—	—
Chun Kit YU	—	—	—	—	—	—	—	—	—
Sabrina FONG	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group(1)	9,500,000	61.3	2,500,000	100.0	9,500,000	45.0	2,500,000	100.0	87.9

5% or Greater Shareholder:
UDiverse(1)	9,500,000	61.3	2,500,000	100.0	9,500,000	45.0	2,500,000	100.0	87.9

____________

(1)      Represents 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares held by UDiverse, a company incorporated under the laws of the BVI which is owned as to 29%, 29%, 21% and 21% by Man Yee WONG, To CHEUNG, Ham CHAN and Lai Yung CHUNG (a non-executive director of UDomain), respectively. Man Yee WONG and Ham CHAN are the directors of UDiverse. None of these four individuals has sole or shared voting or dispositive power over the shares held by UDiverse, and each of them disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein.

(2)      Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to thirty votes per Class B Ordinary Share and each holder of Class A Ordinary Shares shall be entitled to one vote per Class A Ordinary Share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Class B Ordinary Share is convertible at any time by the holder into shares of Class A Ordinary Share on a share-for-share basis.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

DESCRIPTION OF SHARES

Our Company was incorporated as a BVI business company under the laws of the BVI on August 14, 2025. Our affairs are governed by our Memorandum and Articles of Association (as amended and restated from time to time), under the BVI Act and the common law of the BVI.

As of the date of this prospectus, our Company is authorized to issue a maximum of 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 Class A Ordinary Shares without par value, each having one vote per share; and (ii) 100,000,000 Class B Ordinary Shares without par value, each having thirty votes per share, and there are 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding.

As of the date of this prospectus, the Company has no outstanding options, warrants and other convertible securities.

Ordinary Shares

Listing

We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “UDUD.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this Offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BCA. Our Memorandum and Articles of Association provide that the directors may from time to time authorize a distribution (including dividends and interim dividends) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of members entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Memorandum and Articles of Association. Each Class A Ordinary Share shall be entitled to one vote on all matters subject to a vote at general meetings of our Company, while each Class B Ordinary Share shall be entitled to thirty votes on all matters subject to a vote at general meetings of our Company. At any meeting of members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At each meeting of members, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Conversion Rights

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors. For so long as the Class A Ordinary Shares are listed on the Nasdaq Capital Market, Class A Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to the Class A Ordinary Shares registered on the Nasdaq Capital Market.

Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated by a resolution of shareholders or, if permitted under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Memorandum and Articles of Association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice of all meetings of members, seven days before the date of the proposed meeting counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting, to such persons whose names on the date the notice is given appear as members in the share register of our Company and are entitled to vote at the meeting. Our board of directors must convene a meeting of members upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 30% of the voting rights in respect of the matter for which the meeting is requested. A meeting of members may be called on short notice if at least 90% of the Ordinary Shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Ordinary Shares entitled to vote on resolutions of members to be considered at the meeting. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. At every meeting, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present at the meeting, the members present shall choose one of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our Company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors shall be not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a written notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

The rights attached to our shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolutions of directors or by resolutions of members:

•        amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our Memorandum and Articles of Association, sub-divide our authorized shares into a larger number of shares than our existing number of authorized shares; and

•        subject to our Memorandum and Articles of Association, consolidate our authorized shares into a smaller number of shares.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Under the BVI Act, a member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association (as may be amended from time to time), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (i) disclosed to the board prior to the transaction or (ii) the transaction is (a) between the director and the Company and (b) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the Company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify, hold harmless and exonerate against all expenses, including legal expenses, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (ii) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, a director of a BVI company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the Company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a BVI company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the BVI.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholder may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. Our articles do permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of members, in which case our board is obliged to convene a meeting of members and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles do not provide our shareholders with any other right to put proposals before meetings of members. As a BVI business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained herein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed by at least 75% of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholder.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI law and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceeds its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, the rights attached to the shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under BVI law, our Memorandum and Articles of Association (as may be amended from time to time) may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, including our Class A Ordinary Shares, and while we intend to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a significant public market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this Offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Share, including Ordinary Share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Share and our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 5,600,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 21,100,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act.

All of our Class A Ordinary Shares and Class B Ordinary Shares held by existing shareholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of the Class A Ordinary Shares then outstanding, which will equal approximately 211,000 Class A Ordinary Shares immediately after this Offering; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed, subject to certain exceptions, not to sell, transfer or dispose of any Class A Ordinary Shares and Class B Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this Offering.

Furthermore, our directors, executive officers and other holders of 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares have agreed not to sell, transfer or dispose of any Class A and Class B Ordinary Shares for a period starting from the date of this prospectus and for a period of six months from the closing of this Offering, subject to limited exceptions such as (a) transactions relating to Class A ordinary shares or other securities acquired in open market transactions after the completion of this Offering; (b) transfers of lock-up securities as bona fide gifts, by will or intestacy, or to family members or trusts for the benefit of family members; (c) transfers of lock-up securities to charitable or educational institutions; (d) transfers of lock-up securities to shareholders, partners, members or other holders of equity interests of entities that are directly or indirectly controlled by the transferring shareholder; (e) in the case of a transferring shareholder that is a trust, transfers of lock-up securities to a trustee or beneficiary of such trust; provided that, in the case of transfers pursuant to clauses (b), (c) or (d), such transfers generally do not involve a disposition for value, the transferee agrees to be bound by the terms of the applicable lock-up agreement for the remainder of the lock-up period, and no public filing or announcement under the Exchange Act is required or voluntarily made; (f) the issuance or transfer of Class A ordinary shares in connection with the vesting of restricted share awards or share units or the exercise of options under the Company’s equity incentive plans or employment arrangements, including transfers effected on a cashless or net exercise basis or to satisfy tax withholding obligations, subject to certain restrictions on public filings and continued application of the lock-up restrictions to such shares; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not permit transfers of lock-up securities during the lock-up period and that no public announcement or filing is made in connection with the establishment of such plan; and (h) transfers of lock-up securities that occur by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement, subject to the transferee agreeing to be bound by the lock-up agreement for the remainder of the lock-up period and appropriate disclosure, if required, under the Exchange Act. See “Underwriting.”

TAXATION

The following summary of material BVI, Hong Kong, and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

BVI Taxation

The Government of the BVI does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders who are not tax resident in the BVI.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the BVI will not be subject to any income, withholding or capital gains taxes in the BVI, with respect to the ordinary shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the BVI with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its shareholders.

The Company is required to pay an annual government fee which is determined by reference to the amount shares the Company is authorized to issue.

As of January 1, 2005, the Payroll Taxes Act, 2004 came into force; however, it will not apply to a BVI business company except to the extent that the company has employees (and deemed employees) rendering services to the company from the BVI.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held for more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Chapter 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares is not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below) that acquires our Class A Ordinary Shares in this Offering and holds the Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Class A Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. Our goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by us in each category. We would be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this Offering, and projections as to the market price of our Class A Ordinary Shares immediately following this Offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or may become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Class A Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this Offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares unless, in such case, we cease to qualify as a PFIC and such U.S. Holder makes a deemed sale election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the Class A Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We have applied to list our Class A Ordinary Shares on Nasdaq Capital Market. Provided that this listing is approved, we believe that our Class A Ordinary Shares should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that our Class A Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the applicability of the lower income tax rate on dividends paid with respect to our Class A Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Class A Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or exchange of our Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Class A Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of our Class A Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to its ordinary shares. If a U.S. Holder makes this election with respect to our Class A Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of the Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares, and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, although such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in our Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Class A Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or exchange of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income, and any loss will be treated as ordinary loss. Such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our Class A Ordinary Shares should be treated as marketable stock at the time they are listed on Nasdaq Capital Market. We anticipate that our Class A Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our Class A Ordinary Shares if we are or become a PFIC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws than the United States and provides less protection for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Currently, all of our operations are conducted in Hong Kong, and all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

British Virgin Islands

Ogier, our counsel as to BVI law, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the BVI against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. A BVI court must stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We intend to enter into an underwriting agreement dated the date of this prospectus with Pacific Century Securities, LLC, as representative of the underwriters in this Offering. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of Class A Ordinary Shares
Pacific Century Securities, LLC

Total

The underwriters are collectively referred to as the “underwriters.” The underwriters are offering the shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below unless and until such time as it elects to exercise such option.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this Offering, permits the underwriters to purchase a maximum of 840,000 Class A Ordinary Shares (15% of the number of Class A Ordinary Shares sold in this Offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase Class A Ordinary Shares covered by the option at the public offering price per Class A Ordinary Share that appears on the cover page of this prospectus, less the underwriting discount.

Underwriting Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to selected dealers at the initial public offering price less a selling concession. After this Offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to 7% of the public offering price on each Class A Ordinary Share being offered. This amount does not include the non-accountable expense allowance of 1% of the gross proceeds of this Offering, payable to the underwriters and any reimbursable accountable expenses.

The table below shows the initial public offering price per Class A Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price
Underwriting discounts(1)
Proceeds, before expenses, to us

____________

(1)      Represents an underwriting discount equal to 7% per Class A Ordinary Share, which is the underwriting discount we have agreed to pay for sales to investors in this Offering introduced by the underwriters. The fees do not include the expense reimbursement provisions described below or the 1% non-accountable expense allowance.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $250,000 (including the Advance described below), including fees and disbursements of their counsel, with respect to this Offering. As of the date of this prospectus, we have paid an advance of $100,000 to the underwriters (the “Advance”), which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this Offering. Any portion of the Advance will be returned to us in the event it is not actually incurred.

We have also agreed to pay the underwriters a non-accountable expense allowance in an amount equal to 1% of the gross proceeds of this Offering.

We estimate that expenses payable by us in connection with this Offering, other than the underwriting discounts referred to above and underwriter non-accountable expense, will be approximately $1,244,535.

Right of First Refusal

The Company and Pacific Century Securities, LLC agree that for a period of 12 months from the closing of the Offering, the Company grants Pacific Century Securities, LLC the right of first refusal (provided the Offering is completed) to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company compared to terms offered to the Company by other underwriters/placement agents (the “Right of First Refusal”), which is exercisable in Pacific Century Securities, LLC’s s sole discretion. For these purposes, investment banking services shall include, without limitation, (i) acting as lead manager for any underwritten public offering; and (ii) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. Pacific Century Securities, LLC shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by Pacific Century Securities, LLC to act in any such capacity shall be contained in separate agreements, which would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Pacific Century Securities, LLC. The terms of such agreements shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company compared to terms offered to the Company by other underwriters/placement agents. If Pacific Century Securities, LLC declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under reasonable standard, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by Pacific Century Securities, LLC. The Right of First Refusal granted hereunder may be terminated by the Company for Cause. If the Company exercises its right of termination for cause, it eliminates any obligations regarding the payment of a termination fee or the provision of a right of first refusal in accordance with FINRA Rule 5110(g)(5)(B)(ii).

Tail

We have also agreed that if the Company completes an offering with an investor introduced to the Company by the representative, and not known to the Company before such introduction, regarding an offering prior to the termination or expiration of the engagement letter between us and the representative, during the twelve (12) month period following the termination of the engagement letter between the Company and the representative, the representative shall be entitled to compensation commensurate with the compensation to be received by the representative in this offering. In accordance with FINRA Rule 5110, the Company has a right of “termination for cause,” which shall include the representative’s material failure to provide the underwriting services contemplated in the underwriting agreement and the Company’s exercise of its right of “termination for cause” will eliminate any obligations of the Company with respect to any of its obligations under this paragraph.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to sell, transfer or dispose of any Class A Ordinary Shares and Class B Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this Offering.

Furthermore, our directors, executive officers and other holders of 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares have agreed not to sell, transfer or dispose of any Class A and Class B Ordinary Shares for a period starting from the date of this prospectus and for a period of six months from the closing of this Offering, subject to limited exceptions such as (a) transactions relating to Class A ordinary shares or other securities acquired in open market transactions after the completion of this Offering; (b) transfers of lock-up securities as bona fide gifts, by will or intestacy, or to family members or trusts for the benefit of family members; (c) transfers of lock-up securities to charitable or educational institutions; (d) transfers of lock-up securities to shareholders, partners, members or other holders of equity interests of entities that are directly or indirectly controlled by the transferring shareholder; (e) in the case of a transferring shareholder that is a trust, transfers of lock-up securities to a trustee or beneficiary of such trust; provided that, in the case of transfers pursuant to clauses (b), (c) or (d), such transfers generally do not involve a disposition for value, the transferee agrees to be bound by the terms of the applicable lock-up agreement for the remainder of the lock-up period, and no public filing or announcement under the Exchange Act is required or voluntarily made; (f) the issuance or transfer of Class A ordinary shares in connection with the vesting of restricted share awards or share units or the exercise of options under the Company’s equity incentive plans or employment arrangements, including transfers effected on a cashless or net exercise basis or to satisfy tax withholding obligations, subject to certain restrictions on public filings and continued application of the lock-up restrictions to such shares; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not permit transfers of lock-up securities during the lock-up period and that no public announcement or filing is made in connection with the establishment of such plan; and (h) transfers of lock-up securities that occur by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement, subject to the transferee agreeing to be bound by the lock-up agreement for the remainder of the lock-up period and appropriate disclosure, if required, under the Exchange Act.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Class A Ordinary Shares of the Company. The initial public offering price will be determined by negotiations between us, and the underwriters. The principal factors to be considered in determining the initial public offering price include, but not limited to:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this Offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters, nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

We intend to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “UDUD.” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this Offering unless such Class A Ordinary Shares will be so listed at completion of this Offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by them is not part of the public offering prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this Offering, there has been no public market for our securities and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us, and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Ordinary Shares in this Offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying Class A Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the Class A Ordinary Shares while the Offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of Class A Ordinary Shares in excess of the number of Class A Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A Ordinary Shares over-allotted by the underwriters is not greater than the number of Class A Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Class A Ordinary Shares involved is greater than the number of Class A Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising an over-allotment option and/or purchasing Class A Ordinary Shares in the open market.

•        Syndicates covering transactions involve purchases of Class A Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Class A Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Class A Ordinary Shares through the over-allotment option. If the underwriters sell more Class A Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Ordinary Shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Selling Restrictions Outside the United States

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Class A Ordinary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries and regions.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Class A Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Class A Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Class A Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Class A Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Class A Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Class A Ordinary Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Chapter 622, Laws of Hong Kong) or the Securities and Futures Ordinance (Chapter 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Chapter 622, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571, Laws of Hong Kong) and any rules made thereunder.

Japan.    Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.    The Class A Ordinary Shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Singapore.    The Class A Ordinary Shares may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in

Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

Switzerland.    The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates.    The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.    An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Class A Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	3,336
The Nasdaq Capital Market Listing Fee	55,000
FINRA Filing Fee	2,000
Legal Fees and Expenses	490,355
Accounting Fees and Expenses	5,000
Printing Expenses	25,000
Miscellaneous Expenses	663,844
Total Expenses	1,244,535

These expenses will be borne by us.

LEGAL MATTERS

We are being represented by Norton Rose Fulbright Hong Kong with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Norton Rose Fulbright Hong Kong may rely upon David Fong & Co. and China Commercial Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. The underwriters are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The combined financial statements as of and for the years ended July 31, 2025 and 2024 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of FundCertify CPA Professional Corporation, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of FundCertify CPA Professional Corporation is 5000 Centregreen Way, Suite 500, Cary, North Carolina, 27513, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 reporting for holders of more than 10% of our Class A Ordinary Shares and short-swing profit recovery for our officers and directors and for holders of more than 10% of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at https://www.udomain.hk. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

UDYNAMICS LIMITED AND ITS SUBSIDIARY

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Interim Condensed Consolidated Balance Sheets as of January 31, 2026 and July 31, 2025	F-30
Unaudited Interim Condensed Consolidated Statements of Operations for the Six Months Ended January 31, 2026 and 2025	F-31
Unaudited Interim Condensed Consolidated Statements of Comprehensive Income for the Six Months Ended January 31, 2026 and 2025	F-32
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Six Months Ended January 31, 2026 and 2025	F-33
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended January 31, 2026 and 2025	F-34
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
UDynamics Limited

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of UDynamics Limited and its subsidiary (collectively the “Company”) as of July 31, 2025 and 2024 and the related combined statements of operations, combined statements of comprehensive income, combined statements of change in shareholders’ equity (deficit), and combined statements of cash flows for each of the years in the two-year period ended July 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ FundCertify CPA Professional Corporation

FundCertify CPA Professional Corporation
Certified Public Accountants
PCAOB ID: 7189

We have served as the Company’s auditor since 2025.
Cary, North Carolina
November 21, 2025

UDYNAMICS LIMITED AND ITS SUBSIDIARY
COMBINED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of July 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$3,807,347	$950,081
Accounts receivable, net (Note 4)	123,552	159,077
Contract assets, net (Note 9)	28,815	79,828
Prepayments, deposits and other receivables (Note 5)	48,007	39,816
Amounts due from related parties (Note 10)	—	1,907,981
Total current assets	4,007,721	3,136,783

Non-current assets
Property and equipment, net (Note 6)	209,511	272,338
Operating lease right-of-use assets, net (Note 7)	392,472	539,545
Long-term rental deposits (Note 5)	52,695	52,958
Deferred tax assets, net (Note 12)	414,442	622,635
Total non-current assets	1,069,120	1,487,476
TOTAL ASSETS	$5,076,841	$4,624,259

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other payables (Note 8)	$49,874	$69,743
Contract liabilities – current (Note 9)	2,050,108	2,028,872
Operating lease liabilities – current (Note 7)	161,654	149,479
Amounts due to related parties (Note 10)	1,315,726	1,792,083
Income tax payable (Note 12)	—	—
Total current liabilities	3,577,362	4,040,177
Non-current liabilities
Contract liabilities – non-current (Note 9)	598,206	609,405
Provision for asset retirement obligations (Note 11)	12,740	12,562
Operating lease liabilities – non-current (Note 7)	230,818	394,432
Total non-current liabilities	841,764	1,016,399
TOTAL LIABILITIES	$4,419,126	$5,056,576

Shareholders’ equity (deficit)
Class A Ordinary Shares, no par value per share; 900,000,000 Class A Ordinary Shares authorized, 15,500,000 Class A Ordinary Shares issued and outstanding as of July 31, 2025 and 2024* (Note 15)	2	2
Class B Ordinary Shares, no par value per share; 100,000,000 Class B Ordinary Shares authorized, 2,500,000 Class B Ordinary Shares issued and outstanding as of July 31, 2025 and 2024* (Note 15)	—	—
Additional paid-in capital	1,352,585	1,352,585
Subscription receivables	(2)	(2)
Accumulated other comprehensive loss	(5,704)	(58)
Accumulated deficit	(691,369)	(1,783,395)
Equity (deficit) attributable to equity holders of the Company	655,512	(430,868)
Non-controlling interests	2,203	(1,449)
Total shareholders’ equity (deficit)	657,715	(432,317)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$5,076,841	$4,624,259

Commitments and contingencies (Note 13)
Subsequent events (Note 16)

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF OPERATIONS
(Amounts in U.S. dollars, except for number of shares)

	For the years ended July 31,
	2025	2024
Revenue (Note 3)	$6,747,036	$6,024,766
Cost of revenue	(4,156,713)	(4,330,283)
Gross profit	2,590,323	1,694,483

Operating expenses
Advertising and marketing expenses	(203,397)	(199,143)
General and administrative expenses	(1,569,579)	(1,664,757)
Total operating expenses	(1,772,976)	(1,863,900)

Income (loss) from operations	817,347	(169,417)

Other income (expenses):
Interest income	4,152	14,477
Other income	483,017	352,716
Loss on disposal of property and equipment (Note 6)	(2,246)	—
Total other income, net	484,923	367,193

Income before income tax expense	1,302,270	197,776

Income tax expense (Note 12)	(206,573)	(29,126)

Net income	$1,095,697	$168,650

Net income attributable to:
Equity holders of the Company	1,092,026	168,085
Non-controlling interests	3,671	565
	$1,095,697	$168,650

Earnings per share – basic and diluted*	$0.06	$0.01

Basic and diluted weighted average number of ordinary shares outstanding*	18,000,000	18,000,000

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the years ended July 31,
	2025	2024
Net income	$1,095,697	$168,650

Other comprehensive loss
Foreign currency translation adjustment	(5,665)	(399)
Comprehensive income	$1,090,032	$168,251

Comprehensive income attributable to:
Equity holders of the Company	1,086,380	167,688
Non-controlling interests	3,652	563
	$1,090,032	$168,251

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Additional paid-in capital	Subscription receivables	Accumulated other comprehensive income (loss)	Accumulated deficit	(Deficit) equity attributable to equity holders of the Company	Non- controlling interests	Total shareholders’ (deficit) equity
	No. of shares	Amount	No. of shares	Amount
Balance, August 1, 2023	15,500,000	$2	2,500,000	$—	$1,312,373	$(2)	$339	$(1,951,480)	$(638,768)	$(85,984)	$(724,752)
Net income for the year	—	—	—	—	—	—	—	168,085	168,085	565	168,650
Foreign currency translation adjustment	—	—	—	—	—	—	(397)	—	(397)	(2)	(399)
Capital contributions	—	—	—	—	40,212	—	—	—	40,212	83,972	124,184
Balance, July 31, 2024	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(58)	$(1,783,395)	$(430,868)	$(1,449)	$(432,317)

Net income for the year	—	—	—	—	—	—	—	1,092,026	1,092,026	3,671	1,095,697
Foreign currency translation adjustment	—	—	—	—	—	—	(5,646)	—	(5,646)	(19)	(5,665)
Balance, July 31, 2025	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(5,704)	$(691,369)	$655,512	$2,203	$657,715

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the years ended July 31,
	2025	2024
Cash flows from operating activities
Net income	$1,095,697	$168,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property and equipment	133,008	340,131
Operating lease expenses	173,538	156,687
Loss on disposal of property and equipment	2,246	—
Interest accretion on provision for asset retirement obligations	243	699
Reversal of provision for current expected credit losses on accounts receivable	(492)	(1,783)
(Reversal of) provision for current expected credit losses on contract assets	(660)	208
Deferred income tax expense	206,573	29,126
Change in operating assets and liabilities:
Accounts receivable, net	36,017	134,836
Contract assets, net	51,673	(15,127)
Prepayments, deposits and other receivables	(8,191)	41,138
Accrued expenses and other payables	(19,869)	11,314
Amounts due from/to related parties	(279,105)	(1,129,838)
Contract liabilities	23,313	222,184
Operating lease liabilities	(177,913)	(155,622)
Net cash provided by (used in) operating activities	1,236,078	(197,397)

Cash flows from investing activities
Purchase of property and equipment	(77,189)	(21,279)
Advances to related parties	—	(437,681)
Repayments from related parties	1,717,070	—
Net cash provided by (used in) investing activities	1,639,881	(458,960)

Cash flows from financing activities
Capital contributions	—	124,184
Advances from related parties	902,949	1,035,980
Advances to related parties	(905,440)	—
Net cash (used in) provided by financing activities	(2,491)	1,160,164

Foreign currency translation adjustment	(16,202)	1,563

Net change in cash and cash equivalents	2,857,266	505,370

Cash and cash equivalents at the beginning of the year	950,081	444,711
Cash and cash equivalents at the end of the year	$3,807,347	$950,081

Supplemental cash flow information:
Cash received for interest income	$4,152	$14,477

Supplemental schedule of non-cash operating activities:
Re-measurement of operating lease right-of-use assets and operating lease liabilities due to lease modification	$—	$475,560

Supplemental schedule of non-cash investing activities:
Purchase of property and equipment paid by related parties	$—	$(318,719)
Proceeds from disposal of property and equipment received by related parties	$3,850	$99,302

The accompanying notes are an integral part of these combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

UDynamics Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on August 14, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 18/F, Kinox Centre, 9 Hung To Road, Kwun Tong, Kowloon, Hong Kong. It is a holding company with no business operation of its own.

The Company owns approximately 99.7% equity interest of UDomain Web Hosting Company Limited, a limited liability company established in Hong Kong on November 20, 1998.

The Company and its subsidiary (collectively, the “Group”) is a Hong Kong-based technology solutions provider which provides: (a) cloud hosting and management services; (b) information technology (“IT”) solution services; and (c) domain registration services. The Group is recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong government’s Chief Information Officer as a Government Public Cloud Services Provider. The Group has cultivated a diversified customer base of over 20,000 companies since its inception, ranging from SMEs and startups to large multinational enterprises, spanning Hong Kong, China, and the broader Asian region.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on October 17, 2025. Prior to the Reorganization, UDomain Web Hosting Company Limited, the operating subsidiary of the Company, was approximately 99.7% owned and controlled by a group of controlling shareholders (To CHEUNG, Ham CHAN, Man Yee WONG and Lai Yung CHUNG) (the “Controlling Shareholders”).

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiary in preparation for the listing of the shares, the Company becomes the holding company of UDomain Web Hosting Company Limited. To prepare for this offering, the Company underwent the Reorganization with the following steps:

Step 1 Incorporation of UDynamics Limited

UDynamics Limited was incorporated under the laws of the British Virgin Islands on August 14, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of UDynamics Limited was 100,000 ordinary shares of $1.00 par value. Upon incorporation, UDynamics Limited had 1 ordinary share in issue and held by UDiverse Limited, a limited liability company established under the laws of the British Virgin Islands on August 7, 2025 and wholly-owned and controlled by the Controlling Shareholders (29% owned by To CHEUNG, 21% owned by Ham CHAN, 29% owned by Man Yee WONG and 21% owned by Lai Yung CHUNG), at a consideration of $1.00.

Step 2 Transfer the shares by the Controlling Shareholders

On October 17, 2025, the Controlling Shareholders transferred all of their ordinary shares in UDomain Web Hosting Company Limited to the Company. Consequently, the Company became the holding company of UDomain Web Hosting Company Limited on the same date.

Following the Reorganization, the Company owned approximately 99.7% of UDomain Web Hosting Company Limited and the Company was wholly-owned by UDiverse Limited and UDiverse Limited was wholly-owned by the Controlling Shareholders, which were the same ultimate controlling shareholders of UDomain Web Hosting Company Limited prior to the Reorganization.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The Company and its subsidiary resulting from Reorganization have always been under the common control of the same controlling shareholders before and after the Reorganization. The combination of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Step 3 Share restructuring

On October 17, 2025, the Company effectuated a removal of the par value of each share. After the removal of the par value of each share, the authorized share capital of the Company was 100,000 ordinary shares of no par value (the “Ordinary Shares”). Immediately after the removal of the par value of each share on October 17, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 100,000 Ordinary Shares to 1,000,000,000 Ordinary Shares, with 10,000 Ordinary Shares issued and outstanding issued to UDiverse Limited. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on October 17, 2025, the Company issued and allotted 17,990,000 Ordinary Shares to UDiverse Limited at a consideration of $1.00. As a result, 18,000,000 Ordinary Shares issued and outstanding were issued to UDiverse Limited post-share allotment. Immediately after the share allotment on October 17, 2025, the Company effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 Ordinary Shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 class A ordinary shares of no par value (the “Class A Ordinary Shares”); and (ii) 100,000,000 class B ordinary shares of no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding were issued to UDiverse Limited post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to thirty votes per Class B Ordinary Share.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

The accompanying combined financial statements reflect the activities of UDynamics Limited and the following subsidiary:

Subsidiary	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
UDomain Web Hosting Company Limited	November 20, 1998	Hong Kong	Approximately 99.7%	Provision of (a) cloud hosting and management services; (b) information technology (“IT”) solution services; and (c) domain registration services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined financial statements include the results of UDomain Web Hosting Company Limited (the “subsidiary”) and UDynamics Limited (the “Company”), which was incorporated on August 14, 2025, subsequent to the fiscal year ended July 31, 2025. These financial statements are presented on a combined basis in accordance with Rule 210.3(c) of Regulation S X, to reflect the operations of the combined group. Although the Company was incorporated after the reporting period, it is the controlling shareholder of the Subsidiary, and the combined presentation provides a meaningful depiction of the financial position, results of operations, and cash flows of the group as if it had existed during the entire period. All principles of inclusion and exclusion have been consistently applied to ensure a fair and transparent presentation.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Basis of Presentation and Combination

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The combined financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

Use of estimates and assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to the useful lives of property and equipment, discount rates used in calculation of operating lease right-of-use assets and operating lease liabilities, allowance for current expected credit loss and allowance for deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the combined financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiary in Hong Kong is Hong Kong Dollars (“HK$”). The Group’s combined financial statements are reported using the US$. The combined statements of operations and the combined statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the combined balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the combined balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss included in combined statements of changes in shareholders’ equity (deficit). Gains and losses from foreign currency transactions are included in the Group’s combined statements of operations.

The following table outlines the currency exchange rates that were used in preparing the combined financial statements:

	For the years ended July 31,
	2025		2024
Year-end spot rate	US$	1 = HK$7.849	US$	1 = HK$7.810
Average rate	US$	1 = HK$7.793	US$	1 = HK$7.819

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, contract assets, net, amounts due from (to) related parties, deposits and other receivables and accrued expenses and other payables approximate the fair value of the respective assets and liabilities as of July 31, 2025 and 2024 due to their short-term nature or market rates of interest.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of July 31, 2025 and 2024.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life
Furniture and fixture	4 years
Computer equipment	2 years
Motor vehicles	3 years
Car parks	43 years
Leasehold improvements	Over the lease terms

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the combined statements of operations. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount to $64,020 (HK$500,000) and has been raised to approximately $101,924 (HK$800,000) from October 1, 2024 per depositor per Scheme member, including both principal and interest. Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit losses (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the years ended July 31, 2025 and 2024, the Group recorded the reversal of provision for CECL for accounts receivable of $492 and $1,783, respectively were included in general and administrative expenses in the combined statements of operations.

Prepayments, deposits and other receivables

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Group considers the prepayments to be impaired if the realizability of these amounts become doubtful. As of July 31, 2025 and 2024, there was nil allowance recorded as the Group considers all of the prepayments recoverable. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment.

Deposits primarily include rental deposits, utility deposits and other deposits. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination.

Deposits and other receivables are subject to the measurement of CECL within the scope of ASC Topic 326.

Long-term rental deposits

Long-term rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposits will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of July 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of and during the years ended July 31, 2025 and 2024. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments if any that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

For operating leases with a term of one year or less, the Group has elected not to recognize operating lease right-of-use assets and operating lease liabilities on its combined balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its combined statements of operations and cash flows. The Group has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Asset retirement obligations

Pursuant to ASC 410, Asset Retirement and Environmental Obligations, an asset retirement obligation (“ARO”), is recorded when there is a legal obligation associated with the retirement of a tangible long-lived asset and the fair value of the liability can reasonably be estimated. Upon initial recognition, AROs are recorded as a liability at their estimated present value, with an offsetting increase to the carrying amount of the long-lived asset. Over time, the liabilities are

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

accreted for the change in their present value through charges to general and administrative expenses. If the fair value of the estimated ARO changes, an adjustment is recorded to both the ARO and the asset retirement cost. Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs, and changes in the estimated timing of settling ARO liabilities.

The total ARO consists of liabilities for decommissioning and restoration of office premises to be performed in the future. Fair value of the AROs is determined using third-party estimates of the total restoration costs, adjusted for inflation. These values are discounted to present value using the Group’s credit adjusted risk-free rate of the related rental facility and are recorded in “Provision for asset retirement obligations” under non-current portion in the combined balance sheets. Periodic accretion of the discount on the ARO is recorded in general and administrative expenses for office premises. If ARO is settled for an amount other than the recorded amount, a gain or loss is recognized.

Contract assets

Projects with performance obligations recognized over time that have revenue recognized for services performed to date in excess of cumulative billings are reported on combined balance sheets as “Contract assets.” Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

For the year ended July 31, 2025, the Group recorded the reversal of provision for CECL for contract assets of $660 was included in general and administrative expenses in the combined statements of operations. For the year ended July 31, 2024, the Group recorded the provision for CECL for contract assets of $208 was included in general and administrative expenses in the combined statements of operations.

Contract liabilities

Contract liabilities primarily include advances received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

Remaining performance obligations

Remaining performance obligations (“RPO”) represent the aggregate amount of the transaction price, net of estimated variable consideration, allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Variable consideration consists of potential reductions to the transaction price in the future related to estimates of future potential credits to customers under availability of service agreements and amounts that may not be recognized to revenue due to delivery delays. The Group’s estimate of such variable consideration is based on both historical experience and the specific facts and circumstances of the committed contracts included in the Group’s RPO. RPO includes both billed and unbilled consideration from the Group’s committed contracts.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group is a Hong Kong-based technology solutions provider specializing in the provision of three main streams of services, namely (i) Cloud hosting and management services; (ii) IT solution services; and (iii) domain registration services.

The Group’s principal revenue stream includes:

1.      Cloud hosting and management services

The Group provides cloud hosting and management services to the customers, which encompasses both shared web hosting and dedicated cloud solutions, including multi-cloud architecture and managed cloud services, over a pre-determined period of time in return for the cloud hosting and management service fees. The typical length of the service can range from one to three years, depending on the customers’ requirements.

The Group enters a distinct contract with its customers for the provision of cloud hosting and management services. The transaction price is typically fixed, which is determined by storage capacity, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the cloud hosting and management service income upon the delivery of the cloud hosting and management services, whereby the Group provides a managed and designed server platform for customers to host their online operations. Therefore, the Group concludes that only one performance obligation is identified for the cloud hosting and management services. Cloud hosting and management services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Cloud hosting and management service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides. The Group uses the output method to recognize the cloud hosting and management service income for the services performed on a daily basis based on an agreed fixed fee and duration, as the value to the customers of the goods or services transferred to date (e.g. the number of days of the services performed for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the cloud hosting and management services on a daily basis when it satisfies its performance obligations that it renders cloud hosting and management services throughout the contract terms. Typical payment terms require the customers to pay the entire contract amount within 30 days from the invoice date upon confirmation of the contract.

2.      IT solution services

The Group provides IT solution services to the customers, including providing technology-driven offerings to support secure, scalable, and innovative digital environments for customers, including: (a) cybersecurity services, which provides managed security services, penetration testing, vulnerability assessment, and advanced threat detection; and (b) applications developments, which delivers custom website, mobile, enterprise, and blockchain applications development. The IT solutions services can be categorized into two types: (a) project type of services; and (b) monthly retainer type of services, including the provision of website maintenance services and IT staff secondment services over a pre-determined period of time, with the typical length of such services generally not exceeding one year.

The Group enters a distinct contract with its customers for the provision of IT solution services. The scope of work under IT solution services is distinct and is identified as a single performance obligation. The contract consideration is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of project type of IT solution services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery of the IT solution products or reports to the customers). The Group usually requires a certain portion of prepayment and settlement of the remaining portions by stages as stated in the contracts.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The monthly retainer type of IT solution services is performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Such monthly retainer type of IT service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides. The Group uses the output method to recognize such service income for the services performed on a daily basis based on an agreed fixed fee and duration, as the value to the customers of the goods or services transferred to date (e.g. the number of days of the services performed for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. The transaction price is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the monthly retainer type of IT solution services on a daily basis when it satisfies its performance obligations that it renders such services throughout the contract terms. Typical payment terms require the customers to pay within 30 days from the invoice date upon the confirmation of the contract.

3.      Domain registration services

The Group provides domain registration services to the customers, including the registration across a wide range of top-level domains, including .com, .net, .org, .us, .hk, and .com.hk, to support a wide range of global and regional domain extensions.

The Group enters a distinct contract with its customers for the provision of domain registration services upon the receipt of entire contract payment from the customers. The scope of work under domain registration services is distinct and is identified as a single performance obligation. The transaction price is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of domain registration services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery of the registration confirmations to the customers).

For the project type of IT solution services and domain registration services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such IT solutions services and domain registration services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of services are recognized at a point in time when the service/goods is completed or delivered.

Cost of revenue

The Group’s cost of revenue is primarily comprised of the business service fees in respect of provision of technical solutions and support services, hardware material cost, rental of rack, bandwidth and related equipment, domain registration cost, employee compensation and benefits expenses for the operational staff. These costs are expenses as incurred.

Advertising Costs

The Group expenses advertising costs as incurred and were included as part of advertising and marketing expenses. During the years ended July 31, 2025 and 2024, the Group recorded advertising costs of $203,397 and $199,143, respectively, for marketing and promotional services including branding development to promote brand image and awareness.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $191 (HK$1,500) of the employee’s monthly income over $3,822 (HK$30,000).

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest income

Interest income is mainly generated from savings and received from banks on a monthly basis.

Government Subsidies

Government subsidies primarily relate to non-recurring entitlements granted by the Hong Kong government under the SME export marketing fund to provide financial support to non-listed companies for export-related promotion activities, such as trade exhibitions, online marketing and website development. The Group recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized and included in other income totaled $46,162 and $6,775 for the years ended July 31, 2025 and 2024, respectively, in the statements of operations.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended July 31, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive loss consists of foreign currency translation adjustment resulting from the Group translating its combined financial statements from functional currency into reporting currency.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Group adopted this ASU from August 1, 2024, which did not have a material impact on the Group’s combined financial statements.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its combined financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the combined financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted.

The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the combined financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the combined balance sheets, statements of operations, statements of comprehensive income and statements of cash flows.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the combined financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who review the operating results by the revenue of different products or services when making decisions about allocating resources and assessing the performance of the segment. Based on management’s assessment, the Group has determined that it has only one operating segment. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong for the years ended July 31, 2025 and 2024.

The significant expenses reviewed by the CODM are combined cost of revenue and operating expenses, as presented in the combined statements of operations. Combined cost of revenue and operating expenses include business service fees, hardware material cost, rental of rack, bandwidth and related equipment, domain registration cost, employee compensation and benefits expenses, legal and professional fees, depreciation of property and equipment, which are disclosed in Note 6, “Property and Equipment, net,” operating lease expenses, which are disclosed in Note 7, “Lease,” current expected credit losses on accounts receivable, which are disclosed in Note 4, “Accounts receivable, net,” current expected credit losses on contract assets, which are disclosed in Note 9, “Contract assets/(liabilities),” advertising and marketing expenses and other general and administrative expenses. Other segment items consist of interest income, other income and loss on disposal of property and equipment, as presented in the combined statements of operations.

The CODM does not utilize combined balance sheet information when evaluating performance or allocating resources.

The following table disaggregates the revenue for the years ended July 31, 2025 and 2024 are as follows:

	For the years ended July 31,
	2025	2024
Revenue by service line
Cloud hosting and management services	$5,145,251	$4,748,404
IT solution services	1,303,949	972,970
Domain registration services	297,836	303,392
	$6,747,036	$6,024,766
	For the years ended July 31,
	2025	2024
Revenue by recognition method
Revenue recognized at a point in time
– IT solution services	$993,330	$897,606
– Domain registration services	297,836	303,392
	1,291,166	1,200,998
Revenue recognized over time
– Cloud hosting and management services	$5,145,251	$4,748,404
– IT solution services	310,619	75,364
	5,455,870	4,823,768
	$6,747,036	$6,024,766

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE (cont.)

The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at July 31, 2025 and 2024 and the expected timing of recognizing revenue are as follows:

	As of July 31,
Revenue expected to be recognized:	2025	2024
Within 1 year	$2,066,390	$2,095,026
Over 1 year but within 2 years	374,851	390,496
Over 2 years but within 3 years	129,462	128,226
Over 3 years	93,893	90,683
Total	$2,664,596	$2,704,431

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of July 31,
	2025	2024
Accounts receivable	$125,097	$161,121
Less: Allowance for CECL	(1,545)	(2,044)
Accounts receivable, net	$123,552	$159,077

The movement of the allowance for CECL was as follows:

	For the years ended July 31,
	2025	2024
Balance at the beginning of the year	$2,044	$3,824
Reversal of provision for CECL	(492)	(1,783)
Exchange alignment	(7)	3
Balance at the end of the year	$1,545	$2,044

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for CECL, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The credit terms to clients are generally within 30 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for CECL, based on the invoice date is as follows:

	As of July 31,
	2025	2024
Within 30 days	$60,103	$51,307
31 – 90 days	13,133	69,596
91 – 180 days	38,609	8,939
Over 180 days	11,707	29,235
Balance at end of the year	$123,552	$159,077

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

5. PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments, deposits and other receivables consisted of the following:

	As of July 31,
	2025	2024
Prepayments	$35,130	$27,299
Rental and other deposits	62,147	63,792
Other receivables	3,425	1,683
	100,702	92,774
Less: amount classified as non-current assets	(52,695)	(52,958)
Amount classified as current assets	$48,007	$39,816

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of July 31,
	2025	2024
At cost:
Furniture and fixture	$30,627	$30,780
Computer equipment	1,781,272	2,292,036
Motor vehicles	330,666	294,801
Car parks	71,000	71,354
Leasehold improvements	454,822	457,094
Less: accumulated depreciation	(2,458,876)	(2,873,727)
Net book value	$209,511	$272,338

Depreciation expenses recognized for the years ended July 31, 2025 and 2024 were $133,008 and $340,131, respectively and included in “general and administrative expenses” and loss on disposal of property and equipment for the years ended July 31, 2025 and 2024 were $2,246 and nil, respectively and included in “total other income, net” on the combined statements of operations. No impairment losses were recognized for the years ended July 31, 2025 and 2024.

7. OPERATING LEASES

The Group entered into one operating lease for use of office in Hong Kong with lease term of 3 years. The Group does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. The Group has separately accounted for lease and non-lease components based on their nature. Payments under the Group’s lease arrangement are fixed. During the year ended July 31, 2024, there was an addition of operating lease right-of-use assets and lease liabilities $475,560 from lease modification to the existing lease contract. During the year ended July 31, 2025, there was no addition of operating lease right-of-use assets. During the years ended July 31, 2025 and 2024, operating lease expenses amounted to $173,538 and $156,687, respectively, and the cash outflows for operating lease liabilities was amounted to $177,913 and $155,622, respectively.

The Group’s operating lease right-of-use assets and operating lease liabilities recognized in the combined balance sheets consisted of the following:

	As of July 31,
	2025	2024
Operating lease right-of-use assets	$392,472	$539,545

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

7. OPERATING LEASES (cont.)

	As of July 31,
	2025	2024
Operating lease liabilities:
Current operating lease obligations	$161,654	$149,479
Non-current operating lease obligations	230,818	394,432
Total	$392,472	$543,911
	As of July 31,
	2025	2024
Operating leases:
Weighted average remaining lease term (years)	2.33	3.33
Weighted average discount rate	5.88%	5.80%

The maturity analysis of the Group’s operating lease obligations as of July 31, 2025 was as follows:

Operating leases
Year ending July 31, 2026	$180,405
Year ending July 31, 2027	180,405
Year ending July 31, 2028	60,136
Future minimum operating lease payment	420,946
Less: imputed interest	(28,474)
Operating lease liabilities recognized in the combined balance sheet	$392,472

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of July 31,
	2025	2024
Accrued employee benefits expenses	$13,551	$14,135
Other payables	36,323	55,608
Total	$49,874	$69,743

9. CONTRACT ASSETS/(LIABILITIES)

Timing of revenue recognition may differ from the timing of invoicing the customers. Invoice billing is typically upon the confirmation of the contract or based on the stages of billing as stated in the contracts. Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Group’s combined balance sheets as “contract assets.” Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets, net, consisted of the following:

	As of July 31,
	2025	2024
Contract assets	29,185	80,858
Less: Allowance for CECL	(370)	(1,030)
Total contract assets, net	28,815	79,828
Less: contract assets, net, current	(28,815)	(79,828)
Contract assets, net, non-current	$—	$—

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

9. CONTRACT ASSETS/(LIABILITIES) (cont.)

The movement of the allowance for CECL was as follows:

	For the years ended July 31,
	2025	2024
Balance at the beginning of the year	$1,030	$821
(Reversal of) provision for CECL	(660)	208
Exchange alignment	—	1
Balance at the end of the year	$370	$1,030

Contract liabilities consisted of the following:

	As of July 31,
	2025	2024
Billings in advance of performance obligation under contracts	$2,648,314	$2,638,277
Total contract liabilities	2,648,314	2,638,277
Less: contract liabilities, current	(2,050,108)	(2,028,872)
Contract liabilities, non-current	$598,206	$609,405

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

The movement in contract liabilities is as follows:

	For the years ended, July 31,
	2025	2024
Balance at beginning of the year	$2,638,277	$2,413,057
Decrease in contract liabilities as a result of recognizing revenue during the year which was included in the contract liabilities at the beginning of the year	(2,089,558)	(1,882,789)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	2,112,871	2,104,973
Exchange alignment	(13,276)	3,036
Balance at end of the year	$2,648,314	$2,638,277

10. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

a.      To CHEUNG, a director of UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

b.      Ham CHAN, a director of the Company and UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

c.      Man Yee WONG, a director of the Company and UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

10. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

d.      Lai Yung CHUNG, a director of UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

e.      New Sky Internet Limited, controlled by To CHEUNG

f.       Web Host Limited, controlled by To CHEUNG

g.      UD Growth Limited, controlled by To CHEUNG

h.      UDomain Internet Company Limited, controlled by To CHEUNG

Related party balances

Amounts due from related parties

	As of July 31,
	2025	2024
Man Yee WONG	$—	$19,318
Lai Yung CHUNG	—	58,484
UD Growth Limited	—	190,911
UDomain Internet Company Limited	—	1,639,268
	$—	$1,907,981

The amounts due from Ms. Man Yee, WONG, Ms. Lai Yung, CHUNG, and UD Growth Limited represented the fund advances to them for the payment of the Group’s operating expenses on behalf of the Group. The amount due from UDomain Internet Company Limited represented the fund advances to it for its operational purpose. The amounts due from related parties were unsecured, non-interest bearing and repayable on demand.

Amounts due to related parties

	As of July 31,
	2025	2024
To CHEUNG	$371,193	$1,135,600
Ham CHAN	44,093	15,259
Man Yee WONG	870,265	—
New Sky Internet Limited	19,813	160,846
Web Host Limited	10,142	480,378
UD Growth Limited	220	—
	$1,315,726	$1,792,083

The amounts due to related parties represented the payable for the Group’s operating expenses paid on behalf of the Group. The amounts due to related parties were unsecured, non-interest bearing and repayable on demand. The amounts due to related parties of $1,119,926 were settled in October 2025.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

10. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party transactions

The related party transactions for the years ended July 31, 2025 and 2024 were:

		For the years ended July 31,
Name	Nature	2025	2024
Ham CHAN	Proceeds on disposal of property and equipment	$3,850	$—
	Employee compensation and benefits expenses	(81,868)	(79,038)
To CHEUNG	Proceeds on disposal of property and equipment	—	99,302
Man Yee WONG	Employee compensation and benefits expenses	(156,294)	(155,774)
New Sky Internet Limited	Revenue from provision of cloud hosting and management services	892	889
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	107,789	130,451
	Purchase of property and equipment	(1,297)	(3,489)
	Business service fees paid#	(52,126)	(45,961)
	Rental of rack#	(165,071)	(209,704)
Web Host Limited	Revenue from provision of cloud hosting and management services	$211,632	$209,033
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	274,092	184,167
	Purchase of hardware material#	(385)	—
	Business service fees paid#	(411,138)	(352,986)
UD Growth Limited	Business service fees paid#	$(38,496)	$(30,694)

____________

*        Such management fee income was included in “other income” in the combined statements of operations.

#        Such rental of rack, purchase of hardware material and business service fees were included in “cost of revenue” in the combined statements of operations.

11. PROVISION FOR ASSET RETIREMENT OBLIGATIONS

The movement in the provision for asset retirement obligations is as follows:

	For the years ended, July 31,
	2025	2024
Balance at beginning of the year	$12,562	$11,848
Interest accretion	243	699
Exchange alignment	(65)	15
Balance at end of the year	$12,740	$12,562

During the years ended July 31, 2025 and 2024, the interest accretion of $243 and $699, respectively were included in general and administrative expenses in the combined statements of operations.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

12. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $254,810 (HK$2,000,000), and 16.5% on any part of assessable profits generated approximately $254,810 (HK$2,000,000).

Income tax expense consisted of the following components:

	For the years ended July 31,
	2025	2024
Hong Kong:
Current tax	$—	$—
Deferred tax	206,573	29,126
Total	$206,573	$29,126

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the years ended July 31, 2025 and 2024:

	For the years ended July 31,
	2025	2024
Income before income taxes	$1,302,270	$197,776
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at statutory tax rate	214,875	32,633
Reconciling items:
Tax effect on non-taxable income*	(8,302)	(3,507)
Income tax expense	$206,573	$29,126

____________

*        Income that is not taxable mainly consisted of the bank interest income and government subsidies, which are non-taxable under Hong Kong income tax law.

The Group measures deferred tax assets and liabilities based on the difference between the combined financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax asset and liability are as follows as of July 31, 2025 and 2024:

	As of July 31,
	2025	2024
Deferred tax assets:
Net operating loss carry-forward	$375,154	$588,890
Property and equipment	38,972	32,518
Operating lease	—	720
Provision for CECL	316	507
Total deferred tax assets	$414,442	$622,635

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

12. INCOME TAXES (cont.)

As of July 31, 2025 and 2024, the Group had net operating loss carry-forward of $2,273,662 and $3,569,028 (approximately HK$17,845,973 and HK$27,874,111), respectively, from UDomain Web Hosting Company Limited, which was operating at losses prior to the year ended July 31, 2024. These losses can offset future taxable income and can be carried forward indefinitely. As of July 31, 2025 and 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was probable that UDomain Web Hosting Company Limited will be able to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, none of the valuation allowance was recorded against the gross deferred tax asset balance as of July 31, 2025 and 2024. For the year ended July 31, 2025, net operating loss carry-forward of $1,286,814 (approximately HK$10,028,138) has been utilized to offset taxable income for the year with corresponding income tax expense of $212,324 (approximately HK$1,654,643) derived. For the year ended July 31, 2024, net operating loss carry-forward of $266,594 (approximately HK$2,084,501) has been utilized to offset taxable income for the year with corresponding income tax expense of $43,988 (approximately HK$343,943) derived.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of July 31, 2025 and 2024, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur any interest and penalties related to potential underpaid income taxes for the years ended July 31, 2025 and 2024. The Group also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from July 31, 2025.

13. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

The Group had no other material commitments, contingent liabilities, or guarantees as of July 31, 2025 and 2024 and for the years ended July 31, 2025 and 2024, respectively.

14. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, accounts receivable and contract assets.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at each bank for a maximum amount of $64,020 (HK$500,000) and has been raised to approximately $101,924 (HK$800,000) from October 1, 2024, including both principal and interest. Otherwise, these balances are not covered by insurance. As of July 31, 2025 and 2024, the Group had bank balance of $3,807,347 and $950,081 which was maintained at Deposit Protection Scheme banks in Hong Kong, and of $3,587,504 and $790,505 which was subject to credit risk, respectively. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

14. RISKS AND UNCERTAINTIES (cont.)

For the credit risk related to accounts receivable and contract assets, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies and contract assets. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates is not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

For the years ended July 31, 2025 and 2024, all of the Group’s assets were located in Hong Kong and all of the Group’s revenue were derived from its subsidiary located in Hong Kong. The Group has a concentration of its accounts receivable with specific customers and its purchases with specific suppliers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

For the years ended July 31, 2025 and 2024, no customers accounted for over 10% of the Group’s total revenue.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

14. RISKS AND UNCERTAINTIES (cont.)

For the years ended July 31, 2025 and 2024, no suppliers accounted for over 10% of the Group’s total cost of revenue.

Details of the accounts receivable accounting for 10% or more of total accounts receivable, net are as follows:

	As of July 31,
	2025		2024
		%		%
Customer A	$25,015	20.2%	$30,166	19.0%
Customer B	18,484	15.0%	16,166	10.2%
Customer C	17,107	13.8%	*	* %
Customer D	—	—%	24,018	15.1%
	$60,606	49.0%	$70,350	44.3%

____________

*        less than 10% of total accounts receivable, net

15. SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on August 14, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the authorized share capital of the Company was 100,000 ordinary shares of $1.00 par value and the Company has 1 ordinary share in issue and held by UDiverse Limited.

On October 17, 2025, the Company effectuated a removal of the par value of each share. After the removal of the par value of each share, the authorized share capital of the Company was 100,000 ordinary shares of no par value (the “Ordinary Shares”). Immediately after the removal of the par value of each share on October 17, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 100,000 Ordinary Shares to 1,000,000,000 Ordinary Shares, with 10,000 Ordinary Shares issued and outstanding issued to UDiverse Limited. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on October 17, 2025, the Company issued and allotted 17,990,000 Ordinary Shares to UDiverse Limited at a consideration of $1.00. As a result, 18,000,000 Ordinary Shares issued and outstanding were issued to UDiverse Limited post-share allotment. Immediately after the share allotment on October 17, 2025, the Company effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 Ordinary Shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 class A ordinary shares of no par value (the “Class A Ordinary Shares”); and (ii) 100,000,000 class B ordinary shares of no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding were issued to UDiverse Limited post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to thirty votes per Class B Ordinary Share.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

16. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after July 31, 2025 up through the date these combined financial statements were available to be issued. Other than the events disclosed elsewhere in the combined financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s combined financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
ASSETS
Current assets
Cash and cash equivalents	$2,901,340	$3,807,347
Accounts receivable, net (Note 4)	189,776	123,552
Contract assets, net (Note 9)	16,975	28,815
Prepayments, deposits and other receivables (Note 5)	51,865	48,007
Total current assets	3,159,956	4,007,721

Non-current assets
Property and equipment, net (Note 6)	168,286	209,511
Operating lease right-of-use assets, net (Note 7)	314,955	392,472
Long-term rental deposits (Note 5)	53,053	52,695
Deferred offering costs	502,769	—
Deferred tax assets, net (Note 12)	279,315	414,442
Total non-current assets	1,318,378	1,069,120
TOTAL ASSETS	$4,478,334	$5,076,841

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses and other payables (Note 8)	$195,248	$49,874
Contract liabilities – current (Note 9)	2,275,593	2,050,108
Operating lease liabilities – current (Note 7)	167,593	161,654
Amounts due to related parties (Note 10)	10,118	1,315,726
Total current liabilities	2,648,552	3,577,362
Non-current liabilities
Contract liabilities – non-current (Note 9)	582,715	598,206
Provision for asset retirement obligations (Note 11)	12,827	12,740
Operating lease liabilities – non-current (Note 7)	147,363	230,818
Total non-current liabilities	742,905	841,764
TOTAL LIABILITIES	$3,391,457	$4,419,126

Shareholders’ equity
Class A Ordinary Shares, no par value per share; 900,000,000 Class A Ordinary Shares authorized, 15,500,000 Class A Ordinary Shares issued and outstanding as of January 31, 2026 and July 31, 2025* (Note 15)	2	2
Class B Ordinary Shares, no par value per share; 100,000,000 Class B Ordinary Shares authorized, 2,500,000 Class B Ordinary Shares issued and outstanding as of January 31, 2026 and July 31, 2025* (Note 15)	—	—
Additional paid-in capital	1,352,585	1,352,585
Subscription receivables	(2)	(2)
Accumulated other comprehensive loss	(1,791)	(5,704)
Accumulated deficit	(268,481)	(691,369)
Equity attributable to equity holders of the Company	1,082,313	655,512
Non-controlling interests	4,564	2,203
Total shareholders’ equity	1,086,877	657,715
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,478,334	$5,076,841

Commitments and contingencies (Note 13)
Subsequent events (Note 16)

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Revenue (Note 3)	$3,414,333	$3,272,375
Cost of revenue	(1,919,460)	(2,045,945)
Gross profit	1,494,873	1,226,430

Operating expenses
Advertising and marketing expenses	(38,268)	(95,797)
General and administrative expenses	(1,081,703)	(819,408)
Total operating expenses	(1,119,971)	(915,205)

Income from operations	374,902	311,225

Other income (expenses):
Interest income	2,241	3,460
Other income	186,131	224,444
Gain/(loss) on disposal of property and equipment (Note 6)	13	(2,248)
Total other income, net	188,385	225,656

Income before income tax expense	563,287	536,881

Income tax expense (Note 12)	(138,051)	(88,015)
Net income	$425,236	$448,866

Net income attributable to:
Equity holders of the Company	422,888	447,362
Non-controlling interests	2,348	1,504
	$425,236	$448,866

Earnings per share – basic and diluted*	$0.02	$0.02

Basic and diluted weighted average number of ordinary shares outstanding*	18,000,000	18,000,000

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Net income	$425,236	$448,866

Other comprehensive loss
Foreign currency translation adjustment	3,926	(1,510)
Comprehensive income	$429,162	$447,356

Comprehensive income attributable to:
Equity holders of the Company	426,801	445,857
Non-controlling interests	2,361	1,499
	$429,162	$447,356

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Additional paid-in capital	Subscription receivables	Accumulated other comprehensive loss	Accumulated deficit	(Deficit) equity attributable to equity holders of the Company	Non- controlling interests	Total shareholders’ (deficit) equity
	No. of shares	Amount	No. of shares	Amount
Balance, July 31, 2024 (Audited)	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(58)	$(1,783,395)	$(430,868)	$(1,449)	$(432,317)
Net income for the period	—	—	—	—	—	—	—	447,362	447,362	1,504	448,866
Foreign currency translation adjustment	—	—	—	—	—	—	(1,505)	—	(1,505)	(5)	(1,510)
Balance, January 31, 2025 (Unaudited)	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(1,563)	$(1,336,033)	$14,989	$50	$15,039
	Class A Ordinary Shares*		Class B Ordinary Shares*		Additional paid-in capital	Subscription receivables	Accumulated other comprehensive loss	Accumulated deficit	Equity attributable to equity holders of the Company	Non- controlling interests	Total shareholders’ equity
	No. of shares	Amount	No. of shares	Amount
Balance, July 31, 2025 (Audited)	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(5,704)	$(691,369)	$655,512	$2,203	$657,715
Net income for the period	—	—	—	—	—	—	—	422,888	422,888	2,348	425,236
Foreign currency translation adjustment	—	—	—	—	—	—	3,913	—	3,913	13	3,926
Balance, January 31, 2026 (Unaudited)	15,500,000	$2	2,500,000	$—	$1,352,585	$(2)	$(1,791)	$(268,481)	$1,082,313	$4,564	$1,086,877

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Cash flows from operating activities
Net income	$425,236	$448,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property and equipment	54,690	77,365
Operating lease expenses	90,886	82,793
(Gain)/loss on disposal of property and equipment	(13)	2,248
Interest accretion on provision for asset retirement obligations	—	243
Provision for current expected credit losses on accounts receivable	16,925	299
(Reversal of) provision for current expected credit losses on contract assets	(198)	727
Deferred income tax expense	138,051	88,015
Change in operating assets and liabilities:
Accounts receivable, net	(83,149)	(31,859)
Contract assets, net	12,038	(61,870)
Prepayments, deposits and other receivables	(3,858)	(12,933)
Accrued expenses and other payables	145,374	21,059
Contract liabilities	209,994	76,996
Operating lease liabilities	(90,886)	(87,174)
Net cash provided by operating activities	915,090	604,775

Cash flows from investing activities
Purchase of property and equipment	(12,008)	(68,721)
Proceeds from disposal of property and equipment	13	—
Net cash used in investing activities	(11,995)	(68,721)

Cash flows from financing activities
Payment of deferred offering costs	(502,769)	—
Advance from related parties	—	26,963
Repayments to related parties	(1,305,608)	(671,702)
Net cash used in financing activities	(1,808,377)	(644,739)

Foreign currency translation adjustment	(725)	(4,523)

Net change in cash and cash equivalents	(906,007)	(113,208)

Cash and cash equivalents at the beginning of the period	3,807,347	950,081
Cash and cash equivalents at the end of the period	$2,901,340	$836,873

Supplemental cash flow information:
Cash received for interest income	$2,241	$3,460

Supplemental schedule of non-cash investing activities:
Proceeds from disposal of property and equipment received by related parties	$—	$3,855

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

UDynamics Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on August 14, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 18/F, Kinox Centre, 9 Hung To Road, Kwun Tong, Kowloon, Hong Kong. It is a holding company with no business operation of its own.

The Company owns approximately 99.7% equity interest of UDomain Web Hosting Company Limited, a limited liability company established in Hong Kong on November 20, 1998.

The Company and its subsidiary (collectively, the “Group”) is a Hong Kong-based technology solutions provider which provides: (a) cloud hosting and management servicells; (b) information technology (“IT”) solution services; and (c) domain registration services. The Group is recognized as a pioneer in the Hong Kong technology sector, the first web hosting company recognized by the Hong Kong government’s Chief Information Officer as a Government Public Cloud Services Provider. The Group has cultivated a diversified customer base of over 20,000 companies since its inception, ranging from SMEs and startups to large multinational enterprises, spanning Hong Kong, China, and the broader Asian region.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on October 17, 2025. Prior to the Reorganization, UDomain Web Hosting Company Limited, the operating subsidiary of the Company, was approximately 99.7% owned and controlled by a group of controlling shareholders (To CHEUNG, Ham CHAN, Man Yee WONG and Lai Yung CHUNG) (the “Controlling Shareholders”).

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiary in preparation for the listing of the shares, the Company becomes the holding company of UDomain Web Hosting Company Limited. To prepare for this offering, the Company underwent the Reorganization with the following steps:

Step 1 Incorporation of UDynamics Limited

UDynamics Limited was incorporated under the laws of the British Virgin Islands on August 14, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of UDynamics Limited was 100,000 ordinary shares of $1.00 par value. Upon incorporation, UDynamics Limited had 1 ordinary share in issue and held by UDiverse Limited, a limited liability company established under the laws of the British Virgin Islands on August 7, 2025 and wholly-owned and controlled by the Controlling Shareholders (29% owned by To CHEUNG, 21% owned by Ham CHAN, 29% owned by Man Yee WONG and 21% owned by Lai Yung CHUNG), at a consideration of $1.00.

Step 2 Transfer the shares by the Controlling Shareholders

On October 17, 2025, the Controlling Shareholders transferred all of their ordinary shares in UDomain Web Hosting Company Limited to the Company. Consequently, the Company became the holding company of UDomain Web Hosting Company Limited on the same date.

Following the Reorganization, the Company owned approximately 99.7% of UDomain Web Hosting Company Limited and the Company was wholly-owned by UDiverse Limited and UDiverse Limited was wholly-owned by the Controlling Shareholders, which were the same ultimate controlling shareholders of UDomain Web Hosting Company Limited prior to the Reorganization.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The Company and its subsidiary resulting from Reorganization have always been under the common control of the same controlling shareholders before and after the Reorganization. The combination of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Step 3 Share restructuring

On October 17, 2025, the Company effectuated a removal of the par value of each share. After the removal of the par value of each share, the authorized share capital of the Company was 100,000 ordinary shares of no par value (the “Ordinary Shares”). Immediately after the removal of the par value of each share on October 17, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 100,000 Ordinary Shares to 1,000,000,000 Ordinary Shares, with 10,000 Ordinary Shares issued and outstanding issued to UDiverse Limited. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on October 17, 2025, the Company issued and allotted 17,990,000 Ordinary Shares to UDiverse Limited at a consideration of $1.00. As a result, 18,000,000 Ordinary Shares issued and outstanding were issued to UDiverse Limited post-share allotment. Immediately after the share allotment on October 17, 2025, the Company effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 Ordinary Shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 class A ordinary shares of no par value (the “Class A Ordinary Shares”); and (ii) 100,000,000 class B ordinary shares of no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding were issued to UDiverse Limited post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to thirty votes per Class B Ordinary Share.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of UDynamics Limited and the following subsidiary:

Subsidiary	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
UDomain Web Hosting Company Limited	November 20, 1998	Hong Kong	Approximately 99.7%	Provision of (a) cloud hosting and management services; (b) information technology (“IT”) solution services; and (c) domain registration services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Combination

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to the useful lives of property and equipment, discount rates used in calculation of operating lease right-of-use assets and operating lease liabilities, allowance for current expected credit loss and allowance for deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiary in Hong Kong is Hong Kong Dollars (“HK$”). The Group’s unaudited interim condensed consolidated financial statements are reported using the US$. The unaudited interim condensed consolidated statements of operations and the unaudited interim condensed consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the unaudited interim condensed consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited interim condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited interim condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss included in unaudited interim condensed consolidated statements of changes in shareholders’ equity (deficit). Gains and losses from foreign currency transactions are included in the Group’s unaudited interim condensed consolidated statements of operations.

The following table outlines the currency exchange rates that were used in preparing the unaudited interim condensed consolidated financial statements:

	For the six months ended January 31,
	2026		2025
Year-end spot rate	US$	1 = HK$7.796	US$	1 = HK$7.785
Average rate	US$	1 = HK$7.790	US$	1 = HK$7.783
	For the years ended July 31,
	2025		2024
Year-end spot rate	US$	1 = HK$7.849	US$	1 = HK$7.810
Average rate	US$	1 = HK$7.793	US$	1 = HK$7.819

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, contract assets, net, amounts due from (to) related parties, deposits and other receivables and accrued expenses and other payables approximate the fair value of the respective assets and liabilities as of January 31, 2026 and July 31, 2025 due to their short-term nature or market rates of interest.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of January 31, 2026 and July 31, 2025.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life
Furniture and fixture	4 years
Computer equipment	2 years
Motor vehicles	3 years
Car parks	43 years
Leasehold improvements	Over the lease terms

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount to $64,135 (HK$500,000) and has been raised to approximately $102,617 (HK$800,000) from October 1, 2024 per depositor per Scheme member, including both principal and interest. Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit losses (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the six months ended January 31, 2026 and 2025, the Group recorded the provision for CECL for accounts receivable of $16,925 and $299, respectively were included in general and administrative expenses in the unaudited interim condensed consolidated statements of operations.

Prepayments, deposits and other receivables

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Group considers the prepayments to be impaired if the realizability of these amounts become doubtful. As of January 31, 2026 and July 31, 2025, there was nil allowance recorded as the Group considers all of the prepayments recoverable. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment.

Deposits primarily include rental deposits, utility deposits and other deposits. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination.

Deposits and other receivables are subject to the measurement of CECL within the scope of ASC Topic 326.

Long-term rental deposits

Long-term rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposits will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Deferred offering costs

The Group capitalizes certain legal and other third-party fees that are directly associated with in-process equity financing as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity as a reduction of share capital generated as a result of the offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. Offering costs, including legal, accounting, and filing fees related to the initial public offering (“IPO”), were deferred and were offset against the offering proceeds upon the completion of the IPO. Upon completion of the IPO, the deferred offering costs were reclassified to share capital. As of January 31, 2026 and July 31, 2025, deferred offering costs of $502,769 and nil were capitalized, respectively.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of January 31, 2026 and July 31, 2025, no impairment of long-lived assets was recognized.

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of January 31, 2026 and July 31, 2025 and during the six months ended January 31, 2026 and 2025. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments if any that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

For operating leases with a term of one year or less, the Group has elected not to recognize operating lease right-of-use assets and operating lease liabilities on its unaudited interim condensed consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its unaudited interim condensed consolidated statements of operations and cash flows. The Group has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Asset retirement obligations

Pursuant to ASC 410, Asset Retirement and Environmental Obligations, an asset retirement obligation (“ARO”), is recorded when there is a legal obligation associated with the retirement of a tangible long-lived asset and the fair value of the liability can reasonably be estimated. Upon initial recognition, AROs are recorded as a liability at their estimated present value, with an offsetting increase to the carrying amount of the long-lived asset. Over time, the liabilities are accreted for the change in their present value through charges to general and administrative expenses. If the fair value of the estimated ARO changes, an adjustment is recorded to both the ARO and the asset retirement cost. Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs, and changes in the estimated timing of settling ARO liabilities.

The total ARO consists of liabilities for decommissioning and restoration of office premises to be performed in the future. Fair value of the AROs is determined using third-party estimates of the total restoration costs, adjusted for inflation. These values are discounted to present value using the Group’s credit adjusted risk-free rate of the related rental facility and are recorded in “Provision for asset retirement obligations” under non-current portion in the unaudited interim condensed consolidated balance sheets. Periodic accretion of the discount on the ARO is recorded in general and administrative expenses for office premises. If ARO is settled for an amount other than the recorded amount, a gain or loss is recognized.

Contract assets

Projects with performance obligations recognized over time that have revenue recognized for services performed to date in excess of cumulative billings are reported on unaudited interim condensed consolidated balance sheets as “Contract assets.” Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

For the six months ended January 31, 2026, the Group recorded the reversal of provision for CECL for contract assets of $198 was included in general and administrative expenses in the unaudited interim condensed consolidated statements of operations. For the six months ended January 31, 2025, the Group recorded the provision for CECL for contract assets of $727 was included in general and administrative expenses in the unaudited interim condensed consolidated statements of operations.

Contract liabilities

Contract liabilities primarily include advances received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

Remaining performance obligations

Remaining performance obligations (“RPO”) represent the aggregate amount of the transaction price, net of estimated variable consideration, allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Variable consideration consists of potential reductions to the transaction price in the future related to estimates of future potential credits to customers under availability of service agreements and amounts that may not be recognized to revenue due to delivery delays. The Group’s estimate of such variable consideration is based on both historical experience and the specific facts and circumstances of the committed contracts included in the Group’s RPO. RPO includes both billed and unbilled consideration from the Group’s committed contracts.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

The Group is a Hong Kong-based technology solutions provider specializing in the provision of three main streams of services, namely (i) Cloud hosting and management services; (ii) IT solution services; and (iii) domain registration services.

The Group’s principal revenue stream includes:

1.      Cloud hosting and management services

The Group provides cloud hosting and management services to the customers, which encompasses both shared web hosting and dedicated cloud solutions, including multi-cloud architecture and managed cloud services, over a pre-determined period of time in return for the cloud hosting and management service fees. The typical length of the service can range from one to three years, depending on the customers’ requirements.

The Group enters a distinct contract with its customers for the provision of cloud hosting and management services. The transaction price is typically fixed, which is determined by storage capacity, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the cloud hosting and management service income upon the delivery of the cloud hosting and management services, whereby the Group provides a managed and designed server platform for customers to host their online operations. Therefore, the Group concludes that only one performance obligation is identified for the cloud hosting and management services. Cloud hosting and management services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Cloud hosting and management service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides. The Group uses the output method to recognize the cloud hosting and management service income for the services performed on a daily basis based on an agreed fixed fee and duration, as the value to the customers of the goods or services transferred to date (e.g. the number of days of the services performed for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the cloud hosting and management services on a daily basis when it satisfies its performance obligations that it renders cloud hosting and management services throughout the contract terms. Typical payment terms require the customers to pay the entire contract amount within 30 days from the invoice date upon confirmation of the contract.

2.      IT solution services

The Group provides IT solution services to the customers, including providing technology-driven offerings to support secure, scalable, and innovative digital environments for customers, including: (a) cybersecurity services, which provides managed security services, penetration testing, vulnerability assessment, and advanced threat detection; and (b) applications developments, which delivers custom website, mobile, enterprise, and blockchain applications development. The IT solutions services can be categorized into two types: (a) project type of services; and (b) monthly retainer type of services, including the provision of website maintenance services and IT staff secondment services over a pre-determined period of time, with the typical length of such services generally not exceeding one year.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group enters a distinct contract with its customers for the provision of IT solution services. The scope of work under IT solution services is distinct and is identified as a single performance obligation. The contract consideration is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of project type of IT solution services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery of the IT solution products or reports to the customers). The Group usually requires a certain portion of prepayment and settlement of the remaining portions by stages as stated in the contracts.

The monthly retainer type of IT solution services is performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Such monthly retainer type of IT service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides. The Group uses the output method to recognize such service income for the services performed on a daily basis based on an agreed fixed fee and duration, as the value to the customers of the goods or services transferred to date (e.g. the number of days of the services performed for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. The transaction price is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the monthly retainer type of IT solution services on a daily basis when it satisfies its performance obligations that it renders such services throughout the contract terms. Typical payment terms require the customers to pay within 30 days from the invoice date upon the confirmation of the contract.

3.      Domain registration services

The Group provides domain registration services to the customers, including the registration across a wide range of top-level domains, including .com, .net, .org, .us, .hk, and .com.hk, to support a wide range of global and regional domain extensions.

The Group enters a distinct contract with its customers for the provision of domain registration services upon the receipt of entire contract payment from the customers. The scope of work under domain registration services is distinct and is identified as a single performance obligation. The transaction price is fixed and there is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of domain registration services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery of the registration confirmations to the customers).

For the project type of IT solution services and domain registration services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such IT solutions services and domain registration services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of services are recognized at a point in time when the service/goods is completed or delivered.

Cost of revenue

The Group’s cost of revenue is primarily comprised of the business service fees in respect of provision of technical solutions and support services, hardware material cost, rental of rack, bandwidth and related equipment, domain registration cost, employee compensation and benefits expenses for the operational staff. These costs are expenses as incurred.

Advertising Costs

The Group expenses advertising costs as incurred and were included as part of advertising and marketing expenses. During the six months ended January 31, 2026 and 2025, the Group recorded advertising costs of $38,268 and $95,797, respectively, for marketing and promotional services including branding development to promote brand image and awareness.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,848 (HK$30,000).

Interest income

Interest income is mainly generated from savings and received from banks on a monthly basis.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended January 31, 2026 and 2025, there were no dilutive shares and hence no dilutive EPS.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive loss consists of foreign currency translation adjustment resulting from the Group translating its unaudited interim condensed consolidated financial statements from functional currency into reporting currency.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group adopted this ASU from August 1, 2025, which did not have a material impact on the Group’s unaudited interim condensed consolidated financial statements.

Recent accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the unaudited interim condensed consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted.

The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the unaudited interim condensed consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations, statements of comprehensive income and statements of cash flows.

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the unaudited interim condensed consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who review the operating results by the revenue of different

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE (cont.)

products or services when making decisions about allocating resources and assessing the performance of the segment. Based on management’s assessment, the Group has determined that it has only one operating segment. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong for the six months ended January 31, 2026 and 2025.

The significant expenses reviewed by the CODM are combined cost of revenue and operating expenses, as presented in the unaudited interim condensed consolidated statements of operations. Combined cost of revenue and operating expenses include business service fees, hardware material cost, rental of rack, bandwidth and related equipment, domain registration cost, employee compensation and benefits expenses, legal and professional fees, depreciation of property and equipment, which are disclosed in Note 6, “Property and Equipment, net,” operating lease expenses, which are disclosed in Note 7, “Operating Leases,” current expected credit losses on accounts receivable, which are disclosed in Note 4, “Accounts receivable, net,” current expected credit losses on contract assets, which are disclosed in Note 9, “Contract assets/(liabilities),” advertising and marketing expenses and other general and administrative expenses. Other segment items consist of interest income, other income and loss on disposal of property and equipment, as presented in the unaudited interim condensed consolidated statements of operations.

The CODM does not utilize unaudited interim condensed consolidated balance sheet information when evaluating performance or allocating resources.

The following table disaggregates the revenue for the six months ended January 31, 2026 and 2025 are as follows:

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Revenue by service line
Cloud hosting and management services	$2,515,353	$2,433,638
IT solution services	759,011	699,943
Domain registration services	139,969	138,794
	$3,414,333	$3,272,375
	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Revenue by recognition method
Revenue recognized at a point in time
– IT solution services	$584,808	$640,130
– Domain registration services	139,969	138,794
	724,777	778,924
Revenue recognized over time
– Cloud hosting and management services	$2,515,353	$2,433,638
– IT solution services	174,203	59,813
	2,689,556	2,493,451
	$3,414,333	$3,272,375

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE (cont.)

The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at January 31, 2026 and July 31, 2025 and the expected timing of recognizing revenue are as follows:

	As of
Revenue expected to be recognized:	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Within 1 year	$2,216,204	$2,066,390
Over 1 year but within 2 years	359,643	374,851
Over 2 years but within 3 years	129,304	129,462
Over 3 years	153,157	93,893
Total	$2,858,308	$2,664,596

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Accounts receivable	$191,689	$125,097
Less: Allowance for CECL	(1,913)	(1,545)
Accounts receivable, net	$189,776	$123,552

The movement of the allowance for CECL was as follows:

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Balance at the beginning of the period	$1,545	$2,044
Provision for CECL	16,925	299
Write-off	(16,568)	—
Exchange alignment	11	6
Balance at the end of the period	$1,913	$2,349

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for CECL, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

4. ACCOUNTS RECEIVABLE, NET (cont.)

The credit terms to clients are generally within 30 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for CECL, based on the invoice date is as follows:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Within 30 days	$89,284	$60,103
31 – 90 days	89,503	13,133
91 – 180 days	10,989	38,609
Over 180 days	—	11,707
Balance at end of the year	$189,776	$123,552

5. PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments, deposits and other receivables consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Prepayments	$41,791	$35,130
Rental and other deposits	62,531	62,147
Other receivables	596	3,425
	104,918	100,702
Less: amount classified as non-current assets	(53,053)	(52,695)
Amount classified as current assets	$51,865	$48,007

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
At cost:
Furniture and fixture	$30,537	$30,627
Computer equipment	1,546,751	1,781,272
Motor vehicles	231,528	330,666
Car parks	71,482	71,000
Leasehold improvements	457,914	454,822
Less: accumulated depreciation	(2,169,926)	(2,458,876)
Net book value	$168,286	$209,511

Depreciation expenses recognized for the six months ended January 31, 2026 and 2025 were $54,690 and $77,365, respectively and included in “general and administrative expenses” and gain/(loss) on disposal of property and equipment for the six months ended January 31, 2026 and 2025 were $13 and $(2,248), respectively and included in “total other income, net” on the unaudited interim condensed consolidated statements of operations. No impairment losses were recognized for the six months ended January 31, 2026 and 2025.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

7. OPERATING LEASES

The Group entered into one operating lease for use of office in Hong Kong with lease term of 3 years. The Group does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. The Group has separately accounted for lease and non-lease components based on their nature. Payments under the Group’s lease arrangement are fixed. During the six months ended January 31, 2026 and 2025, there was no addition of operating lease right-of-use assets. During the six months ended January 31, 2026 and 2025, operating lease expenses amounted to $90,886 and $82,793, respectively, and the cash outflows for operating lease liabilities was amounted to $90,886 and $87,174, respectively.

The Group’s operating lease right-of-use assets and operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheets consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Operating lease right-of-use assets	$314,955	$392,472
	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Operating lease liabilities:
Current operating lease obligations	$167,593	$161,654
Non-current operating lease obligations	147,363	230,818
Total	$314,956	$392,472
	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Operating leases:
Weighted average remaining lease term (years)	1.83	2.33
Weighted average discount rate	5.88%	5.88%

The maturity analysis of the Group’s operating lease obligations as of January 31, 2026 was as follows:

Operating leases
Period ending January 31, 2027	$181,632
Period ending January 31, 2028	151,360
Future minimum operating lease payment	332,992
Less: imputed interest	(18,036)
Operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheet	$314,956

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Accrued employee benefits expenses	$13,288	$13,551
Other payables	181,960	36,323
Total	$195,248	$49,874

9. CONTRACT ASSETS/(LIABILITIES)

Timing of revenue recognition may differ from the timing of invoicing the customers. Invoice billing is typically upon the confirmation of the contract or based on the stages of billing as stated in the contracts. Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Group’s unaudited interim condensed consolidated balance sheets as “contract assets.” Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets, net, consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Contract assets	17,149	29,185
Less: Allowance for CECL	(174)	(370)
Total contract assets, net	16,975	28,815
Less: contract assets, net, current	(16,975)	(28,815)
Contract assets, net, non-current	$—	$—

The movement of the allowance for CECL was as follows:

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Balance at the beginning of the period	$370	$1,030
(Reversal of) provision for CECL	(198)	727
Exchange alignment	2	4
Balance at the end of the period	$174	$1,761

Contract liabilities consisted of the following:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Billings in advance of performance obligation under contracts	$2,858,308	$2,648,314
Total contract liabilities	2,858,308	2,648,314
Less: contract liabilities, current	(2,275,593)	(2,050,108)
Contract liabilities, non-current	$582,715	$598,206

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

9. CONTRACT ASSETS/(LIABILITIES) (cont.)

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

The movement in contract liabilities is as follows:

	For the six months ended, January 31,
	2026 (Unaudited)	2025 (Unaudited)
Balance at beginning of the period	$2,648,314	$2,638,277
Decrease in contract liabilities as a result of recognizing revenue during the period which was included in the contract liabilities at the beginning of the period	(1,340,744)	(1,129,552)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	1,535,917	1,231,948
Exchange alignment	14,821	(25,400)
Balance at end of the period	$2,858,308	$2,715,273

10. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

a.      To CHEUNG, a director of UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

b.      Ham CHAN, a director of the Company and UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

c.      Man Yee WONG, a director of the Company and UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

d.      Lai Yung CHUNG, a director of UDomain Web Hosting Company Limited and a shareholder of UDiverse Limited

e.      New Sky Internet Limited, controlled by To CHEUNG

f.       Web Host Limited, controlled by To CHEUNG

g.      UD Growth Limited, controlled by To CHEUNG

h.      UDomain Internet Company Limited, controlled by To CHEUNG

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

10. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party balances

Amounts due to related parties

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
To CHEUNG	$—	$371,193
Ham CHAN	—	44,093
Man Yee WONG	—	870,265
New Sky Internet Limited	7,676	19,813
Web Host Limited	2,442	10,142
UD Growth Limited	—	220
	$10,118	$1,315,726

The amounts due to related parties represented the payable for the Group’s operating expenses paid on behalf of the Group. The amounts due to related parties were unsecured, non-interest bearing and repayable on demand. The amounts due to related parties of $10,118 were settled in February 2026.

Related party transactions

The related party transactions for the six months ended January 31, 2026 and 2025 were:

		For the six months ended January 31,
Name	Nature	2026 (Unaudited)	2025 (Unaudited)
Ham CHAN	Proceeds on disposal of property and equipment	$—	$3,855
	Employee compensation and benefits expenses	(46,213)	(38,546)
Man Yee WONG	Employee compensation and benefits expenses	(77,022)	(77,091)
New Sky Internet Limited	Revenue from provision of cloud hosting and management services	1,770	308
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	36,970	53,964
	Purchase of property and equipment	—	(1,299)
	Business service fees paid#	(29,923)	(12,907)
	Rental of rack#	(72,287)	(83,059)
Web Host Limited	Revenue from provision of cloud hosting and management services	$108,008	$104,250
	Management fee income for the provision of manpower, shared administrative expenses and office supplies*	137,099	137,222
	Purchase of hardware material#	—	(385)
	Business service fees paid#	(205,648)	(205,833)

____________

*        Such management fee income was included in “other income” in the unaudited interim condensed consolidated statements of operations.

#        Such rental of rack, purchase of hardware material and business service fees were included in “cost of revenue” in the unaudited interim condensed consolidated statements of operations.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

11. PROVISION FOR ASSET RETIREMENT OBLIGATIONS

The movement in the provision for asset retirement obligations is as follows:

	For the six months ended, January 31,
	2026 (Unaudited)	2025 (Unaudited)
Balance at beginning of the year	$12,740	$12,562
Interest accretion	—	243
Exchange alignment	87	40
Balance at end of the year	$12,827	$12,845

During the six months ended January 31, 2026 and 2025, the interest accretion of nil and $243, respectively were included in general and administrative expenses in the unaudited interim condensed consolidated statements of operations.

12. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,542 (HK$2,000,000), and 16.5% on any part of assessable profits generated approximately $256,542 (HK$2,000,000).

Income tax expense consisted of the following components:

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Hong Kong:
Current tax	$—	$—
Deferred tax	138,051	88,015
Total	$138,051	$88,015

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

12. INCOME TAXES (cont.)

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the six months ended January 31, 2026 and 2025:

	For the six months ended January 31,
	2026 (Unaudited)	2025 (Unaudited)
Income before income taxes	$563,287	$536,881
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at statutory tax rate	92,942	88,585
Reconciling items:
Tax effect of non-deductible expenditure	45,480	—
Tax effect on non-taxable income*	(371)	(570)
Income tax expense	$138,051	$88,015

____________

*        Income that is not taxable mainly consisted of the bank interest income and government subsidies, which are non-taxable under Hong Kong income tax law.

The Group measures deferred tax assets and liabilities based on the difference between the unaudited interim condensed consolidated financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax asset and liability are as follows as of January 31, 2026 and July 31, 2025:

	As of
	January 31, 2026 (Unaudited)	July 31, 2025 (Audited)
Deferred tax assets:
Net operating loss carry-forward	$233,425	$375,154
Property and equipment	45,546	38,972
Provision for CECL	344	316
Total deferred tax assets	$279,315	$414,442

As of January 31, 2026 and July 31, 2025, the Group had net operating loss carry-forward of $1,414,697 and $2,273,662 (approximately HK$11,028,976 and HK$17,845,973), respectively, from UDomain Web Hosting Company Limited, which was operating at losses prior to the year ended July 31, 2025. These losses can offset future taxable income and can be carried forward indefinitely. As of January 31, 2026 and July 31, 2025, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was probable that UDomain Web Hosting Company Limited will be able to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, none of the valuation allowance was recorded against the gross deferred tax asset balance as of January 31, 2026 and July 31, 2025. For the six months ended January 31, 2026, net operating loss carry-forward of $875,096 (approximately HK$6,816,997) has been utilized to offset taxable income for the period with corresponding income tax expense of $144,391 (approximately HK$1,124,805) derived. For the six months ended January 31, 2025, net operating loss carry-forward of $575,528 (approximately HK$4,479,333) has been utilized to offset taxable income for the period with corresponding income tax expense of $94,962 (approximately HK$739,090) derived.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of January 31, 2026 and July 31, 2025, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur any interest and penalties related to potential underpaid income taxes for the six months ended January 31, 2026 and 2025. The Group also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from January 31, 2026.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

13. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

The Group had no other material commitments, contingent liabilities, or guarantees as of January 31, 2026 and July 31, 2025 and for the six months ended January 31, 2026 and 2025, respectively.

14. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, accounts receivable and contract assets.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at each bank for a maximum amount of $64,135 (HK$500,000) and has been raised to approximately $102,617 (HK$800,000) from October 1, 2024, including both principal and interest. Otherwise, these balances are not covered by insurance. As of January 31, 2026 and July 31, 2025, the Group had bank balance of $2,901,340 and $3,807,347 which was maintained at Deposit Protection Scheme banks in Hong Kong, and of $2,663,264 and $3,587,504 which was subject to credit risk, respectively. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable and contract assets, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the roll-rate methodology to estimate the credit losses on accounts receivable in respect of non-payment agencies and the probability of default methodology to estimate the credit losses on accounts receivable in respect of payment agencies and contract assets. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates is not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

14. RISKS AND UNCERTAINTIES (cont.)

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

For the six months ended January 31, 2026 and 2025, all of the Group’s assets were located in Hong Kong and all of the Group’s revenue were derived from its subsidiary located in Hong Kong. The Group has a concentration of its accounts receivable with specific customers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

For the six months ended January 31, 2026 and 2025, no customers accounted for over 10% of the Group’s total revenue.

For the six months ended January 31, 2026 and 2025, no suppliers accounted for over 10% of the Group’s total cost of revenue.

Details of the accounts receivable accounting for 10% or more of total accounts receivable, net are as follows:

	As of
	January 31, 2026 (Unaudited)		July 31, 2025 (Audited)
		%		%
Customer A	$50,373	26.5%	$25,015	20.2%
Customer B	—	—%	18,484	15.0%
Customer C	—	—%	17,107	13.8%
Customer D	69,542	36.6%	—	—%
	$119,915	63.1%	$60,606	49.0%

UDYNAMICS LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

15. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on August 14, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the authorized share capital of the Company was 100,000 ordinary shares of $1.00 par value and the Company has 1 ordinary share in issue and held by UDiverse Limited.

On October 17, 2025, the Company effectuated a removal of the par value of each share. After the removal of the par value of each share, the authorized share capital of the Company was 100,000 ordinary shares of no par value (the “Ordinary Shares”). Immediately after the removal of the par value of each share on October 17, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 100,000 Ordinary Shares to 1,000,000,000 Ordinary Shares, with 10,000 Ordinary Shares issued and outstanding issued to UDiverse Limited. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on October 17, 2025, the Company issued and allotted 17,990,000 Ordinary Shares to UDiverse Limited at a consideration of $1.00. As a result, 18,000,000 Ordinary Shares issued and outstanding were issued to UDiverse Limited post-share allotment. Immediately after the share allotment on October 17, 2025, the Company effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 Ordinary Shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 class A ordinary shares of no par value (the “Class A Ordinary Shares”); and (ii) 100,000,000 class B ordinary shares of no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding were issued to UDiverse Limited post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to thirty votes per Class B Ordinary Share.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

16. SUBSEQUENT EVENT

On May 8, 2026, the Group partnered with a third party to incorporate a new entity, Axonix Fintech Limited, and contributed HK$1,900,000 (equivalent to approximately $243,715) in cash for its equity interest while the third party contributed HK$8,100,000 (equivalent to approximately $1,038,994). The Company determined that it does not hold a controlling financial interest and lacks the ability to exercise significant influence over the operating and financial policies of the new entity; consequently, the investment will be accounted for as an equity investment under ASC 321. This transaction represents a nonrecognized subsequent event under ASC 855 that has no impact on the Company’s financial position, results of operations, or cash flows for the period then ended.

The Group evaluated all events and transactions that occurred after January 31, 2026 up through the date these unaudited interim condensed consolidated financial statements were available to be issued. Other than the events disclosed elsewhere in the unaudited interim condensed consolidated financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

5,600,000 Class A Ordinary Shares

UDynamics Limited

_________________________

PROSPECTUS

_________________________

          , 2026

Through and including           , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers)

BVI law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that, to the extent permitted by law, we will indemnify, hold harmless and exonerate against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of our Company; or (ii) is or was, at the request of our Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

UDynamics was incorporated as a BVI business company with limited liability on August 14, 2025 under the laws of the BVI. On the date of its incorporation, UDynamics was authorized to issue a maximum of 100,000 ordinary shares in a single class each with a par value of $1.00. UDynamics issued one ordinary share to its sole shareholder, UDiverse, at the consideration of $1.00.

On October 17, 2025, UDynamics effectuated a removal of the par value of each ordinary share such that it was authorized to issue a maximum of 100,000 ordinary shares of a single class with no par value. Immediately after the removal of the par value of each ordinary share on October 17, 2025, UDynamics effectuated an increase in the maximum number of authorized ordinary shares from 100,000 ordinary shares to 1,000,000,000 ordinary shares, with 10,000 ordinary shares issued and outstanding issued to UDiverse. Immediately after the increase in the maximum number of authorized ordinary shares of UDynamics on October 17, 2025, UDynamics further issued 17,990,000 ordinary shares to its sole shareholder, UDiverse, at the consideration of $1.00. As a result, 18,000,000 ordinary shares issued and outstanding were issued to UDiverse post-share allotment. Immediately after the share allotment on October 17, 2025, UDynamics effectuated a redesignation and reclassification of the maximum number of authorized ordinary shares from 1,000,000,000 ordinary shares of a single class into 1,000,000,000 Ordinary Shares divided into (i) 900,000,000 Class A Ordinary Shares without par value, each having one vote per share; and (ii) 100,000,000 Class B Ordinary Shares without par value, each having thirty votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 ordinary shares held by UDiverse were redesignated into 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares in aggregate.

On October 24, 2025, UDiverse transferred an aggregate of 6,000,000 Class A Ordinary Shares of the Company to eight shareholders, for an aggregate consideration of $150,000, each holding 750,000 Class A Ordinary Shares or 4.84% of the total issued Class A Ordinary Shares, as of the date of this prospectus.

As of the date of this prospectus, UDynamics is authorized to issue 900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, with 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding.

We believe that each of the issuances and transfers was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules

(a)     Exhibits

Exhibit No	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association
5.1	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered and certain BVI tax matters
8.1	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1*	Form of Employment Agreement between the registrant and executive officers.
10.2*	Form of Independent Director Offer Letter
14.1*	Code of Ethics and Business Conduct
14.2*	Insider Trading Policy
14.3*	Executive Compensation Recovery Policy
21.1*	List of Subsidiary of the registrant
23.1	Consent of FundCertify CPA Professional Corporation
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of David Fong & Co.
23.4*	Consent of China Commercial Law Firm
24.1*	Power of Attorney (included on page II-3 of the original filing of this registration statement on Form F-1)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating Committee Charter
99.4*	Consent of Wai Kong Poon, independent director nominee
99.5	Consent of Chun Kit Yu, independent director nominee
99.6*	Consent of Sabrina Fong, independent director nominee
99.7	Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

____________

*        Previously filed.

**      To be filed via amendment.

Item 9. Undertakings

The undersigned registrant hereby undertakes that:

(a)     for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on August 21, 2026.

UDynamics Limited
By:	/s/ Man Yee WONG
Man Yee WONG
Chair of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Man Yee WONG	Chair of the Board and Chief Executive Officer	August 21, 2026
Man Yee WONG	(Principal Executive Officer)
*	Director	August 21, 2026
Ham CHAN
*	Chief Financial Officer	August 21, 2026
To CHEUNG	(Principal Financial and Accounting Officer)
*By:	/s/ Man Yee WONG
	Name:	Man Yee WONG
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of UDynamics Limited, has signed this registration statement or amendment thereto in New York, NY on August 21, 2026.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

II-4